Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-104076
Prospectus Supplement to Prospectus dated July 11, 2003.

$500,000,000

Nextel Communications, Inc.

6.875% Senior Serial Redeemable Notes due 2013

        We will pay interest on the notes on April 30 and October 31 of each year. The first such payment will be made on April 30, 2004. The notes will be issued only in denominations of $1,000 and integral multiples of $1,000. We will receive $500,000,000, or 100%, of the gross proceeds from the sale of the notes.

      See “Risk Factors” on page S-8 of this prospectus supplement and on page 3 of the accompanying prospectus to read about certain factors that you should consider before buying the notes.

      Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Offering Price: 100%

      The offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from October 21, 2003 and must be paid by the purchasers if the notes are delivered after October 21, 2003.

      The underwriters expect to deliver the notes through the facilities of The Depository Trust Company against payment in New York, New York on October 21, 2003.

Goldman, Sachs & Co.	JPMorgan

Bear, Stearns & Co. Inc.

Banc of America Securities LLC

Credit Suisse First Boston

Lehman Brothers

Morgan Stanley

UBS Investment Bank

Wachovia Securities
Blaylock & Partners, L.P.

Citigroup

Guzman & Company

Legg Mason Wood Walker

Incorporated

Raymond James

Scotia Capital

SG Cowen

The Williams Capital Group, L.P.

Prospectus Supplement dated October 16, 2003.

      You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. If any information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the prospectus supplement. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any state where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or the documents incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since these dates.

      This prospectus supplement incorporates important business and financial information about us that is not included in or delivered with this prospectus supplement or the accompanying prospectus. You may obtain documents that we have filed or in the future will file with the Securities and Exchange Commission that are incorporated by reference into this prospectus supplement and accompanying prospectus from the Securities and Exchange Commission or by written or oral request to us. Requests for those documents should be directed to Nextel Communications, Inc., 2001 Edmund Halley Drive, Reston, Virginia 20191, Attention: Investor Relations, telephone (703) 433-4300. See “Where You Can Find More Information.”

i

PROSPECTUS SUPPLEMENT SUMMARY

      This summary highlights basic information about us and the notes offered by this prospectus supplement, but does not contain all information important to you. You should read the more detailed information, consolidated financial statements and the related notes appearing elsewhere and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Our Company

      We are a leading provider of wireless communications services in the United States. Our service offerings include digital wireless service; Nextel Direct Connect®, our nationwide digital walkie-talkie service; and wireless data, including email, text messaging and Nextel Online® services, which provide wireless access to the Internet, an organization’s internal databases and other applications. Our all-digital packet data network is based on Motorola, Inc.’s integrated Digital Enhanced Network, or iDEN®, wireless technology.

      “Nextel®,” “Nextel Direct Connect,®” “Direct Connect™” and “Nextel Online®” are trademarks or service marks of Nextel. “Motorola®” and “iDEN®” are trademarks or service marks of Motorola, Inc. Our principal executive and administrative facility is located at 2001 Edmund Halley Drive, Reston, Virginia 20191, and our telephone number is (703) 433-4000.

Business Strategy

      Our business strategy is to provide differentiated products and services in order to acquire and retain the most valuable customers in the wireless telecommunications industry. We also seek to aggressively drive greater operating efficiencies in our business and optimize the performance of our network while minimizing costs. The elements of our business strategy are to:

      Provide differentiated products and services. We seek to provide the most advanced suite of differentiated products and services in the wireless industry. Our customers are uniquely equipped with Nextel Direct Connect, so they can instantly make digital two-way calls to one, 10 or even up to 100 other Nextel customers.

      Nationwide Direct Connect became fully available in July 2003. As a result, our customers are able to use the Direct Connect feature to instantly connect with anyone on our national network, regardless of the sender’s or receiver’s location. We further differentiate our suite of services through our nationwide, all-packet data network, which enables our customers to send and receive wireless email and communicate through sophisticated business applications using Nextel wireless phones, in addition to laptop computers and handheld computing devices.

      Acquire and retain the most valuable customers in the wireless industry. Our unique and differentiated product base allows us to market our advanced wireless services to small, medium and large businesses, in addition to government agencies, other organizations and high value generating individuals. As compared to other national wireless companies in the United States, our intense focus on these customer groups has resulted in our gaining what we believe is the most valuable customer base, with the highest customer loyalty rate, the highest monthly average revenue per customer and the highest lifetime revenue per customer.

      Aggressively seek greater operating efficiencies. We are always seeking new ways to create operating efficiencies in our business. In 2002, we completed the outsourcing of much of our customer care operations in order to operate more efficiently, while providing more effective customer care. We also outsourced much of the management of our corporate data center, database administration, help desk and other technical functions in a further effort to reduce costs. In 2002, we continued to scale our customer convenient distribution channels: web sales, telesales and our Nextel stores. We expect that the cost of acquiring new customers will decrease as we continue to scale these distribution channels over time.

      Optimize the performance of our nationwide network at a minimum cost. We have built the largest guaranteed all digital wireless network in the United States, which has been designed and constructed to support the full complement of our wireless services. In 2002, we implemented enhanced processes and advancements that allow us to more efficiently utilize our network, which allowed us to reduce the number of additional transmitter and receiver sites built and accordingly reduce our capital expenditures. We have continued to seek to improve and upgrade our network by building additional sites where necessary, and also, more importantly, by implementing advanced technology solutions such as an updated software platform that we believe will allow us to further improve our network capacity and performance while minimizing our costs.

      We are currently testing a significant technology upgrade to our existing network which will nearly double our capacity for wireless interconnect calls. Motorola has developed new voice coder software, which we refer to as the “6:1 voice coder” since it allows six cellular calls to be conducted concurrently over a single radio channel. We expect the improvements to our voice capacity for wireless interconnect calls will be realized once 6:1 capable handsets are available and our customers acquire those handsets. The expected delivery of the 6:1 voice coder has already allowed us to leverage our investment in our existing infrastructure by limiting the number of new sites we must build to meet capacity as we grow our customer base. However, Motorola may not deliver these improvements within our anticipated timeframe, if at all, or they may not provide the advantages that we expect. In that case, we could face additional costs.

Recent Developments

      On September 18, 2003, we announced that we will redeem the entire outstanding aggregate principal amount of our 9.75% Senior Serial Redeemable Discount Notes due 2007 at a redemption price equal to 102.4375% of the principal amount thereof payable from our available cash on hand. Based on the $497 million aggregate principal amount of those notes outstanding as of September 30, 2003, the redemption price will be about $509 million. The redemption date has been set for October 31, 2003.

      On September 18, 2003, we also announced that we will redeem the entire outstanding aggregate principal amount of our 12% Senior Serial Redeemable Notes due 2008 at a redemption price equal to 106% of the principal amount thereof payable from our available cash on hand. Based on the $271 million aggregate principal amount of those notes outstanding as of September 30, 2003, the redemption price will be about $287 million. The redemption date has been set for November 1, 2003.

      On September 24, 2003, we announced that we will redeem $500 million in principal amount of our 9.95% Senior Serial Redeemable Notes due 2008 at a redemption price equal to 104.975% of the principal amount thereof payable from our available cash on hand. An aggregate of about $999 million in principal amount of these notes was outstanding as of September 30, 2003. The redemption date has been set for October 24, 2003. On October 16, 2003, we announced that we plan to redeem the remaining $499 million in principal amount of these notes during the fourth quarter of 2003 payable from our available cash on hand. Based on the $999 million aggregate principal amount of those notes outstanding as of September 30, 2003, the aggregate redemption price will be about $1,049 million.

      On October 16, 2003 we announced that we plan to redeem the entire outstanding aggregate principal amount of our 4.75% Convertible Senior Notes due 2007 at a redemption price equal to 102.036% of the principal amount thereof payable from our available cash on hand. Based on the $284 million in aggregate principal amount of those notes outstanding as of September 30, 2003, the redemption price will be about $290 million.

      On October 16, 2003, we also announced that income available to common stockholders for the third quarter of 2003 was $346 million, or $0.33 per basic share, that revenue for the third quarter of 2003 was $2.9 billion, and that we added approximately 646,000 subscribers during the third quarter of 2003, bringing our total subscribers to approximately 12.3 million as of September 30, 2003.

      For the quarter ending September 30, 2003, we retired approximately $2.2 billion in principal amount of our outstanding debt and mandatorily redeemable preferred stock in exchange for approximately $1.76 billion in cash and approximately 30 million shares of class A common stock valued at approximately $584 million. Also in the third quarter, we raised approximately $2.0 billion from the sale of 7.375% Senior Serial Redeemable Notes due 2015 and approximately $500 million from the sale of class A common stock under our Direct Stock Purchase Plan.

The Offering

Notes Offered	$500,000,000 in aggregate principal amount of 6.875% Senior Serial Redeemable Notes due 2013.

Maturity Date	October 31, 2013.

Interest	Interest on the notes accrues at the rate of 6.875% per year, payable in cash every six months on April 30 and October 31, with the first payment on April 30, 2004.

Ranking	The notes will not be secured debt and:

• will rank equal in right of payment to all our existing and future senior unsecured debt;

• will effectively rank equal in right of payment with obligations arising out of our guarantees of debt of our subsidiaries;

• will be senior in right of payment to all of our future subordinated debt;

• will be effectively subordinated to all existing and future debt of our subsidiaries; and

• will be effectively subordinated to all of our existing and future secured debt to the extent of the collateral securing such debt.

At September 30, 2003, we had about $7,766 million of outstanding debt that ranked equally with the notes. At September 30, 2003, our subsidiaries had about $6,360 million of outstanding debt and current liabilities, including trade payables.

Optional Redemption	Before October 31, 2006 we may, at our option, redeem a portion of the outstanding notes with the proceeds of certain equity offerings as long as at least $250 million in aggregate principal amount of the notes remains outstanding immediately after the redemption.

Certain Covenants	We will issue the notes under the indenture, dated July 31, 2003, between us and BNY Midwest Trust Company, which will act as trustee on your behalf. The indenture, among other things, restricts our ability and the ability of some of our subsidiaries to:

• incur more debt;

• pay dividends or make distributions on our stock, other than our currently authorized preferred stock;

• make investments or restricted payments;

• enter into certain transactions with affiliates;

• merge or consolidate; and

• transfer and sell assets.

In the event that the notes are rated Investment Grade by S&P and Moody’s, as defined in the “Description of Notes” section of this prospectus supplement, we will not be required to comply with many of these covenants.

Change of Control	Under certain circumstances, upon a Change of Control, as defined in the “Description of Notes” section of this prospectus supplement, we will be required to offer to repurchase your notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

Risk Factors	You should read the “Risk Factors” section beginning on page S-8 of this prospectus supplement and on page 3 of the accompanying prospectus, as well as other cautionary statements included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, to ensure that you understand the risks associated with an investment in the notes.

Use of Proceeds	The net proceeds to us from the sale of the notes will be $500 million. We intend to use these proceeds to fund network expansion, strategic investments, working capital needs, debt service requirements and/or for other general corporate purposes.

Summary Consolidated Financial Information

      The financial information below for the years ended December 31, 2000, 2001 and 2002 has been derived from our audited consolidated financial statements. The financial information as of September 30, 2003 and for the nine months ended September 30, 2002 and 2003 has been derived from our unaudited condensed consolidated financial statements. This information reflects all adjustments necessary for the fair presentation of the results for interim periods. In the opinion of management, all adjustments made during these interim periods were normal and recurring, except for the effect of the change in accounting principle described below in “— Income tax provision.” You should not expect the results of operations of interim periods to be an indication of the results for a full year. This information is only a summary and should be read in conjunction with our historical financial statements contained in reports filed with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference.

      The information presented below that is derived from our consolidated financial statements includes the consolidated results of NII Holdings, Inc. through December 31, 2001. On May 24, 2002, NII Holdings filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. On November 12, 2002, NII Holdings emerged from bankruptcy. Before its reorganization, NII Holdings was our substantially wholly owned subsidiary.

      As a result of NII Holdings’ bankruptcy filing in May 2002, we began accounting for our investment in NII Holdings, effective May 2002, using the equity method. In accordance with the equity method, we did not recognize equity in losses of NII Holdings after May 2002 as we had already recognized $1,408 million of losses in excess of our investment in NII Holdings through that date. We have classified the 2002 net operating results of NII Holdings through May 2002 as equity in losses of unconsolidated affiliates, as permitted under the accounting rules governing a mid-year change from consolidating a subsidiary to accounting for the investment using the equity method. However, the presentation of NII Holdings in the financial statements as a consolidated subsidiary in 2001 and prior periods has not changed from the prior presentation. The following table provides the operating revenues and net loss of NII Holdings included in our consolidated results for 2000 and 2001, excluding the impact of intercompany eliminations:

	2000	2001

	(in millions)
Operating revenues	$330	$680
Net loss	417	2,497

      In November 2002, upon NII Holdings’ emergence from bankruptcy, we recognized a non-cash pre-tax gain on deconsolidation of NII Holdings in the amount of $1,218 million. At the same time, we began accounting for our new ownership interest in NII Holdings using the equity method and resumed recording our proportionate share of NII Holdings’ results of operations. As of June 30, 2003, we owned about 35% of the outstanding common stock of NII Holdings. Additional information regarding NII Holdings’ restructuring can be found in notes 1, 3, 5, 7 and 8 to the consolidated financial statements appearing in our annual report on Form 10-K for the year ended December 31, 2002.

      Operating revenues and cost of revenues. Effective January 1, 2000, we adopted the Securities and Exchange Commission’s Staff Accounting Bulletin, or SAB, No. 101, “Revenue Recognition in Financial Statements.” Based upon this guidance, we changed our handset and activation revenue and cost recognition policies. Upon adoption of SAB No. 101, we began recognizing handset sales and activation fees as operating revenues on a straight-line basis over the estimated customer relationship period of 3.5 years for domestic sales and periods of up to 4 years for international sales. We recognize the costs of handset sales and activation over the same periods in amounts equivalent to the revenues recognized from handset sales and activation fees. The direct and incremental handset costs in excess of the revenues generated from handset sales are expensed at the time of sale and the activation costs in excess of the revenues generated from activation fees are expensed as incurred as these amounts exceed our minimum contractual revenues. Prior to the adoption of SAB No. 101, we recognized revenues from handset sales and the related costs when title to the handset passed to the customer, and we recognized activation fees upon completion of the activation service and the related activation costs as incurred.

      We have accounted for the adoption of SAB No. 101 as a change in accounting principle and therefore have not restated the financial statements of years prior to 2000. Additional information regarding this accounting change can be found in note 1 to the consolidated financial statements appearing in our annual report on Form 10-K for the year ended December 31, 2002.

      Effective July 1, 2003, we adopted the provisions of Emerging Issues Task Force, or EITF, Issue No. 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” Under EITF Issue No. 00-21, we no longer need to consider whether a customer is able to realize utility from the handset in the absence of undelivered service, as we did under SAB No. 101. Therefore, we account for the sale of a handset as a unit of accounting separate from the subsequent service to the customer. Accordingly, we recognize revenue from handset sales and the related cost of handset revenues when title to the handset passes to the customer for all arrangements entered into beginning July 1, 2003. In addition, we recognize the portion of the activation fees allocated to the handset unit of accounting, along with an equal amount of costs, when title of the handset passes to the customer. We elected to apply the provisions of EITF Issue No. 00-21 to our existing customer relationships as of July 1, 2003. Accordingly, we reduced our total assets and liabilities by about $1.3 billion, representing substantially all of the handsets revenues and costs associated with the original sale of handsets that were deferred under SAB No. 101.

      Restructuring and impairment charges. The restructuring and impairment charge in 2001 is primarily attributable to NII Holdings and consists of non-cash pre-tax impairment charges and pre-tax restructuring and other charges of about $1,747 million. Additional information regarding this restructuring charge can be found in note 3 to the consolidated financial statements appearing in our annual report on Form 10-K for the year ended December 31, 2002.

      Depreciation and amortization. Effective January 1, 2002, we adopted Statement of Financial Accounting Standards, or SFAS, No. 142, “Goodwill and Other Intangible Assets.” Under SFAS No. 142 we are no

longer required to amortize goodwill and intangible assets with indefinite useful lives, but we are required to test these assets for impairment at least annually. We will continue to amortize intangible assets that have finite lives over their useful lives. Upon adoption of SFAS No. 142, we ceased amortizing Federal Communications Commission, or FCC, license costs, as we believe that our portfolio of FCC licenses represents an intangible asset with an indefinite useful life. Additional information regarding the adoption of SFAS No. 142 as well as a pro forma presentation of our financial results reflecting the adoption of SFAS No. 142 as if it had occurred on January 1, 2000 can be found in note 1 to the consolidated financial statements appearing in our annual report on Form 10-K for the year ended December 31, 2002.

      Gain on deconsolidation of NII Holdings. In November 2002, upon NII Holdings’ emergence from bankruptcy, we recognized a non-cash pre-tax gain on deconsolidation of NII Holdings in the amount of $1,218 million consisting primarily of the reversal of equity losses we had recorded in excess of our investment in NII Holdings, partially offset by charges recorded when we consolidated NII Holdings, including, among other items, $185 million of cumulative foreign currency translation losses.

      Other income (expense), net. Other income (expense), includes, among other things, equity in losses of unconsolidated affiliates, net. As more fully discussed in note 5 to the consolidated financial statements appearing in our annual report on Form 10-K for the year ended December 31, 2002, other income (expense), net in 2000 includes a $275 million gain realized when NII Holdings exchanged its stock in Clearnet Communications, Inc. for stock in TELUS Corporation as a result of the acquisition of Clearnet by TELUS. Other income (expense), net in 2001 includes a $188 million other-than-temporary reduction in the fair value of NII Holdings’ investment in TELUS.

      Income tax provision. As a result of our adoption of SFAS No. 142, in the first quarter of 2002, we incurred a one-time cumulative non-cash charge to the income tax provision of $335 million to increase the valuation allowance related to our net operating losses. This cumulative charge was required since we have significant deferred tax liabilities related to our FCC licenses that have a significantly lower tax basis than book basis. Additional information regarding the adoption of SFAS No. 142 can be found in note 1 to the consolidated financial statements appearing in our annual report on Form 10-K for the year ended December 31, 2002.

      Domestic long-term debt and mandatorily redeemable preferred stock. In 2002, we purchased and retired a total of $1,928 million in aggregate principal amount at maturity of our outstanding senior notes with a net book value of $1,911 million and $1,258 million in aggregate face amount of our outstanding mandatorily redeemable preferred stock with a net book value of $1,272 million in exchange for 172 million shares of class A common stock valued at $1,197 million and $843 million in cash. During the nine months ended September 30, 2003, we purchased and retired a total of $1,998 million in aggregate principal amount at maturity of our outstanding senior notes with a net book value of $1,998 million, and $932 million in aggregate face amount of our outstanding mandatorily redeemable preferred stock with a net book value of $932 million in exchange for about $2,466 million in cash and approximately 30 million shares of class A common stock valued at $584 million. Additional information regarding the purchase and retirement of our long-term debt and mandatorily redeemable preferred stock can be found in note 8 to the consolidated financial statements appearing in our annual report on Form 10-K for the year ended December 31, 2002.

      Effective April 1, 2002, we adopted SFAS No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” The adoption of SFAS No. 145 required us to classify gains and losses from extinguishments of debt as other income (expense) rather than as extraordinary items in all periods presented.

      Finance obligation. In December 2002, we sold all of our equity investment in SpectraSite Holdings, Inc. for a de minimis amount. The sale of our equity investment in SpectraSite ended our continuing involvement in SpectraSite for substantially all of our tower leases. Accordingly, we recognized a deferred gain on the sale of these towers to SpectraSite and will account for their leasebacks as operating leases. We reduced our finance obligation by $655 million. Additional information regarding SpectraSite can be found in notes 5 and 7 to the consolidated financial statements appearing in our annual report on Form 10-K for the year ended December 31, 2002.

				Nine Months Ended
	Year Ended December 31,			September 30,

	2000	2001	2002	2002	2003

	(in millions, except per share amounts)
STATEMENT OF OPERATIONS DATA
Operating revenues	$5,714	$7,689	$8,721	$6,390	$7,814
Cost of revenues (exclusive of depreciation included below)	2,172	2,869	2,516	1,859	2,258
Selling, general and administrative	2,278	3,020	3,039	2,251	2,517
Restructuring and impairment charges	—	1,769	35	35	—
Depreciation and amortization	1,265	1,746	1,595	1,199	1,264

Operating (loss) income	(1)	(1,715)	1,536	1,046	1,775
Interest expense, net	(849)	(1,196)	(990)	(768)	(632)
(Loss) gain on retirement of debt, net of debt conversion costs	(127)	469	354	347	(139)
Gain on deconsolidation of NII Holdings	—	—	1,218	—	—
Other income (expense), net	129	(318)	(341)	(337)	(37)
Income tax benefit (provision)	33	135	(391)	(373)	(70)

Net (loss) income	(815)	(2,625)	1,386	(85)	897
Gain (loss) on retirement of mandatorily redeemable preferred stock	—	—	485	457	(7)
Mandatorily redeemable preferred stock dividends and accretion	(209)	(233)	(211)	(175)	(55)

(Loss) income available to common stockholders	$(1,024)	$(2,858)	$1,660	$197	$835

(Loss) earnings per common share
Basic	$(1.35)	$(3.67)	$1.88	$0.23	$0.81

Diluted	$(1.35)	$(3.67)	$1.78	$0.22	$0.79

Weighted average number of common shares outstanding
Basic	756	778	884	851	1,030

Diluted	756	778	966	888	1,060

	As of			As of
	December 31,			September 30,

	2000	2001	2002	2003

OTHER DOMESTIC DATA(1)
Handsets in service, end of period (in thousands)	6,678	8,667	10,612	12,329
Long-term debt, capital lease and finance obligations, including current portion (in millions)	$12,212	$14,865	$12,550	$12,388
Mandatorily redeemable preferred stock (in millions)	$1,881	$2,114	$1,015	$96

	Three Months Ended

	December 31,			September 30,

	2000	2001	2002	2003

Average monthly minutes of use per handset	480	590	640	740

(1)	Excludes NII Holdings.

Nine Months Ended
September 30, 2003

Ratio of earnings to fixed charges	2.23x
Ratio of earnings to combined fixed charges and preferred stock dividends	2.09x

RISK FACTORS RELATED TO THE NOTES

      You should carefully consider the specific risk factors listed below relating to the notes, as well as the specific risk factors relating to Nextel beginning on page 3 of the accompanying prospectus and the other information included and incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment in the notes.

We may be unable to pay interest on or repay the notes. We are a holding company and our subsidiaries have no obligations to the holders of the notes.

      We conduct substantially all of our business through our subsidiaries. Our cash flow and, consequently, our ability to pay interest in cash and to service our debt, including the notes, are dependent upon the cash flow of our subsidiaries and the payment of funds by those subsidiaries in the form of loans, dividends or otherwise. Our subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make cash available for that purpose.

Our subsidiaries have restrictions on what they can pay to us.

      We and our subsidiaries have entered into financing agreements that impose significant limits on, and are expected to continue to significantly limit, the amount of cash available to pay dividends or make loans and cash distributions to us from our subsidiaries that operate our network. As long as these limitations are in place, money generated by these subsidiaries may not be available to us for the payment of interest on the notes or to repay the notes.

      If our financing arrangements limit our ability to pay interest on the notes when required, we will need to refinance amounts outstanding under those arrangements to make interest payments. We may not be able to refinance this debt. Our failure to pay interest on the notes when required could result in defaults under some of our debt agreements. We also may enter into financing arrangements in the future that may impose additional restrictions on dividends, loans, advances and other payments by our subsidiaries, which could represent amounts we would need to receive to meet our cash interest and debt service obligations, including those relating to the notes.

The liabilities of our subsidiaries and our secured debt are effectively senior to the notes.

      As of September 30, 2003, our subsidiaries had outstanding indebtedness and current liabilities of about $6.4 billion, including trade payables. Assets of some of our operating subsidiaries secure some of our senior borrowings.

      We and our subsidiaries may incur additional debt subject to limitations, and that additional debt may be secured. Our secured debt and debt of our subsidiaries will be effectively senior to the notes. Our subsidiaries will have no obligation to pay amounts due under the notes. These subsidiaries may use the earnings they generate, as well as their existing assets, to fulfill their own direct debt service requirements, particularly because the agreements relating to their debt may restrict their ability to pay dividends or to make loans, advances or other distributions to us or because the debt of these subsidiaries may be secured by their assets.

We have a high level of indebtedness that could adversely affect our ability to repay the notes.

      At September 30, 2003, we had about $12.2 billion of long term debt, including the current portion. Furthermore, subject to restrictions in the indenture for the notes and in our other financing agreements, we, along with our subsidiaries, may incur additional indebtedness from time to time to finance further expansion and enhancement of our network, provide for working capital or capital expenditures or for other purposes. We anticipate that we and our subsidiaries will incur substantial additional indebtedness in the future in connection with the further expansion and enhancement of our network, including additional borrowings pursuant to the terms of our bank financing agreements.

      Our high level of indebtedness could have important consequences to holders of the notes, including, but not limited to, the following:

•	limiting our ability to obtain additional financing for acquisitions, working capital, capital expenditures or other purposes;

•	limiting our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to make cash interest payments and fund required principal payments on our debt;

•	limiting our ability to borrow additional funds or to dispose of assets;

•	limiting our ability to compete with others in our industry who are not as highly leveraged; and

•	limiting our ability to react to changing market conditions, changes in our industry and economic downturns.

We will need to refinance our existing indebtedness.

      We and our subsidiaries currently have substantial debt obligations that will mature before the maturity of the notes. In addition, we have preferred stock that we may be required to redeem before the maturity of the notes. We also must pay cash interest on our public notes. We may not be able to generate sufficient funds from operations to repay all of those obligations as they are currently scheduled to become due. Accordingly, it will be necessary to refinance some of those obligations at or before their respective maturities or mandatory redemption dates.

      Our ability to refinance those obligations will depend on, among other factors, our financial condition at the time of the refinancing, the restrictions contained in our remaining financing agreements and market conditions. We may not be able to refinance those obligations. If we are unable to refinance those obligations, or unable to obtain satisfactory terms, there could be an adverse effect on us, including on our ability to pay cash interest, and to make scheduled principal repayments, on our indebtedness, including the notes.

The indenture contains restrictive debt covenants that could impede us in obtaining necessary financing.

      The indenture governing the notes limits what we, and most of our subsidiaries, may do. The provisions of the indenture limit our ability to:

•	incur more debt;

•	pay dividends or make distributions of stock other than in or in respect of our preferred stock;

•	issue stock of subsidiaries;

•	make investments or payments;

•	enter into certain transactions with affiliates;

•	merge or consolidate; and

•	transfer and sell substantial assets.

      Although there are a number of important exceptions to these covenants, which are more fully described under “Description of Notes,” these limitations could limit our flexibility.

      Our existing financing agreements contain many similar limitations. Under specific circumstances, all amounts borrowed under our financing agreements, plus interest, may be declared to be due and payable, which would be an event of default under the indenture governing the notes. We may not have sufficient assets to pay indebtedness then outstanding under our other financing agreements and under the indenture governing the notes.

We may be unable to repurchase the notes upon a change of control.

      If we experience a change of control, as defined in the indenture, under certain circumstances, we must offer to purchase the notes at 101% of their principal amount, plus accrued interest. A change of control may also trigger similar repurchase obligations under some of our other financing agreements and under the terms of our preferred stock. We might not be able to pay you the required price for notes you present to us at the time of a change of control, because we might not have enough funds at that time or the terms of our other financing agreements may prevent us from obtaining funds and/or making these payments. In the event that we were required to purchase outstanding notes pursuant to an Offer to Purchase (as defined under the caption “Description of Notes”), we would need to seek third-party financing to the extent we do not have available funds to meet our purchase obligations. However, there can be no assurance that we would be able to obtain the financing. In addition, our ability to purchase the notes may be limited by other then-existing agreements.

There may not be a public market for the notes.

      The notes constitute a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and any such market-making activity may be discontinued at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the notes.

Our Forward-Looking Statements Are Subject to a Variety of Factors That Could Cause Actual Results to Differ Materially from Current Beliefs.

      The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. We, together with our representatives, may from time to time make written or oral statements that are “forward-looking,” including statements contained in this prospectus supplement, the accompanying prospectus, and other filings with the Securities and Exchange Commission and in reports to our stockholders. These statements, which are not historical or current facts but deal with potential future circumstances and developments, can be identified by the use of forward-looking words such as “believes,” “expects,” “plans,” “may,” “will,” “would,” “could,” “should” or “anticipates” or other comparable words, or by discussions of strategy that involve risks and uncertainties. We caution you that these forward-looking statements are only predictions, which are subject to risks and uncertainties including technological uncertainties, financial variations, changes in the regulatory environment, industry growth and trend predictions. We do not undertake any obligation to update publicly or revise any forward-looking statements. The operation and results of our wireless communications business may be subject to the effect of other risks and uncertainties in addition to those outlined in the “Risk Factors” section of the accompanying prospectus. These additional risks and uncertainties include, but are not limited to, those listed in the accompanying prospectus under the heading “Forward-Looking Information.”

USE OF PROCEEDS

      The net proceeds to us from the sale of the notes will be $500 million. We intend to use these proceeds to fund network expansion, strategic investments, working capital needs, debt service requirements and/or for other general corporate purposes.

CAPITALIZATION

      The following table sets forth as of September 30, 2003 our capitalization and cash, cash equivalents and short-term investments on an actual basis and on an adjusted basis after giving effect to the following:

•	the redemption of $500 million of our 9.95% Senior Serial Redeemable Discount Notes due 2008 on October 24, 2003,

•	the redemption of our 9.75% Senior Serial Redeemable Discount Notes due 2007 on October 31, 2003,

•	the redemption of our 12% Senior Serial Redeemable Notes due 2008 on November 1, 2003, and

•	the sale of the notes contemplated by this offering and the receipt of net proceeds of $500 million.

      This table should be read in conjunction with our consolidated financial statements and the footnotes thereto incorporated herein by reference.

	As of September 30, 2003

	Actual	As Adjusted

	(in millions)
Cash, Cash Equivalents and Short-term Investments(1)	$3,563	$2,692

Long-Term Debt (Including Current Maturities):
Revolving Credit Facility	116	116
Term Credit Facility	4,305	4,305
7.375% Senior Serial Redeemable Notes due 2015	2,008	2,008
6.875% Senior Serial Redeemable Notes due 2013	—	500
4.750% Convertible Senior Notes due 2007(1)	284	284
9.750% Senior Serial Redeemable Discount Notes due 2007	497	—
9.950% Senior Serial Redeemable Discount Notes due 2008(1)	999	499
12.000% Senior Serial Redeemable Notes due 2008	268	—
9.375% Senior Serial Redeemable Notes due 2009	1,599	1,599
5.250% Convertible Senior Notes due 2010	607	607
9.500% Senior Serial Redeemable Notes due 2011	896	896
6.000% Convertible Senior Notes due 2011	608	608
Capital Leases & Other	201	201

Total Long-Term Debt (Including Current Maturities)	12,388	11,623
Zero Coupon Preferred Stock due 2013	96	96

Total Long-Term Debt and Preferred Stock	12,484	11,719
Total Stockholders’ Equity	4,935	4,857

Total Capitalization	$17,419	$16,576

(1)	On October 16, 2003, we announced that we plan to redeem the remaining $499 million in outstanding principal amount of our 9.95% Senior Serial Redeemable Discount Notes due 2008 and all of our 4.75% Convertible Senior Notes due 2007 from cash on hand. The as adjusted balances of cash, cash equivalents and short-term investments, 9.95% Senior Serial Redeemable Discount Notes due 2008 and 4.75% Convertible Senior Notes due 2007 have not been adjusted to give effect to those redemptions.

DESCRIPTION OF NOTES

      The following description of the particular terms of the notes offered by this prospectus supplement expands the description of the general terms and provisions of the debt securities in the accompanying prospectus. You should read the following together with the description in the accompanying prospectus and the more detailed information incorporated by reference for a more comprehensive description of the terms of the notes.

      Nextel will issue the notes as its 6.875% Senior Serial Redeemable Notes due 2013 under the indenture, dated July 31, 2003, between Nextel, as issuer, and BNY Midwest Trust Company, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The following summary of the indenture and the notes is not complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act and to all of the provisions of the indenture, including the definitions of terms used in the indenture and those terms made a part of the indenture by reference to the Trust Indenture Act, and the notes.

Glossary of Defined Terms

      The following is a glossary of defined terms used in the indenture. Reference is made to the terms of the notes and indenture for the full definitions of all terms, including those below, as well as any capitalized terms used in this prospectus supplement for which no definition is provided.

      Whenever the notes or the indenture requires that a particular ratio or amount be calculated with respect to a specified period after giving effect to certain transactions or events on a pro forma basis, the calculation will be made as if the transactions or events occurred on the first day of the period, unless otherwise specified. All accounting terms not otherwise defined in the notes or the indenture have the meanings ascribed to them in accordance with generally accepted accounting principles. Except as otherwise expressly provided in the notes or the indenture, the term “generally accepted accounting principles,” with respect to any computation required or permitted by the notes or the indenture, means those accounting principles generally accepted at the date of the computation.

      “ACQUIRED DEBT” means Debt of a Person existing at the time the Person becomes a Restricted Subsidiary or assumed by Nextel or a Restricted Subsidiary in connection with the acquisition of assets from the Person.

      “AFFILIATE” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. No individual shall be deemed to be controlled by or under common control with any specified Person solely by virtue of his or her status as an employee or officer of such specified Person or of any other Person controlled by or under common control with such specified Person.

      “ANNUALIZED OPERATING CASH FLOW” means, for any fiscal quarter, the Operating Cash Flow for the fiscal quarter multiplied by four.

      “AVERAGE LIFE” means, at any date of determination with respect to any Debt, the quotient obtained by dividing

      (1) the sum of the products of:

(a)	the number of years from the date of determination to the dates of each successive scheduled principal payment of the Debt; and

(b)	the amount of the principal payment

by

      (2) the sum of all the principal payments.

      “BENEFICIAL OWNER” means a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (or any successor rules), including the provision of those rules that a Person shall be deemed to have beneficial ownership of all securities that Person has a right to acquire within 60 days, provided that a Person shall not be deemed a beneficial owner of, or to own beneficially, any securities if the beneficial ownership:

(1)	arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Securities Exchange Act of 1934 and the applicable rules and regulations thereunder; and

(2)	is not also then reportable on Schedule 13D (or any successor schedule) under the Securities Exchange Act of 1934.

      “BOARD OF DIRECTORS” means the board of directors of Nextel or any duly authorized committee of that board.

      “BOARD RESOLUTION” means a copy of a resolution certified by the Secretary or an Assistant Secretary of Nextel to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the trustee.

      “CAPITAL LEASE OBLIGATIONS” of any Person means the obligations to pay rent or other amounts under lease of, or other Debt arrangements conveying the right to use, real or personal property of that Person which are required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of that Person determined in accordance with generally accepted accounting principles and the amount of those obligations will be the capitalized amount thereof in accordance with generally accepted accounting principles and the stated maturity thereof will be the date of the last payment of rent or any other amount due under the lease prior to the first date upon which that lease may be terminated by the lessee without payment of a penalty.

      “CAPITAL STOCK” of any Person means any and all shares, interests, participations or other equivalents, however designated, of stock of, or other ownership interests in, that Person.

      “CHANGE OF CONTROL” means the occurrence of any of the following events:

(1)	any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 and the regulations thereunder) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of Nextel; provided that a Change of Control shall not be deemed to occur pursuant to this clause (1)

(a) (i) if the person is a corporation with outstanding debt securities having a maturity at original issuance of at least one year and if such debt securities are rated Investment Grade by S&P or Moody’s for a period of at least 90 consecutive days, beginning on the date of such event (which period will be extended up to 90 additional days for as long as the rating of such debt securities is under publicly announced consideration for possible downgrading by the applicable rating agency), (ii) if the person is a corporation (A) that is not, and does not have any outstanding debt securities that are, rated by S&P, Moody’s or any other rating agency of national standing at any time during a period of 90 consecutive days beginning on the date of such event (which period will be extended up to an additional 90 days for as long as any such rating agency has publicly announced that such corporation or debt thereof will be rated), unless after such date but during such period debt securities of such corporation having a maturity at original issuance of at least one year are rated Investment Grade by S&P or Moody’s and remain so rated for the remainder of the period referred to in clause (i) above and (B) that, when determined as of the Trading Day immediately before and the Trading Day immediately after the date of such event, has Total Common Equity of at least $10 billion (provided that, solely for the purpose of calculating Total Common Equity as of such later Trading Day, the average Closing Price of the Common Stock of such person shall be deemed to equal the Closing Price of such Common Stock on such later Trading Day, subject to the last sentence of the definition of “Total Common Equity”), or (iii) if within 30 days of a person becoming the Beneficial Owner of more than 50% of the Voting Stock or Total Common Equity of Nextel, both S&P and Moody’s have reaffirmed or increased the rating of the Existing Senior Notes and any securities issued under the indenture; or

(2)	Nextel consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, Nextel, in any such event pursuant to a transaction in which the outstanding Voting Stock of Nextel is converted into or exchanged for cash, securities or other property, other than any transaction where

(a)	the outstanding Voting Stock of Nextel is converted into or exchanged for

(i)	Voting Stock (other than Redeemable Stock) of the surviving or transferee Person or

(ii)	cash, securities and other property in an amount which could be paid by Nextel as a Restricted Payment under the Indenture and

(b)	immediately after such transaction no person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 and the regulations thereunder) is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of the surviving or transferee Person;

provided that no Change of Control shall be deemed to occur pursuant to this clause (2), (x) if the surviving or transferee Person or the person referred to in clause (2)(b) is a corporation with outstanding debt securities having a maturity at original issuance of at least one year and if such debt securities are rated Investment Grade by S&P or Moody’s for a period of at least 90 consecutive days, beginning on the date of such event (which period will be extended up to 90 additional days for as long as the rating of such debt securities is under publicly announced consideration for possible downgrading by the applicable rating agency), or (y) if the surviving or transferee Person or such other person is a corporation (A) that is not, and does not have any outstanding debt securities that are, rated by S&P, Moody’s or any other rating agency of national standing at any time during a period of 90 consecutive days beginning on the date of such event (which period will be extended up to an additional 90 days for as long as any such rating agency has publicly announced that such corporation or debt thereof will be rated), unless after such date but during such period debt securities of such corporation having a maturity at original issuance of at least one year are rated Investment Grade by S&P or Moody’s and remain so rated for the remainder of the period referred to in clause (x) above and (B) that, when determined as of the Trading Day immediately before and the Trading Day immediately after the date of such event, has Total Common Equity of at least $10 billion (provided that, solely for the purpose of calculating Total Common Equity as of such later Trading Day, the average Closing Price of the Common Stock of such person shall be deemed to equal the Closing Price of such Common Stock on such later Trading Day, subject to the last sentence of the definition of “Total Common Equity”) or (z) if within 30 days of the consolidation, merger or sale of all or substantially all of Nextel’s assets as described above, both S&P and Moody’s have reaffirmed or increased the rating of the Existing Senior Notes and any securities issued under the indenture; or

(3)	during any consecutive two-year period, individuals who at the beginning of that period constituted the Board of Directors together with any directors who are members of the Board of Directors on the date hereof and any new directors whose election by that Board of Directors or whose nomination for election by the stockholders of Nextel was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

      Any event that would constitute a Change of Control pursuant to clause (1) or (2) above (X) but for any proviso thereto shall not be deemed to be a Change of Control until such time (if any) as the conditions described in such proviso cease to have been met and (Y) if and to the extent resulting from any restructuring transaction or any sale or assignment of all or substantially all of the assets and liabilities of Nextel to, or merger or consolidation of Nextel with, any Person (any such transaction, a “Restructuring Transaction”) effected at substantially the same time as and in connection with any of the Permitted Transactions described in clause (1) of the definition of the term “Permitted Transactions” shall not constitute a Change of Control so long as the Persons who, immediately prior to the closing of such Restructuring Transaction and the particular Permitted Transaction being consummated at substantially the same time and in connection therewith (the “Restructuring Closing”), were the Beneficial Owners, directly or indirectly, of more than 50% of the total Voting Stock and more than 50% of the Total Common Equity of Nextel would remain, immediately after such Restructuring Closing (and after taking into account all issuances of securities in the Restructuring Transaction and related Permitted Transaction), the Beneficial Owners, directly or indirectly, of more than 50% of the total Voting Stock and more than 50% of the Total Common Equity of Nextel (or the surviving or transferee Person, as the case may be), provided, however, that immediately after any transaction or combination of transactions described in clause (Y) of this paragraph, no person (as such term is used in Sections 13(d) and 14(a) of the Securities Exchange Act of 1934 and the regulations thereunder) may be the ultimate Beneficial Owner of more than 50% of the total Voting Stock or more than 50% of the Total Common Equity of Nextel (or the surviving or transferee Person, as the case may be) unless such person (as so defined) was the Beneficial Owner of more than 50% of the total Voting Stock and more than 50% of the Total Common Equity of Nextel immediately before such transaction or combination of transactions.

      “CLOSING DATE” means, with respect to any series of securities, the date on which notes of that series are first issued under the indenture.

      “CLOSING PRICE” on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no reported sale takes place on the day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if no shares of Capital Stock are listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq Stock Market or, if no shares of Capital Stock are listed or admitted to trading on any national securities exchange or quoted on the Nasdaq Stock Market, but the issuer is a Foreign Issuer, as defined in Rule 3b-4(b) under the Securities Exchange Act of 1934, and the principal securities exchange on which the shares are listed or admitted to trading is a Designated Offshore Securities Market, as defined in Rule 902(a) under the Securities Act of 1933, the average of the reported closing bid and asked prices regular way on the principal exchange, or, if no shares are listed or admitted to trading on any national securities exchange or quoted on the Nasdaq Stock Market and the issuer and principal securities exchange do not meet the other requirements stated above, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm of national standing that may be selected by Nextel for that purpose.

      “COMMON STOCK” of any Person means Capital Stock of the Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of that Person, to shares of Capital Stock of any other class of that Person.

      “CONSOLIDATED ADJUSTED NET INCOME” and “CONSOLIDATED ADJUSTED NET LOSS” mean, for any period, the net income or net loss, as the case may be, of Nextel and its Restricted Subsidiaries for the period, all as determined on a Consolidated basis in accordance with generally accepted accounting principles, adjusted, to the extent included in calculating such net income or net loss, as the case may be, by excluding without duplication:

(1)	any after-tax gain or loss attributable to the sale, conversion or other disposition of assets other than in the ordinary course of business,

(2)	any after-tax gains resulting from the write-up of assets and any loss resulting from the write-down of assets,

(3)	any after-tax gain or loss on the repurchase or redemption of any securities, including in connection with the early retirement or defeasance of any Debt,

(4)	any foreign exchange gain or loss,

(5)	all payments in respect of dividends on shares of Preferred Capital Stock of Nextel,

(6)	any other extraordinary, non-recurring or unusual items incurred by Nextel or any of its Restricted Subsidiaries, and

(7)	all income or losses of Unrestricted Subsidiaries and Persons, other than Subsidiaries, accounted for by Nextel using the equity method of accounting except, in the case of any income, to the extent of dividends, interest or other cash distributions received directly or indirectly from any Unrestricted Subsidiary or Person.

      “CONSOLIDATED ADJUSTED NET INCOME (LOSS)” means, for any period, Nextel’s Consolidated Adjusted Net Income or Consolidated Adjusted Net Income (Loss) for the period, as applicable.

      “CONSOLIDATED DEBT TO ANNUALIZED OPERATING CASH FLOW RATIO” means, as at any date of determination, the ratio of:

(1)	the aggregate amount of Debt of Nextel and the Restricted Subsidiaries on a Consolidated basis outstanding as at the date of determination, to

(2)	the Annualized Operating Cash Flow of Nextel for the most recently completed fiscal quarter of Nextel.

      “CONSOLIDATED INTEREST EXPENSE” of any Person means, for any period, the aggregate interest expense and fees and other financing costs in respect of Debt, including amortization of original issue discount and non-cash interest payments and accruals, the interest component in respect of Capital Lease Obligations and any deferred payment obligations of the Person and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with generally accepted accounting principles and all commissions, discounts, other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs, including amortizations of discounts, associated with interest rate swap and similar agreements and with foreign currency hedge, exchange and similar agreements and the amount of dividends paid in respect of Redeemable Stock (unless such dividends are paid in Capital Stock that is not Redeemable Stock).

      “CONSOLIDATED NET WORTH” of any Person means the consolidated stockholders’ equity of the Person, determined on a Consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Redeemable Stock of the Person. With respect to Nextel, no effect will be given to adjustments following the Closing Date to the accounting books and records of Nextel in accordance with Accounting Principles Board Opinions No. 17, or successor opinions thereto, or otherwise resulting from the acquisition of control of Nextel by another Person.

      “CONSOLIDATION” means the consolidation of the accounts of each of the Restricted Subsidiaries with those of Nextel, if and to the extent that the accounts of each Restricted Subsidiary would normally be consolidated with those of Nextel in accordance with generally accepted accounting principles; provided, however, that “Consolidation” does not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of Nextel or any Restricted Subsidiary in any Unrestricted Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning.

      “CREDIT FACILITY” means any credit facility (whether a term or revolving type) of the type customarily entered into with banks, between Nextel and/or any of its Restricted Subsidiaries, on the one hand, and any banks or other lenders, on the other hand (and any renewals, refundings, extensions or replacements of any such credit facility), which credit facility is designated by Nextel as a “Credit Facility” for purposes of the indenture, and will include all those credit facilities in existence on the Closing Date whether or not so designated, to the extent that the aggregate principal balance of Debt that is Incurred and outstanding under all Credit Facilities at any time does not exceed $6.0 billion.

      “CURRENCY AGREEMENT” means, with respect to any Person, any foreign currency protection agreement, any foreign exchange contract, forward contracts, currency swap agreement, currency option agreement or other similar agreement or arrangement to which that Person is a party or by which that Person is bound.

      “DEBT” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of that Person and whether or not contingent,

(1)	every obligation of that Person for money borrowed,

(2)	every obligation of that Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses,

(3)	every reimbursement obligation of that Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of that Person,

(4)	every obligation of that Person issued or assumed as the deferred purchase price of property or services,

(5)	every Capital Lease Obligation of that Person,

(6)	the maximum fixed redemption or repurchase price of Redeemable Stock of that Person at the time of determination plus accrued but unpaid dividends,

(7)	to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements (other than Currency Agreements and Interest Rate Agreements designed solely to protect Nextel or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and that do not increase the Debt of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder), and

(8)	every obligation of the type referred to in clauses (1) through (7) of another Person and all dividends of another Person the payment of which, in either case, that Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise.

      The amount of Debt of any Person as of any determination date shall be the outstanding balance on such date in the case of unconditional obligations and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligations; provided, that:

(A)	the amount outstanding at any time of any Debt issued at a price less than its principal or face amount at maturity shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles;

(B)	the amount of Debt represented by Redeemable Stock of any Person shall be the maximum amount that Person can be required to pay to redeem, repay or repurchase that Redeemable Stock (excluding any accrued dividends) as of the determination date, and if that price is based upon, or measured by, the fair market value of that Redeemable Stock, the fair market value will be determined in good faith by the Board of Directors of the issuer of that Redeemable Stock;

(C)	the amount of Debt represented by obligations under any Currency Agreement or Interest Rate Agreement shall be the termination value of the agreement that would be payable by that Person if it was terminated as of the date of determination; and

(D)	money borrowed and set aside at the time of the incurrence of any Debt in order to refund the payment of the interest on that Debt shall not be deemed to be “Debt”.

      Notwithstanding the foregoing, Debt shall not include:

(i)	trade payables and accrued liabilities arising in the ordinary course of business;

(ii)	any liability for federal, state, local or other taxes;

(iii)	performance, surety or appeal bonds or other similar agreements or arrangements provided consistent with industry practice or in the ordinary course of business; or

(iv)	indemnification, adjustment of purchase price or similar obligations under, or guarantees or letters of credit, surety bonds, appeal bonds, performance bonds or other similar agreements or arrangements securing any obligations of Nextel or any of its Subsidiaries pursuant to agreements relating to the acquisition or disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition).

      “DEFAULT” means an event that is, or after notice or passage of time, or both, would be, an Event of Default.

      “DIGITAL MOBILE” means a radio communications system that employs digital technology with a multi-site configuration that will permit frequency reuse as described in our 2002 Annual Report on Form 10-K under Item I of Part I entitled “Business.”

      “DIGITAL MOBILE-SMR OPERATING CASH FLOW” means, for any fiscal quarter,

(1)	the net income or loss, as the case may be, of Nextel and its Restricted Subsidiaries from its Digital Mobile and Specialized Mobile Radio businesses and related activities and services for that fiscal quarter, plus

(2)	depreciation and amortization charged with respect thereto for that fiscal quarter, all as determined on a Consolidated basis in accordance with generally accepted accounting principles, adjusted, to the extent included in calculating net income or loss, by excluding

(a)	any after-tax gain or loss attributable to the sale, conversion or other disposition of assets other than in the ordinary course of business,

(b)	any gains resulting from the write-up of assets and any loss resulting from the write-down of assets,

(c)	any gain or loss on the repurchase or redemption of any securities, including in connection with the early retirement or defeasance of any Debt,

(d)	any foreign exchange gain or loss,

(e)	any other extraordinary, non-recurring or unusual items, and

(f)	all income or losses of Persons, other than Subsidiaries, accounted for by Nextel using the equity method of accounting, except to the extent of dividends, interest or other cash distributions received directly or indirectly from any such Person, plus

(3)	all amounts deducted in calculating net income or loss for that fiscal quarter in respect of interest expense and other financing costs and all income taxes, whether or not deferred, applicable to that fiscal quarter, all as determined on a Consolidated basis in accordance with generally accepted accounting principles.

      “DIRECTED INVESTMENT” by Nextel or any of its Restricted Subsidiaries means any Investment for which the cash or property used for that Investment is received by Nextel from the issuance or sale, other than to a Restricted Subsidiary, on or after June 1, 1997 of shares of its Capital Stock, other than Redeemable Stock, or any options, warrants or other rights to purchase the Capital Stock, other than Redeemable Stock, designated by the Board of Directors as a “Directed Investment” to be used for one or more specified investments in the telecommunications business, including related activities and services, and is so designated and used at any time within 365 days after the receipt thereof. The aggregate amount of any Directed Investments may not at any time exceed fifty percent (50%) of the aggregate amount of the cash or property received by Nextel on or after June 1, 1997 from any issuance or sale or capital contribution. Any proceeds from any issuance or sale may not be used for an Investment if the proceeds were, prior to being designated for use as a Directed Investment:

      (1) used to make a Restricted Payment, or

(2)	used as the basis for the Incurrence of Debt under clause (1) of the “Limitation on Consolidated Debt” covenant unless and until the amount of any Debt:

(a)	is treated as newly issued Debt and could be Incurred in accordance with the “Limitation on Consolidated Debt” covenant, other than under clause (1) thereof, or

(b)	has been repaid or refinanced with the proceeds of Debt Incurred in accordance with the “Limitation on Consolidated Debt” covenant, other than under clause (1) thereof, or

(c)	has otherwise been repaid and, in the circumstances described in clauses (a) and (b), Nextel delivers to the trustee a certificate confirming that the requirements of these clauses have been met.

      “DISINTERESTED DIRECTOR” means, with respect to any proposed transaction between Nextel and an Affiliate thereof, a member of the Board of Directors who is not an officer or employee of Nextel, would not be a party to, or have a financial interest in, the transaction and is not an officer, director or employee of, and does not have a financial interest in, that Affiliate. For purposes of this definition, no person would be deemed not to be a Disinterested Director solely because that person holds Capital Stock of Nextel.

      “EXISTING SENIOR NOTES” means Nextel’s outstanding 10.65% Senior Redeemable Discount Notes due 2007, 9 3/4% Senior Serial Redeemable Discount Notes due 2007, 9.95% Senior Serial Redeemable Discount Notes due 2008, 12% Senior Serial Redeemable Notes due 2008, 4 3/4% Convertible Senior Notes due 2007, 9.375% Senior Serial Redeemable Notes due 2009, 5.25% Convertible Senior Notes due 2010, 6% Convertible Senior Notes due 2011 and 9.5% Senior Serial Redeemable Notes due 2011.

      “FAIR MARKET VALUE” means, for purposes of clause (1) of the “Limitation on Consolidated Debt” covenant, the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the board of directors, whose determination will be conclusive if evidenced by a Board Resolution; provided that:

(1)	the Fair Market Value of any security registered under the Securities Exchange Act of 1934 will be the average of the closing prices, regular way, of that security for the 20 consecutive trading days immediately preceding the sale of Capital Stock, and

(2)	in the event the aggregate Fair Market Value of any other property received by Nextel exceeds $10 million, the Fair Market Value of the property will be:

(a)	so long as a Fair Market Value determination of the property is required to be made pursuant to the Certificate of Designation for the Series E Preferred Stock or pursuant to the terms of the Series E Debenture Indenture, the Fair Market Value as so determined, which will be set forth in an officer’s certificate delivered to the trustee, and

(b)	otherwise, the Fair Market Value will be determined in good faith by the Board of Directors, including a majority of the Disinterested Directors who are then members of the Board of Directors, which determination will be conclusive if evidenced by a Board Resolution.

      “FEBRUARY INDENTURE” means the Indenture, dated February 11, 1998, between Nextel, as issuer, and Harris Trust and Savings Bank, as trustee, relating to the February Notes.

      “FEBRUARY NOTES” means Nextel’s 9.95% Senior Serial Redeemable Discount Notes due 2008.

      “GUARANTEE” by any Person means any obligation, contingent or otherwise, of that Person guaranteeing any Debt of any other Person, the “primary obligor,” in any manner, whether directly or indirectly, and including any obligation of that Person,

(1)	to purchase or pay, or advance or supply funds for the purchase or payment of, that Debt or to purchase, or to advance or supply funds for the purchase of, any security for the payment of that Debt,

(2)	to purchase property, securities or services for the purpose of assuring the holder of that Debt of the payment of that Debt, or

(3)	to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay that Debt.

“Guaranteed” “Guaranteeing” and “Guarantor” have meanings correlative to the foregoing. The Guarantee by any Person will not include endorsements by that Person for collection or deposit, in either case, in the ordinary course of business.

      “INCUR” means, with respect to any Debt or other obligation of any Person, to create, issue, incur, by conversion, exchange or otherwise, assume, pursuant to a merger, consolidation, acquisition or other transaction, Guarantee or otherwise become liable in respect of that Debt or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any Debt or other obligation on the balance sheet of that Person. “Incurrence” and “Incurred” have meanings correlative to the foregoing. A change in generally accepted accounting principles that results in an obligation of the Person that exists at that time becoming Debt will not be deemed an Incurrence of that Debt, and the accretion of original issue discount on Debt will not be deemed to be an Incurrence of Debt. Debt otherwise Incurred by a Person before it becomes a Restricted Subsidiary of Nextel will be deemed to have been Incurred at the time it becomes a Restricted Subsidiary.

      “INTEREST RATE AGREEMENT” means, with respect to any Person, any interest rate protection agreement, interest rate futures agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate floor agreement, interest rate hedge agreement, option or futures contract or other similar agreement or arrangement to which the Person is a party or is bound.

      “INVESTMENT” by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution to, by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person or the designation of a Subsidiary as an Unrestricted Subsidiary. A transaction will not be an Investment to the extent it involves:

(1)	the issuance or sale by Nextel of its Capital Stock, other than Redeemable Stock, including options, warrants or other rights to acquire Capital Stock, other than Redeemable Stock, or

(2)	a transfer, assignment or contribution by Nextel of shares of Capital Stock, or any options, warrants or rights to acquire Capital Stock, or all or substantially all of the assets of, any Unrestricted Subsidiary of Nextel to another Unrestricted Subsidiary of Nextel.

      “INVESTMENT GRADE” means a rating of at least BBB-, in the case of S&P, or Baa3, in the case of Moody’s, or if S&P or Moody’s changes its rating system, then a comparable rating in such successor system.

      “JANUARY INDENTURE” means the Indenture, dated January 26, 2001, between Nextel, as issuer, and BNY Midwest Trust Company, as trustee, relating to the January Notes.

      “JANUARY NOTES” means Nextel’s 9.5% Senior Serial Redeemable Notes due 2011.

      “MARKETABLE SECURITIES” means:

(1)	securities either issued directly or fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof having maturities of not more than eighteen months;

(2)	time deposits and certificates of deposit, having maturities of not more than eighteen months from the date of deposit, of any domestic commercial bank having capital and surplus in excess of $500 million and having outstanding long-term debt rated A or better (or the equivalent thereof) by S&P or Aaa or better (or the equivalent thereof) by Moody’s; and

(3)	commercial paper rated A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s, and in each case maturing within eighteen months.

      “MOODY’S” means Moody’s Investors Service, Inc. or, if Moody’s Investors Service, Inc. ceases rating debt securities having a maturity at original issuance of at least one year and that ratings business has been transferred to a successor Person, the successor Person. If Moody’s Investors Service, Inc. ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto has not been transferred to any successor Person, then “Moody’s” means any other nationally recognized rating agency, other than S&P, that rates debt securities having a maturity at original issuance of at least one year and that has been designated by Nextel by a written notice given to the trustee.

      “NOVEMBER 1998 INDENTURE” means the indenture dated November 4, 1998, between Nextel, as issuer, and Harris Trust and Savings Bank, as trustee, relating to the November 1998 Notes.

      “NOVEMBER 1998 NOTES” means Nextel’s 12% Senior Serial Redeemable Notes due 2008.

      “NOVEMBER 1999 INDENTURE” means the indenture dated November 12, 1999, between Nextel, as issuer, and Harris Trust and Savings Bank, as trustee, relating to the November 1999 Notes.

      “NOVEMBER 1999 NOTES” means Nextel’s 9.375% Senior Serial Redeemable Notes due 2009.

      “OCTOBER INDENTURE” means the indenture dated October 22, 1997, between Nextel, as issuer, and Harris Trust and Savings Bank, as trustee, relating to the October Notes.

      “OCTOBER NOTES” means Nextel’s 9  3/4% Senior Serial Redeemable Discount Notes due 2007.

      “OFFER TO PURCHASE” means a written offer sent by Nextel by first class mail, postage prepaid, to each holder at his address appearing in the security register maintained by the trustee on the date of the offer offering to purchase the notes at the purchase price specified in the offer, as determined pursuant to the indenture. Unless otherwise required by applicable law, the offer will specify an expiration date of the Offer to Purchase that will be, subject to any contrary requirements of applicable law, not less than 10 days or more than 60 days after the date of the offer and a settlement date for purchase of notes within five business days after the expiration date. Nextel will notify the trustee at least 15 days, or such shorter period as is acceptable to the trustee, prior to the mailing of the offer of Nextel’s obligation to make an Offer to Purchase, and the offer will be mailed by Nextel or, at Nextel’s request, by the trustee, in the name and at the expense of Nextel. The offer will contain information concerning the business of Nextel and its Subsidiaries which, at a minimum, will include:

(1)	the most recent annual and quarterly financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents required to be filed with the trustee under the indenture, which requirements may be satisfied by delivery of the documents together with the offer,

(2)	a description of material developments in Nextel’s business subsequent to the date of the latest of the financial statements referred to in clause (1), including a description of the events requiring Nextel to make the Offer to Purchase,

(3)	if required under applicable law, pro forma financial information concerning, among other things, the Offer to Purchase and the events requiring Nextel to make the Offer to Purchase, and

(4)	any other information required by applicable law to be included therein.

      The offer will contain all instructions and materials necessary to enable holders to tender their notes pursuant to the Offer to Purchase. The offer will also state:

(a)	the section of the indenture under which the Offer to Purchase is being made;

(b)	the expiration date and the settlement date;

(c)	the aggregate principal amount at Stated Maturity of the notes offered to be purchased by Nextel pursuant to the Offer to Purchase;

(d)	the purchase price to be paid by Nextel for each $1,000 principal amount at Stated Maturity of notes accepted for payment, as specified pursuant to the indenture;

(e)	the holder may tender all or any portion of the notes registered in the name of that holder and that any portion of notes tendered must be tendered in an integral multiple of $1,000 of principal amount at Stated Maturity;

(f)	the place or places where the notes are to be surrendered for tender under the Offer to Purchase;

(g)	that interest, if any, on any notes not tendered, or tendered but not purchased by Nextel, under the Offer to Purchase, will continue to accrue;

(h)	that on the purchase date the purchase price will become due and payable upon each note being accepted for payment pursuant to the Offer to Purchase;

(i)	that each holder electing to tender notes pursuant to the Offer to Purchase will be required to surrender the notes at the place or places specified in the offer prior to the close of business on the expiration date, the notes being, if Nextel or the trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to Nextel and the trustee duly executed by, the holder thereof or his attorney duly authorized in writing;

(j)	that holders will be entitled to withdraw all or any portion of the notes tendered if Nextel, or its Paying Agent, receives, not later than the close of business on the expiration date, a facsimile transmission or letter setting forth the name of the holder, the principal amount at Stated Maturity of the notes the holder tendered, the certificate number of the notes the holder tendered and a statement that the holder is withdrawing all or a portion of his tender;

(k)	that Nextel will purchase all those notes duly tendered and not withdrawn under the Offer to Purchase; and

(l)	that in the case of any holder whose notes are purchased only in part, Nextel will execute, and the trustee will authenticate and deliver to the holder of any notes without service charge, new notes of any authorized denomination as requested by the holder, in an aggregate principal amount at Stated Maturity equal to and in exchange for the unpurchased portion of the aggregate principal amount at Stated Maturity of the notes so tendered.

      Any Offer to Purchase will be governed by and effected in accordance with the offer for the Offer to Purchase.

      “OPERATING CASH FLOW” means, for any fiscal quarter,

(1)	Nextel’s Consolidated Adjusted Net Income (Loss) plus depreciation and amortization in respect thereof for that fiscal quarter, plus

(2)	all amounts deducted in calculating Consolidated Adjusted Net Income (Loss) for that fiscal quarter in respect of interest expense and other financing costs, including dividends paid in respect of Redeemable Stock, and all income taxes, whether or not deferred, applicable to that income period, all as determined on a Consolidated basis in accordance with generally accepted accounting principles. For purposes of calculating Operating Cash Flow for the fiscal quarter most recently completed prior to any date on which an action is taken that requires a calculation of the Operating Cash Flow to Consolidated Interest Expense Ratio or Consolidated Debt to Annualized Operating Cash Flow Ratio:

(a)	any Person that is a Restricted Subsidiary on that date, or would become a Restricted Subsidiary in connection with the transaction that requires the determination of that ratio, will be deemed to have been a Restricted Subsidiary at all times during that fiscal quarter,

(b)	any Person that is not a Restricted Subsidiary on that date, or would cease to be a Restricted Subsidiary in connection with the transaction that requires the determination of that ratio, will be deemed not to have been a Restricted Subsidiary at any time during that fiscal quarter and

(c)	if Nextel or any Restricted Subsidiary has in any manner acquired, including through commencement of activities constituting the operating business, or disposed, including through termination or discontinuance of activities constituting that operating business, of any operating business during or subsequent to the most recently completed fiscal quarter, the calculation will be made on a pro forma basis on the assumption that the acquisition or disposition had been completed on the first day of the completed fiscal quarter.

      “OPERATING CASH FLOW TO CONSOLIDATED INTEREST EXPENSE RATIO” means, as at any date of determination, the ratio of:

(1)	the Operating Cash Flow of Nextel for the most recently completed fiscal quarter of Nextel, to

(2)	the Consolidated Interest Expense of Nextel and its Restricted Subsidiaries for the most recently completed fiscal quarter of Nextel.

      “PAYING AGENT” means any Person authorized by Nextel to pay the principal of (and premium, if any) or interest on any notes on behalf of Nextel.

      “PERMITTED DEBT” means:

(1)	any Debt, including Guarantees thereof, outstanding on the Closing Date, including the notes, and any accretion of original issue discount and accrual of interest with respect to that Debt;

(2)	any Debt outstanding under a Credit Facility;

(3)	any Vendor Financing Debt or any other Debt Incurred to finance the cost, including the cost of design, development, construction, improvement, installation or integration, of equipment, inventory or network assets acquired by Nextel or any of its Restricted Subsidiaries after the Closing Date;

      (4) Debt:

(a)	to Nextel, or

(b)	to any Restricted Subsidiary; provided that any event resulting in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any Debt, other than to Nextel or another Restricted Subsidiary, will be deemed, in each case, to constitute an Incurrence of Debt not permitted by this clause (4);

      (5) Debt:

(a)	in respect of performance, surety or appeal bonds provided in the ordinary course of business,

(b)	under Currency Agreements or Interest Rate Agreements, if the agreements:

•	are designed solely to protect Nextel or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates, and

•	do not increase the Debt of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and

(c)	arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Nextel or any Restricted Subsidiary pursuant to those agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary, other than Guarantees of Debt Incurred by any Person acquiring all or any portion of that business, assets or Restricted Subsidiary for the purpose of financing the acquisition, in a principal amount not to exceed the gross proceeds actually received by Nextel or any Restricted Subsidiary in connection with that disposition;

(6)	renewals, refundings or extensions of any Debt referred to in clause (1) or (3) above or Incurred pursuant to clause (2) of the “Limitation on Consolidated Debt” covenant and any renewals, refundings or extensions thereof, plus:

(a)	the amount of any premium reasonably determined by Nextel as necessary to accomplish the renewal, refunding or extension, and

(b)	the other fees and expenses of Nextel reasonably incurred in connection with the renewal, refunding or extension, provided that the renewal, refunding or extension will constitute Permitted Debt only

(i)	to the extent of the lesser of:

•	the aggregate principal amount of the Debt being renewed, refunded or extended, and

•	the principal amount of the refunding, renewal or extension to be due and payable upon a declaration of acceleration of the maturity of the refunding, renewal or extension,

                           except as permitted by (a) or (b) above, and

(ii)	to the extent the renewed, refunded or extended Debt does not have a mandatory redemption date prior to the mandatory redemption date of the Debt being renewed, refunded or extended or have an Average Life shorter than the remaining Average Life of the Debt being renewed, refunded or extended;

(7)	Debt payable solely in, or mandatorily convertible into, Capital Stock, other than Redeemable Stock, of Nextel; and

(8)	Debt, in addition to Debt permitted under clauses (1) through (7) above, in an aggregate principal amount outstanding at any time not to exceed $450 million.

      “PERMITTED DISTRIBUTION” of a Person means:

(1)	the exchange by that Person of Capital Stock, other than Redeemable Stock, for outstanding Capital Stock, including, without limitation, the redemption, repurchase or other acquisition or retirement for value of Capital Stock out of the proceeds of a substantially concurrent issue and sale, other than to a Restricted Subsidiary, of Capital Stock other than Redeemable Stock;

(2)	the redemption, repurchase, defeasance or other acquisition or retirement for value of Debt of Nextel that is subordinate in right of payment to the notes, in exchange for, including any exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip, or out of the proceeds of a substantially concurrent issue and sale, other than to a Restricted Subsidiary, of, either

(a)	Capital Stock of Nextel, other than Redeemable Stock, or

(b)	Debt of Nextel that is subordinate in right of payment to the notes on subordination terms no less favorable to the holders of the notes in their capacities as such than the subordination terms, or other arrangement, applicable to the Debt that is redeemed, repurchased, defeased or otherwise acquired or retired for value, provided that, in the case of this clause (b), the new Debt does not mature prior to the Stated Maturity or have a mandatory redemption date prior to the mandatory redemption date of the Debt being redeemed, repurchased, defeased or otherwise acquired or retired for value or have an Average Life shorter than the remaining Average Life of the Debt being redeemed, repurchased, defeased or otherwise acquired or retired for value; and

(3)	dividend, penalty or other mandated payments, including mandatory repurchases, on or in respect of any class or series of Nextel’s Preferred Capital Stock that is authorized and designated on the Closing Date, that is, the class A preferred stock, class B preferred stock, class C preferred stock, Series E Preferred Stock and Zero Coupon Preferred Stock of Nextel.

      “PERMITTED INVESTMENT” means any Investment in Marketable Securities.

      “PERMITTED TRANSACTION” means

(1)	any transaction pursuant to agreements, whether or not definitive, and regardless of whether binding or non-binding, existing on the Closing Date and described in or incorporated by reference into this prospectus supplement relating to the original issuance of the notes, and

(2)	any transaction or transactions with any vendor or vendors of property or materials used in the telecommunications business, including related activities and services, of Nextel or any Restricted Subsidiary, provided

(a)	those transactions are in the ordinary course of business, and

(b)	that vendor does not beneficially own more than 50% of the voting power of the Voting Stock of Nextel.

      “PERSON” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

      “PREFERRED CAPITAL STOCK,” as applied to the Capital Stock of any Person, means Capital Stock of the Person of any class or classes, however designated, that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Person, to shares of Capital Stock of any other class of that Person.

      “REDEEMABLE STOCK” of any Person means any Capital Stock of that Person that by its terms or otherwise is

(1)	required to be redeemed prior to the Stated Maturity of the notes,

(2)	redeemable at the option of the holder thereof at any time prior to the Stated Maturity of the notes, or

(3)	convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Debt having a scheduled maturity prior to the Stated Maturity of the notes;

provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require the Person to repurchase or redeem the Capital Stock upon the occurrence of a “change of control” occurring prior to the Stated Maturity of the notes will not constitute Redeemable Stock if the “change of control” provisions applicable to that Capital Stock are no more favorable to the holders of that Capital Stock than the provisions contained in the “Change of Control” covenant described herein and that Capital Stock specifically provides that the Person will not repurchase or redeem any stock pursuant to that provision prior to Nextel’s repurchase of the notes as are required to be repurchased pursuant to the “Change of Control” covenant described below; and further provided that the Series D Preferred Stock, the Series E Preferred Stock, the Zero Coupon Preferred Stock and other series of Preferred Capital Stock of Nextel that, by its terms is not Redeemable Stock under the indenture will not be considered to constitute Redeemable Stock.

      “REQUIRED CONSENT” means except as otherwise expressly provided in the indenture with respect to matters requiring the consent of each holder of the notes affected thereby,

(1)	the consent of holders of not less than a majority in aggregate principal amount at Stated Maturity of the notes for any action to

(a)	direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee, or

(b)	consent to or waive, on behalf of the holders of all the notes, any past default and its consequences, and

(2)	with respect to all other actions requiring the consent of holders of the notes, the consent of either:

(a)	a majority in aggregate principal amount at Stated Maturity of the notes, or

(b)	a majority in aggregate principal amount at Stated Maturity of:

•	the notes,

•	the September Notes, if the holders of the September Notes are being requested to consent to the action with respect to the terms of the September Notes or the September Indenture,

•	the October Notes, if the holders of the October Notes are being requested to consent to the action with respect to the October Notes or the October Indenture,

•	the February Notes, if the holders of the February Notes are being requested to consent to the action with respect to the terms of the February Notes or the February Indenture,

•	the November 1998 Notes, if the holders of the November 1998 Notes are being requested to consent to the action with respect to the terms of the November 1998 Notes or the November 1998 Indenture,

•	the November 1999 Notes, if the holders of the November 1999 Notes are being requested to consent to the action with respect to the terms of the November 1999 Notes or the November 1999 Indenture,

•	the January Notes, if the holders of the January Notes are being requested to consent to such action with respect to the terms of the January Notes or the January Indenture, and

•	any other issue or series of unsubordinated, unsecured notes issued by Nextel, if the notes or the indenture pursuant to which the notes were issued both

•	require the consent of the holders of the notes to such action and

•	provide that the holders thereof will vote with the holders of the notes with respect to such action.

      “S&P” means Standard & Poor’s Ratings Services or, if Standard & Poor’s Ratings Services will cease rating debt securities having a maturity at original issuance of at least one year and the ratings business will have been transferred to a successor Person, any successor Person; provided, however, that if Standard & Poor’s Ratings Services ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto will not have been transferred to any successor Person, then “S&P” will mean any other nationally recognized rating agency, other than Moody’s, that rates debt securities having a maturity at original issuance of at least one year and that will have been designated by Nextel by a written notice given to the trustee.

      “SEPTEMBER INDENTURE” means the Indenture dated September 17, 1997, between Nextel, as issuer and Harris Trust and Savings Bank, as trustee, relating to the September Notes.

      “SEPTEMBER NOTES” means Nextel’s 10.65% Senior Redeemable Discount Notes due 2007.

      “SERIES D PREFERRED STOCK” means the 13% Series D Exchangeable Redeemable Preferred Stock of Nextel issued on July 21, 1997 and any shares of Preferred Capital Stock issued in exchange therefor or as payment in kind dividends thereon.

      “SERIES E DEBENTURE INDENTURE” means an indenture, having terms and conditions substantially as summarized in that confidential offering memorandum, dated February 6, 1998, prepared in connection with the original issuance by Nextel of shares of Series E Preferred Stock, pursuant to which exchange debentures may be issued by Nextel, the “Series E Exchange Debentures,” in exchange for outstanding shares of Series E Preferred Stock.

      “SERIES E PREFERRED STOCK” means the 11.125% Series E Exchangeable Redeemable Preferred Stock of Nextel issued on February 11, 1998 and any shares of Preferred Capital Stock issued in exchange therefor or as payment in kind dividends thereon.

      “SIGNIFICANT SUBSIDIARY” means, as of any date of determination, a Subsidiary of Nextel (1) that conducts Digital Mobile business operations or holds assets relating to Digital Mobile business operations, in each case, primarily in the United States, and (2) either (a) in which the investments in, and advances to, the Subsidiary by Nextel are at least equal to 10% of the total book value of the assets of Nextel and its consolidated Subsidiaries, or (b) has assets with a book value that is at least equal to 10% of the total book value of the assets of Nextel and its consolidated Subsidiaries (excluding, in each case, any Subsidiary that would not be classified as a “Significant Subsidiary” because it does not meet the requirements of clause (1) or (3) of this definition), and (3) that is classified as a “Restricted Subsidiary” for purposes of any indenture to which Nextel is a party or by which Nextel is bound.

      “SPECIALIZED MOBILE RADIO” or “SMR” means a mobile radio communications system that is operated as described in our 2002 Annual Report on Form 10-K under Item I of Part I entitled “Business.”

      “STATED MATURITY,” when used with respect to any Debt security or any installment of interest thereon, means the date specified in the Debt security as the fixed date on which the principal of the Debt security or the installment of interest is due and payable, and when used with respect to any other Debt, means the date specified in the instrument governing that Debt as the first date on which the principal of the Debt or interest thereon is due and payable.

      “SUBSIDIARY” of any Person means

(1)	a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Person or by one or more other Subsidiaries of the Person or by the Person and one or more Subsidiaries thereof or

(2)	any other Person, other than a corporation in which the Person, or one or more other Subsidiaries of the Person or the Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

      “TOTAL COMMON EQUITY” of any Person means, as of any day of determination, and as modified for purposes of the definition of “Change of Control,” the product of

(1)	the aggregate number of outstanding primary shares of common stock of the Person on that day, which will not include any options or warrants on, or securities convertible or exchangeable into, shares of common stock of that Person, and

(2)	the average Closing Price of the common stock over the 20 consecutive Trading Days immediately preceding that day.

      If no Closing Price exists with respect to shares of the class, the value of those shares for purposes of clause (2) of the preceding sentence will be determined by the Board of Directors in good faith and evidenced by a Board Resolution.

      “TOTAL MARKET VALUE OF EQUITY” of Nextel means, as of any day of determination, the sum of

      (1) the product of

(a)	the aggregate number of outstanding primary shares of Common Stock of Nextel on that day, which will not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of Nextel, and

(b)	the average Closing Price of the Common Stock over the 20 consecutive Trading Days immediately preceding that day, plus

(2)	the liquidation value of any outstanding shares of Preferred Capital Stock of Nextel on that day.

      If no Closing Price exists with respect to shares of the class, the value of those shares for purposes of clause (b) of the preceding sentence shall be determined by the Board of Directors in good faith and evidenced by a Board Resolution.

      “TRADING DAY” with respect to a securities exchange or automated quotation system means a day on which such exchange or system is open for a full day of trading.

      “UNRESTRICTED SUBSIDIARY” means

(1)	any Subsidiary that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors, as provided below) and

      (2) any Subsidiary of any Unrestricted Subsidiary.

      The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as

(A)	neither Nextel nor any Restricted Subsidiary provides credit support for, or a Guarantee of, any Debt of the Subsidiary (including any undertaking, agreement or instrument evidencing the Debt),

(B)	no default with respect to any Debt of that Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Debt of Nextel or any Restricted Subsidiary, except any nonrecourse guarantee given solely to support the pledge by Nextel or a Restricted Subsidiary of the Capital Stock of an Unrestricted Subsidiary, to declare a default on that other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity and

(C)	the designation by the Board of Directors is evidenced to the trustee by filing the Board Resolution with the trustee that gives effect to that designation.

      The Board of Directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to that designation, there would be no Default or Event of Default under the indenture.

      “VENDOR FINANCING DEBT” means any Debt owed to

(1)	a vendor or supplier of any property or materials used by Nextel or its Restricted Subsidiaries in their telecommunications business,

(2)	any Affiliate of such a vendor or supplier,

(3)	any assignee of a vendor, supplier or Affiliate of a vendor or supplier, or

(4)	a bank or other financial institution that has financed or refinanced the purchase of property or materials from that vendor, supplier, Affiliate of a vendor or supplier or assignee of a vendor or supplier;

provided that the aggregate amount of Vendor Financing Debt does not exceed the sum of:

(A)	the purchase price of property or materials, including transportation, installation, warranty and testing charges, as well as applicable taxes paid, in respect of property or materials,

(B)	the cost of design, development, site acquisition and construction,

(C)	any interest or other financing costs accruing or otherwise payable in respect of the foregoing, and

(D)	the cost of any services provided by a vendor, supplier or Affiliate of a vendor or supplier.

      “VOTING STOCK” of any Person means Capital Stock of that Person which ordinarily has voting power for the election of directors, or persons performing similar functions, of that Person, whether at all times or only so long as no senior class of securities has voting power by reason of any contingency.

      “ZERO COUPON PREFERRED STOCK” means the Zero Coupon Convertible Preferred Stock due 2013 of Nextel issued on December 23, 1998.

General

      The notes will be general, unsecured obligations of Nextel and will mature on October 31, 2013. We may issue an unlimited amount of notes and other securities under the indenture and may issue the notes and such other securities from time to time as determined by us. We may issue securities of any series from time to time. Other securities issued under the indenture may have terms different from the terms of the notes.

      The notes will be issued in fully registered form only in denominations and integral multiples of $1,000. The notes will be senior, unsecured indebtedness of Nextel, will rank equally in right of payment with all unsubordinated, unsecured indebtedness of Nextel, including, without limitation, the indebtedness evidenced by the Existing Senior Notes and any other securities issued under the indenture, and will be senior in right of payment to all subordinated indebtedness of Nextel. The notes will be effectively subordinated to all current and future indebtedness of Nextel’s Subsidiaries, including trade payables and other accrued liabilities. Substantially all of this Subsidiary indebtedness presently is, and is expected to be, secured by the assets of Nextel’s Subsidiaries and/or Guaranteed by Nextel and its Subsidiaries.

      Cash interest on the notes will be payable at a rate of 6.875% per year, semi-annually in arrears on each April 30 and October 31, with the first interest payment to be made on April 30, 2004, to holders of record of the notes at the close of business on April 15 and October 15 preceding the interest payment date. Cash interest will accrue from the most recent interest payment date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Closing Date. Cash interest will be computed on a basis of a 360-day year of twelve 30-day months. Some of Nextel’s existing Debt agreements restrict the ability of Nextel’s Subsidiaries to pay dividends to enable Nextel to pay interest on the notes.

      The notes are not subject to any sinking fund.

Optional Redemption

      The notes may be redeemed at any time on or after October 31, 2008, at Nextel’s option, in whole or in part, upon not less than 10 or more than 60 days’ prior written notice mailed by first class mail to each holder’s last address as it appears in the security register, at the redemption prices, expressed as a percentage of the principal amount thereof, set forth below, plus an amount in cash equal to all accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period beginning October 31 of each of the years set forth below.

Year	Percentage

2008	103.438%
2009	101.719%
2010	100.859%
2011 and thereafter	100.000%

      In addition, so long as at least $250 million of the principal amount of the notes remains outstanding in the event of one or more sales by Nextel on or before October 31, 2006 of its Capital Stock, other than Redeemable Stock, Nextel may redeem the notes at a redemption price equal to 106.875% of their principal amount plus accrued and unpaid interest to the redemption date; provided that the redemption occurs within 180 days after consummation of any sale.

Selection

      In the case of any partial redemption, selection of the notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not listed on a national securities exchange, on a pro rata basis, by lot or by any other method as the trustee deems to be fair and appropriate; provided that the unredeemed portion of the principal amount of any note redeemed in part shall be in an authorized denomination. If any notes are to be redeemed in part only, the notice of redemption relating to those notes will state the portion of the principal amount of those notes to be redeemed. A new note in principal amount equal to the unredeemed portion of the notes will be issued in the name of the holder of the notes upon cancellation of the original note.

Certain Covenants

     Termination of Covenants

      If on any date following the Closing Date:

(1)	the notes are rated Investment Grade or better by Moody’s and S&P (or, if either such entity ceases to rate the notes for reasons outside of the control of Nextel, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Nextel as a replacement agency); and

(2)	no Default or Event of Default shall have occurred and be continuing,

then, beginning on that date and continuing at all times thereafter regardless of any subsequent changes in the rating of the notes, the covenants specifically listed under the following captions in this prospectus supplement will no longer be applicable to the notes:

•	“Change of Control;”

•	“Limitation on Consolidated Debt;”

•	“Limitation on Restricted Payments;”

•	“Restricted Subsidiaries;”

•	“Transactions with Affiliates;”

•	clause (2)(c) of the covenant described below under the caption “Mergers and Sales of Assets;” and

•	“Activities of Nextel and Restricted Subsidiaries.”

      There can be no assurance that the notes will ever achieve or maintain an investment grade rating.

     Change of Control

      Upon the occurrence of a Change of Control, Nextel will be required to make an Offer to Purchase to each holder of the notes to repurchase all or any part of the holder’s notes at a cash purchase price equal to 101% of the principal amount of those notes, plus accrued and unpaid interest to the date of purchase. The Offer to Purchase must be made within 30 days following a Change of Control, must remain open for at least 10 and not more than 60 days and must comply with applicable securities laws.

      None of the provisions in the indenture relating to a purchase upon a Change of Control is waivable by the Board of Directors. Nextel could, in the future, enter into transactions, including recapitalizations of Nextel, that would not constitute a Change of Control, but would increase the amount of indebtedness outstanding at that time. If a Change of Control were to occur, Nextel would be obligated to:

•	Offer to Purchase outstanding shares of the Zero Coupon Preferred Stock,

•	purchase all Debt which then would be entitled to receive a comparable offer to purchase by reason of the Change of Control, including, without limitation, the Existing Senior Notes and any other securities issued under the indenture, and

•	make an offer to repurchase the notes.

     Limitation on Consolidated Debt

      Nextel will not, and will not permit any Restricted Subsidiary to, Incur any Debt, including Acquired Debt, other than Permitted Debt, unless

(1)	with respect to Debt Incurred under this clause (1), the Debt so Incurred and outstanding is in an aggregate principal amount that does not exceed 2.25 times, with respect to Capital Stock sales after June 1, 1997 and on or prior to March 31, 1998, or 2.00 times, with respect to Capital Stock sales after March 31, 1998, the aggregate amount of net cash proceeds, or the Fair Market Value of property other than cash, received by Nextel after June 1, 1997 from the issuance or sale, other than to a Restricted Subsidiary, of shares of its Capital Stock, other than Redeemable Stock, or any options, warrants or other rights to purchase the Capital Stock other than Redeemable Stock, other than

(a)	proceeds applied for use as a Directed Investment, unless the designation has been revoked by the Board of Directors and Nextel either abandons its plans to make the Investment or is able to make the Investment pursuant to the “Limitation on Restricted Payments” covenant, other than as a Directed Investment, and

(b)	proceeds which have been included in the computation of the amounts available for Restricted Payments pursuant to clause (C)(ii) of the second paragraph of the “Limitation on Restricted Payments” covenant, to the extent the inclusion thereof was necessary to allow a subsequent Restricted Payment to be made; or

(2)	on the date of the Incurrence, after giving effect to the Incurrence of the Debt or Acquired Debt and the receipt and application of the net proceeds thereof, and, if the net proceeds of the new Debt are used to acquire a Person that becomes a Restricted Subsidiary or an operating business of Nextel or a Restricted Subsidiary, to all terms of the acquisition, on a pro forma basis, the Operating Cash Flow to Consolidated Interest Expense Ratio would equal or exceed 1.75 to 1.

     Limitation on Restricted Payments

      Nextel will not, directly or indirectly:

(1)	declare or pay any dividend on, or make any distribution to the holders of, any shares of its Capital Stock, other than dividends or distributions payable solely in its Capital Stock, other than Redeemable Stock, or in options, warrants or other rights to purchase any of the Capital Stock, other than Redeemable Stock;

(2)	purchase, redeem or otherwise acquire or retire for value, or permit any Restricted Subsidiary to, directly or indirectly, purchase, redeem or otherwise acquire or retire for value, other than value consisting solely of Capital Stock of Nextel that is not Redeemable Stock or options, warrants or other rights to acquire the Capital Stock that is not Redeemable Stock, any Capital Stock of Nextel, including options, warrants or other rights to acquire the Capital Stock;

(3)	redeem, repurchase, defease or otherwise acquire or retire for value, or permit any Restricted Subsidiary to, directly or indirectly, redeem, repurchase, defease or otherwise acquire or retire for value, other than value consisting solely of Capital Stock of Nextel that is not Redeemable Stock or options, warrants or other rights to acquire the Capital Stock that is not Redeemable Stock, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Debt that is subordinate, whether pursuant to its terms or by operation of law, in right of payment to the notes; or

(4)	make, or permit any Restricted Subsidiary, directly or indirectly, to make, any Investment other than any Permitted Investment, in any Person, other than in a Restricted Subsidiary or a Person that becomes a Restricted Subsidiary as a result of the Investment;

(each of the foregoing actions set forth in clauses (1) through (4), other than an action that is a Permitted Investment or a Permitted Distribution, is a “Restricted Payment,”) unless, at the time of the Restricted Payment, and after giving effect thereto:

(A)	no Default or Event of Default will have occurred and be continuing;

(B)	except with respect to Investments, after giving effect, on a pro forma basis, to the Restricted Payment and the Incurrence of any Debt the net proceeds of which are used to finance the Restricted Payment, the Consolidated Debt to Annualized Operating Cash Flow Ratio would not have exceeded 7.0 to 1; and

(C)	after giving effect to the Restricted Payment on a pro forma basis, the aggregate amount of all Restricted Payments made on or after February 15, 1994 will not exceed:

(i)	the excess of Operating Cash Flow of Nextel for the period, taken as one accounting period from April 1, 1994 to the last day of the last fiscal quarter preceding the date of the proposed Restricted Payment over 1.75 times the Consolidated Interest Expense during such period, plus

(ii)	the aggregate net proceeds, including the fair market value of property other than cash, as determined by the Board of Directors, whose good faith determination shall be conclusive and evidenced by a Board Resolution, received by Nextel from the issuance or sale, other than to a Restricted Subsidiary, on or after February 15, 1994 of shares of its Capital Stock, except for Redeemable Stock, or any options, warrants or other rights to purchase its Capital Stock, except for Redeemable Stock, other than

•	except for purposes of determining whether an Investment under clause (4) above is permitted, shares of Capital Stock or options, warrants or other rights to purchase Capital Stock, or shares issuable upon exercise thereof, issued or sold in the PowerFone Merger, Questar/ AMI Share Exchanges, Motorola Transaction and NTT transactions as defined and described in Nextel’s prospectus, dated February 9, 1994, relating to Nextel’s Senior Redeemable Discount notes due 2004, and

•	shares of Capital Stock or options, warrants or other rights to purchase Capital Stock, or shares issuable upon exercise thereof, the proceeds of the issuance of which are used:

•	to make a Directed Investment, unless the designation has been revoked by the Board of Directors and Nextel is able to make the Investment pursuant to this “Limitation on Restricted Payments” covenant, other than as a Directed Investment, or

•	to Incur Debt under clause (1) of the “Limitation on Consolidated Debt” covenant, unless and until the amount of the Debt

•	is treated as newly issued Debt and could be Incurred in accordance with the “Limitation on Consolidated Debt” covenant, other than under clause (1) thereof, or

•	has been repaid or refinanced with the proceeds of Debt Incurred in accordance with the “Limitation on Consolidated Debt” covenant, other than under clause (1) thereof, or

•	has otherwise been repaid, plus

(iii)	the aggregate net proceeds, including the fair market value of property other than cash, as determined by the Board of Directors, whose good faith determination will be conclusive and evidenced by a Board Resolution, received by Nextel from the issuance or sale, other than to a Restricted Subsidiary, after February 15, 1994 of any Capital Stock of Nextel, other than Redeemable Stock, or any options, warrants or other rights to purchase Capital Stock, other than Redeemable Stock, upon the conversion of, or exchange for, Debt of Nextel or a Restricted Subsidiary.

      The foregoing limitations in this “Limitation on Restricted Payments” covenant do not limit or restrict the making of any Permitted Distribution, Permitted Investment or Directed Investment, and none of a Permitted Distribution, Permitted Investment or Directed Investment will be counted as a Restricted Payment for purposes of clause (C) in the preceding paragraph. In addition, the foregoing limitations do not prevent Nextel from

(I)	paying a dividend on Capital Stock of Nextel within 60 days after the declaration thereof if, on the date when the dividend was declared, Nextel could have paid the dividend in accordance with the provisions of the indenture,

(II)	repurchasing Capital Stock of Nextel, including options, warrants or other rights to acquire the Capital Stock from employees or former employees of Nextel or any Subsidiary thereof for consideration not to exceed $500,000 in the aggregate in any fiscal year, with repurchases pursuant to this clause (II) not being counted as Restricted Payments for purposes of clause (C) in the preceding paragraph, or

(III)	the repurchase, redemption or other acquisition for value of Capital Stock of Nextel to the extent necessary to prevent the loss or secure the renewal or reinstatement of any license or franchise held by Nextel or any of its Subsidiaries from any governmental agency.

      Notwithstanding the foregoing limitations in this “Limitation on Restricted Payments” covenant, Nextel will be permitted to make any Investment in a Person that is not, either before or after giving effect thereto, a Subsidiary of Nextel, provided that, immediately after giving effect thereto, the amount equal to

(x)	the aggregate amount of all Investments made pursuant to this paragraph minus

(y)	all cash received by Nextel or any Restricted Subsidiary from the sale, transfer or other disposition to a Person that is not a Subsidiary of Nextel, of any Investment, or portion thereof, included in the aggregate amount (with the amount of cash to be counted for this purpose not to exceed the amount of the Investment, or portion thereof, so included), will not exceed the greater of

•	$400 million, and

•	2% of the Total Market Value of Equity of Nextel as of the time.

For purposes of determining the aggregate amount of Investments referred to in clause (x), the amount of any Investment will be deemed to equal the cash portion thereof plus the fair market value of any non-cash portion thereof, to the extent the portion constitutes an Investment, at the time the Investment is made, as determined by the Board of Directors, whose good faith determination will be conclusive and evidenced by a Board Resolution.

      Notwithstanding the foregoing, no Investment in a Person will be a Restricted Payment if (a) immediately thereafter the Person would be a Restricted Subsidiary or (b) pursuant to the terms of the agreement under which the Investment is made, within 365 days of the date of the Investment, the Person in which the investment is made (i) will become a Restricted Subsidiary or (ii) will be merged or consolidated with or into, or will transfer or convey substantially all of its assets to, Nextel or a Restricted Subsidiary; provided, that if an Investment is made pursuant to an agreement as described in clause (b) and that agreement is terminated prior to the consummation of the transactions contemplated thereby, the Investment will become a Restricted Payment unless Nextel liquidates the Investment within 365 days of the termination of the agreement. In addition, if any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary, all Investments previously made in the Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the third preceding paragraph or the aggregate amount of Investments pursuant to clause (x) of the immediately preceding paragraph, in each case to the extent the Investments would otherwise be so counted. For purposes of clause (C)(iii) above, the net proceeds received by Nextel from the issuance or sale of its Capital Stock either upon the conversion of, or exchange for, Debt of Nextel or any Restricted Subsidiary will be deemed to be an amount equal to

      (X) the sum of

(i)	the principal amount or accreted value, whichever is less, of Debt on the date of the conversion or exchange and

(ii)	the additional cash consideration, if any, received by Nextel upon the conversion or exchange, less any payment on account of fractional shares, minus

(Y)	all expenses incurred in connection with the issuance or sale.

      In addition, for purposes of clause (C)(iii) above, the net proceeds received by Nextel from the issuance or sale of its Capital Stock upon the exercise of any options or warrants of Nextel or any Restricted Subsidiary will be deemed to be an amount equal to

(i)	the additional cash consideration, if any, received by Nextel upon the exercise, minus

(ii)	all expenses incurred in connection with the issuance or sale.

      For purposes of this “Limitation on Restricted Payments” covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then the Restricted Payment will be deemed to be an amount equal to the cash portion of the Restricted Payment, if any, plus an amount equal to the fair market value of the non-cash portion of the Restricted Payment, as determined by the Board of Directors, whose good faith determination will be conclusive and evidenced by a Board Resolution.

     Restricted Subsidiaries

      Nextel will not designate any Restricted Subsidiary as an Unrestricted Subsidiary, and will not itself, and will not permit any Restricted Subsidiary to, sell, convey, transfer or otherwise dispose of any assets, other than in the ordinary course of business, to any Unrestricted Subsidiary or any Person that becomes an Unrestricted Subsidiary as part of the transaction, unless, after giving effect to any action, the assets (not including any assets so sold, conveyed, transferred or otherwise disposed of, other than in the ordinary course of business, to any Unrestricted Subsidiary or any Person that becomes an Unrestricted Subsidiary as part of the transaction) and business of Nextel and its remaining Restricted Subsidiaries generated at least 90% of Digital Mobile-SMR Operating Cash Flow in the fiscal quarter of Nextel most recently completed prior to the date of the action.

      The Board of Directors may designate any existing Unrestricted Subsidiary or any Person that is about to become a Subsidiary of Nextel as a Restricted Subsidiary if, after giving effect to the action (and, if the designation is made in connection with the acquisition of a Person or an operating business that is about to become a Subsidiary of Nextel, after giving effect to all terms of the acquisition) on a pro forma basis, on the date of the action, the Debt, if any, of the Unrestricted Subsidiary or Person outstanding immediately prior to the designation would have been permitted to be Incurred, and will be deemed to have been Incurred, for all purposes of the indenture.

      Subject to the second preceding paragraph and compliance with the “Limitation on Restricted Payments” covenant, the Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) as an Unrestricted Subsidiary so long as

(1)	neither Nextel nor any of its Restricted Subsidiaries provides credit support for, or a Guarantee of, any Debt of the Subsidiary (including any undertaking, agreement or instrument evidencing the Debt),

(2)	no default with respect to any Debt of the Subsidiary, including any right which the holders thereof may have to take enforcement action against the Subsidiary, would permit, upon notice, lapse of time or otherwise, any holder of any other Debt of Nextel or any Restricted Subsidiary, except any nonrecourse guarantee given solely to support the pledge by Nextel or any Restricted Subsidiary of the Capital Stock of an Unrestricted Subsidiary, to declare a default on the other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity, and

(3)	the designation is evidenced by filing with the trustee the Board Resolution giving effect to the designation.

      The designation by the Board of Directors of a Restricted Subsidiary as an Unrestricted Subsidiary will, for all purposes of the “Limitation on Restricted Payments” covenant, including clause (B) thereof, be deemed to be a Restricted Payment of an amount equal to the fair market value of Nextel’s ownership interest in the Subsidiary, including, without duplication, such indirect ownership interest in all Subsidiaries of the Subsidiary, as determined by the Board of Directors in good faith and evidenced by a Board Resolution.

      The Board of Directors, from time to time, may designate any Person that is about to become a Subsidiary of Nextel as an Unrestricted Subsidiary, and may designate any newly created Subsidiary as an Unrestricted Subsidiary, if at the time that Subsidiary is created it contains no assets, other than the de minimis amount of assets then required by law for the formation of corporations, and Subsidiaries of Nextel that are not designated by the Board of Directors as Restricted or Unrestricted Subsidiaries will be deemed to be Restricted Subsidiaries. Notwithstanding any provisions of this “Restricted Subsidiaries” covenant, all Subsidiaries of an Unrestricted Subsidiary shall be Unrestricted Subsidiaries. The Board of Directors may not change the designation of a Subsidiary of Nextel more than twice in any period of five years.

     Transactions with Affiliates

      Nextel will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction, including the purchase, sale, lease or exchange of any property or the rendering of any service, or series of related transactions with any Affiliate of Nextel on terms that are less favorable to Nextel or such Restricted Subsidiary, as the case may be, than those that might be obtained at the time of the transaction from a Person that is not an Affiliate; provided, however, that this “Transactions with Affiliates” covenant will not limit, or be applicable to:

(1)	any transaction involving one or more Unrestricted Subsidiaries and not involving Nextel or any Restricted Subsidiary,

(2)	any transaction between Nextel and any Restricted Subsidiary or between Restricted Subsidiaries, or

(3)	any Permitted Transactions.

      In addition, any transaction or series of related transactions, other than Permitted Transactions, between Nextel or any Restricted Subsidiary and any Affiliate of Nextel, other than a Restricted Subsidiary, involving an aggregate consideration of $25 million or more must be approved in good faith by a majority of Nextel’s Disinterested Directors, of which there must be at least one, and evidenced by a Board Resolution. For purposes of this “Transactions with Affiliates” covenant, any transaction or series of related transactions between Nextel or any Restricted Subsidiary and an Affiliate of Nextel that is approved by a majority of the Disinterested Directors, of which there must be at least one, and evidenced by a Board Resolution will be deemed to be on terms as favorable as those that might be obtained at the time of the transaction, or series of transactions, from a Person that is not an Affiliate and thus will be permitted under this covenant.

     Activities of Nextel and Restricted Subsidiaries

      Nextel will not, and will not permit any Restricted Subsidiary to, engage in any business other than the telecommunications business and related activities and services, including those businesses, activities and services as Nextel and the Restricted Subsidiaries were engaged in on the Closing Date.

     Provision of Financial Information

      Regardless of whether Nextel is subject to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or any successor provision, Nextel will file with the Securities and Exchange Commission the annual reports, quarterly reports and other documents that Nextel would have been required to file with the Commission under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or any successor provision, if Nextel were subject to those provisions, the documents to be filed with the Commission on or before the respective dates by which Nextel would have been required to file them. Nextel will also in any event:

(1)	within 15 days of each required filing date:

(a)	transmit by mail to all holders, as their names and addresses appear in the security register, without cost to those holders, and

(b)	file with the trustee

copies of the annual reports, quarterly reports and other documents which Nextel would have been required to file with the Commission under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or any successor provisions, if Nextel were subject to those provisions, and

(2)	if filing the documents by Nextel with the Commission is not permitted under the Securities Exchange Act of 1934, promptly upon written request supply copies of the documents to any holder.

      Receipt by the trustee of any report, information or document will not constitute constructive notice of any information contained in or determinable from information in the applicable report or document.

Mergers and Sales of Assets

      The indenture provides that Nextel (1) may not, in any transaction or series of related transactions, consolidate with or merge into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets, substantially as an entirety, to any other Person, and (2) may not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of Nextel’s and its Restricted Subsidiaries’ properties and assets, taken as a whole, substantially as an entirety to any other Person, unless, in each case (1) and (2),

(a)	either:

(i)	Nextel is the surviving entity of such merger or consolidation, or

(ii)	the Person (if other than Nextel) formed by the consolidation or merger or to which the sale, assignment, conveyance, lease or disposition will have been made is a corporation, partnership or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia and that Person expressly assumes all of Nextel’s obligations under the indenture; and

(b)	immediately before and immediately after giving effect to the transaction or series of transactions on a pro forma basis, no default or event of default will have occurred and be continuing; and

(c)	Nextel’s Consolidated Net Worth, or the Consolidated Net Worth of the surviving entity, as the case may be, will be equal to or greater than Nextel’s Consolidated Net Worth immediately before the transaction or series of transactions.

The indenture provides that the foregoing requirements will not apply to any transaction or series of transactions involving the sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets by any Restricted Subsidiary to any other Restricted Subsidiary, or the merger or consolidation of any Restricted Subsidiary with or into any other Restricted Subsidiary.

      Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of Nextel’s or Nextel’s and its Restricted Subsidiaries’ properties and assets in accordance with the immediately preceding paragraph, the successor person formed by the consolidation or into which Nextel is merged or to which the sale, assignment, conveyance, transfer, lease or disposition is made, will succeed to and be substituted for Nextel, and may exercise every right and power of Nextel under the indenture with the same effect as if the successor had been named therein. When the successor assumes all of Nextel’s obligations under the indenture, Nextel will be discharged from those obligations.

      For all purposes of the indenture and the notes, including the provisions described in the two immediately preceding paragraphs and the covenants described under the captions “Limitation on Consolidated Debt” and “Restricted Subsidiaries,” Subsidiaries of any surviving entity will, upon the transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided under the covenant described under the caption “Restricted Subsidiaries,” and all Debt of the surviving entity and its Subsidiaries that was not Debt of Nextel and its Subsidiaries immediately before the transaction or series of transactions will be deemed to have been Incurred upon the transaction or series of transactions.

Events of Default

      The following events will constitute an event of default with respect to the notes:

•	default in payment of the principal of (or any premium, if any) on any of the notes when due;

•	default in payment of any interest on the notes when due and payable, which default continues for 30 days;

•	default in the payment of principal of, and premium and interest, if any, on the notes required to be purchased pursuant to an Offer to Purchase as described under the caption “— Change of Control” when due and payable, or failure to make an Offer to Purchase as required under the caption “— Change of Control;”

•	failure to perform or comply with the provisions described under the caption “— Certain Covenants — Mergers and Sales of Assets;”

•	failure to pay when due, subject to any applicable grace period, the principal of, or acceleration of, any Debt of Nextel or any Restricted Subsidiary having an outstanding principal amount of at least (i) $25 million, individually or in the aggregate, for any period of time during which any of the Existing Senior Notes are outstanding and (ii) $50 million, individually or in the aggregate, from and after the first date on which none of the Existing Senior Notes are outstanding;

•	the rendering of a final judgment or judgments against Nextel or any Restricted Subsidiary in an amount in excess of (i) $25 million for any period of time during which any of the Existing Senior Notes are outstanding and (ii) $50 million from and after the first date on which none of the Existing Senior Notes are outstanding, which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

•	failure by Nextel to comply with its other covenants or agreements in the indenture, which failure continues for a period of 60 days after we receive written notice of such failure given by the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes; and

•	certain events of bankruptcy, insolvency or reorganization with respect to Nextel or any of its Significant Subsidiaries.

      Except as described above, no event of default with respect to a particular series of debt securities issued necessarily constitutes an event of default with respect to any other series of debt securities.

      The indenture provides that if an event of default, other than an event of bankruptcy or insolvency occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the notes, may declare the principal amount of the notes to be immediately due and payable.

      The indenture provides that if an event of default due to bankruptcy or insolvency occurs and is continuing, then the notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the notes.

      Under certain circumstances, the holders of a majority in aggregate principal amount of the notes may rescind a declaration of default. No such rescission will affect any subsequent default or impair any right consequent thereto.

      The trustee is required to give the holders of the notes notice of a default known to it, provided that, except in the case of a default in payment of principal of or any premium or interest on the notes, the trustee may withhold the notice, if it determines, in good faith, that withholding the notice is in the interests of the holders of the notes. The indenture provides for Nextel to deliver to the trustee annual statements as to its performance under the indenture.

      No holder will have any right to pursue any remedy with respect to the indenture unless

•	the holder has previously given the trustee written notice of a continuing event of default with respect to the notes;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to pursue the remedy;

•	the holder or holders have offered to the trustee reasonable security or indemnity satisfactory to the trustee;

•	the trustee has failed to comply with the request within 60 days after its receipt of such notice, request and offer of indemnity; and

•	the holders of a majority in aggregate principal amount of the notes have not given the trustee a direction inconsistent with the request within 60 days after receipt of the request.

      Such limitations do not apply, however, to a suit instituted by a holder for the enforcement of the payment of the principal of, premium, if any, and interest in respect of the notes on the date specified for payment in the notes. The holders of at least a majority in aggregate principal amount of the notes may waive an existing default with respect to the notes and its consequences, other than (i) any default in any payment of the principal of, and premium, if any, or interest on, the notes or (ii) any default in respect of the covenants or provisions in the indenture which may not be modified without the consent of the holder of each outstanding debt security of the series affected.

      The indenture provides for Nextel to deliver to the trustee after the end of each of our fiscal years an officers’ certificate stating whether or not the signers know of any default that occurred during the last fiscal year.

Modification and Waiver

      Modifications and amendments of the indenture may be made by Nextel and the trustee with Required Consent; provided, however, that no such modification or amendment may, without the consent of each holder of the notes affected thereby:

•	change the dates fixed in the notes for the payment of the principal of (or any installment of principal of or interest on) the notes, or any premium payable upon redemption thereof;

•	reduce the principal amount of or the rate of interest applicable to the notes (including any change in the index, indices or formula pursuant to which the interest rate is determined that would reduce the interest rate for any period) or any premium payable upon redemption of the notes;

•	change the place or currency of payment of principal of (or premium, if any) or interest on the notes;

•	impair the right to institute suit for the enforcement of any payment on the notes on or after the payment is due and payable (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of debt securities of any series required to consent to an amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•	modify the provisions relating to waiver of certain defaults or any of the provisions relating to the amendment of the indenture, except (i) to increase the percentage required for consent to modification or (ii) to provide that certain other provisions of indenture may not be modified or waived without the consent of each affected holder.

No Personal Liability of Incorporators, Stockholders, Officers, Directors or Employees

      There will be no recourse against any incorporator or past, present or future stockholder, officer, director, employee or controlling person of Nextel

•	for the payment of the principal of, premium, if any, or interest on, any of the notes, or

•	for any claim and no recourse under or upon any obligation, covenant or agreement of Nextel contained in the indenture or in any of the notes, or

•	because of the creation of any Debt represented thereby.

Each holder, by accepting the notes, waives and releases all such liability.

Book Entry; Delivery and Form

     Amount Unlimited; Notes Issued as a Series

      Nextel may issue additional notes under the indenture. The additional notes may be in any amount and may be treated as part of the same series as the notes offered hereby for purposes of the indenture. The notes offered hereby are being offered as a separate series under the indenture in the aggregate principal amount set forth on the cover page. If Nextel issues additional notes as part of the same series as the notes offered hereby, the additional notes and the notes offered hereby will be treated as a single series for all purposes of the indenture, including waivers, amendments and redemptions. Under the terms of the indenture, Nextel has and may from time to time in the future issue other series of notes with interest rates, maturities and other terms that are different than the notes offered hereby. Unless the context otherwise requires, all references in this Description of Notes include any additional notes issued as part of the same series.

     Book-Entry, Delivery and Form

      The notes will be issued in the form of a global note or notes. Nextel has selected The Depository Trust Company, New York, New York, to act as the depositary for the global note or notes. Nextel will register the global note or notes in The Depository Trust Company’s name or in the name of its nominee. Except in the circumstances described below, global notes may be transferred only to the depositary or its nominee or to a successor of the depositary or its nominee. The depositary has also advised Nextel that pursuant to procedures established by it:

•	upon the issuance by Nextel of the global notes, the depositary will credit the accounts of participants designated by the underwriters with the principal amount of the global notes; and

•	ownership of beneficial interests in the global notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary, with respect to participants’ interests, the participants and the indirect participants.

      The laws of some states require that certain persons take physical delivery in definitive form of securities they own. These laws may impair the ability of such persons to own, transfer or pledge beneficial interests in a global note.

      Neither Nextel nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      Principal, premium and interest payments on the global notes registered in the name of the depositary or its nominee, as the case may be, will be made by Nextel, either directly or through a paying agent, to the depositary or its nominee, as the case may be, as the registered owner of the global notes. The depositary has advised Nextel and the trustee that its present practice is, upon receipt of any payment of principal, premium or interest, to credit immediately the accounts of its relevant participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in the global notes as shown on the records of the depositary. Payments by participants and indirect participants to owners of beneficial interests in the global notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of those participants or indirect participants.

      As long as the notes are represented by the global notes, the depositary or its nominee, as the case may be, will be the holder of the notes and therefore will be the only entity that can exercise a right to cause the repurchase of the notes. The circumstances under which Nextel may be required to repurchase the notes are described above under “—Change of Control.” Notice by participants or indirect participants of the depositary or by owners of the beneficial interests in global notes held through those participants of the depositary or by owners of the beneficial interests in global notes held through those participants or indirect participants of the exercise of the option to elect repayment of beneficial interests in the notes represented by the global notes must be transmitted to the depositary in accordance with its procedures on a form required by the depositary and provided to participants. In order to ensure that the depositary or its nominee, as the case may be, will timely exercise a right to repayment with respect to a particular note, the beneficial owner of that note must instruct the broker or other participant or indirect participant through which it holds an interest in that note to notify the depositary of its desire to exercise a right to repayment. Different firms have cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which the instruction must be given in order for timely notice to be delivered to the depositary. Nextel will not be liable for any delay in delivery of notices of the exercise of the option to elect repayment.

      Nextel will issue notes in definitive form in exchange for the global notes if:

•	the depositary is at any time unwilling or unable to continue as the depositary or has ceased to be a clearing agency registered under the Securities Exchange Act of 1934 and, in each case, a successor depositary is not appointed by Nextel within 90 days;

•	an Event of Default under the indenture or an event that with notice or lapse of time, or both, would constitute an Event of Default under the indenture will have occurred or be continuing; or

•	Nextel so requests.

      In each such instance, an owner of a beneficial interest in the global notes will be entitled to have notes equal in principal amount to its beneficial interest registered in its name and will be entitled to physical delivery of those notes in definitive form. The definitive notes will be registered in the names as the depositary will instruct the trustee. Notes so issued in definitive form will be issued in denominations of $1,000 and integral multiples of $1,000 and will be issued in registered form only, without coupons.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      The following is a summary of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes. It is not a complete analysis of all the potential tax considerations relating to the notes. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, referred to as the “Code,” Treasury Regulations promulgated under the Code, and currently effective administrative rulings and judicial decisions, all relating to the U.S. federal income tax treatment of debt instruments. These authorities may be changed, perhaps with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service, referred to as the “I.R.S.,” or an opinion of counsel with respect to the statements made herein concerning the notes, and we cannot assure you that the I.R.S. will agree with such statements.

      This summary assumes that the notes are held as capital assets and that holders will purchase the notes for cash upon their initial issuance pursuant to this prospectus supplement at the offering price set forth on the cover of this prospectus supplement. This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all tax considerations that may be applicable to holders’ particular circumstances or to holders that may be subject to special tax rules, such as, for example:

•	holders subject to the alternative minimum tax;

•	banks, insurance companies, or other financial institutions;

•	tax-exempt organizations;

•	dealers in securities or commodities;

•	expatriates;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	holders whose functional currency is not the U.S. dollar;

•	persons that will hold the notes as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction;

•	persons deemed to sell the notes under the constructive sale provisions of the Code; or

•	partnerships or other pass-through entities.

      If a partnership holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership that will be holding notes, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the notes.

      This summary of certain U.S. federal income tax considerations is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

Consequences to U.S. Holders

      The following is a summary of the general U.S. federal income tax consequences that will apply to you if you are a “U.S. Holder” of the notes. Certain consequences to “Non-U.S. Holders” of the notes are described under “— Consequences to Non-U.S. Holders,” below. “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision of the United States;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

     Payments of Interest

      Stated interest on the notes will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

     Disposition of Notes

      Upon the sale, exchange, redemption or other taxable disposition of a note, you generally will recognize taxable gain or loss equal to the difference between the amount realized on such disposition (except to the extent any amount realized is attributable to accrued but unpaid interest, which is treated as interest as described above) and your adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to such holder.

      Gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period for the note is more than 12 months. The deductibility of capital losses by U.S. Holders is subject to certain limitations.

     Information Reporting and Backup Withholding

      In general, information reporting requirements will apply to certain payments of principal, premium (if any) and interest on and the proceeds of certain sales of notes unless you are an exempt recipient. A backup withholding tax will apply to such payments if you fail to provide your taxpayer identification number or certification of exempt status or have been notified by the I.R.S. that payments to you are subject to backup withholding.

      Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against your U.S. federal income tax liability provided that you furnish the required information to the I.R.S. on a timely basis.

Consequences to Non-U.S. Holders

      The following is a summary of the general U.S. federal income tax consequences that will generally apply to you if you are a Non-U.S. Holder of notes. The term “Non-U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes, a nonresident alien or a corporation, estate or trust that is not a U.S. Holder.

      Special rules may apply to certain Non-U.S. Holders such as “controlled foreign corporations,” “passive foreign investment companies” and “foreign personal holding companies,” as such terms are defined in the Code. If you are a Non-U.S. Holder, we encourage you to consult your own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to you.

     Payments of Interest

      The 30% U.S. federal withholding tax (or lower applicable treaty rate) generally will not apply to any payment to you of interest on a note that is not effectively connected with a U.S. trade or business provided that:

•	you do not actually or constructively (under applicable attribution rules) own 10% or more of the total combined voting power of our voting stock, within the meaning of Section 871(h)(3) of the Code;

•	you are not a controlled foreign corporation that is related to us directly or indirectly through stock ownership;

•	you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

•	(a) you provide your name and address, and certify, under penalties of perjury, that you are not a “U.S. person” (which certification may be made on an I.R.S. Form W-8BEN) or (b) a securities clearing organization, bank, or other financial institution that holds customers’ securities in the ordinary course of its business holds the note on your behalf and certifies, under penalties of perjury, either that it has received I.R.S. Form W-8BEN from you or from another qualifying financial institution intermediary or that it is permitted to establish and has established your foreign status through other documentary evidence, and otherwise complies with applicable requirements. If the notes are held by or through certain foreign intermediaries or certain foreign partnerships, such foreign intermediaries or partnerships must also satisfy the certification requirements of applicable Treasury Regulations.

      If you cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) I.R.S. Form W-8BEN claiming an exemption from or reduction in withholding under an applicable tax treaty or (2) I.R.S. Form W-8ECI stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States. If you are engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business, you will instead be required to pay U.S. federal income tax on that interest on a net income basis in the same manner as if you were a U.S. Holder, except as otherwise provided by an applicable tax treaty. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest on the notes which is effectively connected with your conduct of a trade or business in the United States would be included in your earnings and profits.

     Disposition of Notes

      Any gain recognized upon the sale, exchange, redemption or other taxable disposition of a note (except with respect to accrued and unpaid interest, which would be taxable as such) will not be subject to the 30% U.S. federal withholding tax. Such gain also generally will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with your conduct of a trade or business in the United States; or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

      A Non-U.S. Holder described in the first bullet point above will generally be required to pay U.S. federal income tax on the net gain derived from the sale, except as otherwise required by an applicable tax treaty, and if such holder is a foreign corporation, it may also be required to pay a branch profits tax at a 30% rate or a lower rate if so specified by an applicable tax treaty.

     Information Reporting and Backup Withholding

      In general, information reporting and backup withholding may apply to certain payments of principal, premium (if any) and interest on the notes to Non-U.S. Holders, as well as to the proceeds of certain sales of notes made through brokers, unless the holder has made appropriate certifications as to its foreign status, or has otherwise established an exemption. The certification of foreign status described above under “— Payments of Interest” is generally effective to establish an exemption from backup withholding.

      Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against your U.S. federal income tax liability provided that you furnish the required information to the I.R.S. on a timely basis.

      The above discusses the material U.S. federal income tax consequences of the ownership and disposition of the notes by Non-U.S. Holders. You are urged to consult your own tax advisor with respect to the particular tax consequences to you of ownership and disposition of the notes, including the effect of any state, local, foreign or other tax laws.

UNDERWRITING

      Nextel and the underwriters for the offering named below have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of notes indicated in the following table.

Principal Amount
Underwriters	of Notes

Goldman, Sachs & Co.	$157,500,000
J.P. Morgan Securities Inc.	157,500,000
Bear, Stearns & Co. Inc.	15,000,000
Banc of America Securities LLC	15,000,000
Credit Suisse First Boston LLC	15,000,000
Lehman Brothers Inc.	15,000,000
Morgan Stanley & Co. Incorporated	15,000,000
UBS Securities LLC	15,000,000
Wachovia Capital Markets, LLC	15,000,000
Blaylock & Partners, L.P.	10,000,000
Citigroup Global Markets Inc.	10,000,000
Guzman & Company	10,000,000
Legg Mason Wood Walker Incorporated	10,000,000
Raymond James & Associates, Inc.	10,000,000
Scotia Capital (USA) Inc.	10,000,000
SG Cowen Securities Corporation	10,000,000
The Williams Capital Group, L.P.	10,000,000

$500,000,000

      The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

      Notes sold by the underwriters to the public will initially be offered at the offering price set forth on the cover of this prospectus supplement. If all the notes are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms.

      The notes are a new issue of securities with no established trading market. The company has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

      In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

      These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

      Each underwriter has represented, warranted and agreed that: (i) it has not offered or sold and, prior to the expiry of a period of six months from the closing date, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

      The notes may not be offered or sold, transferred or delivered, as part of their initial distribution or at any time thereafter, directly or indirectly, to any individual or legal entity in the Netherlands other than to individuals or legal entities who or which trade or invest in securities in the conduct of their profession or trade, which includes banks, securities intermediaries, insurance companies, pension funds, other institutional investors and commercial enterprises which, as an ancillary activity, regularly trade or invest in securities.

      The company estimates that its total expenses of the offering will be approximately $500,000, which will be paid by Goldman, Sachs & Co. and J.P. Morgan Securities Inc.

      The company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Other Relationships

      Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the company, for which they received or will receive customary fees and expenses.

LEGAL MATTERS

      Jones Day, Atlanta, Georgia, will pass upon the validity of the notes offered by this prospectus supplement for Nextel. Certain legal matters relating to this offering will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at the Public Reference Room maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Our filings are also available on the Commission’s Internet site at http://www.sec.gov, or from our Internet site at http://www.nextel.com. However, the information on our Internet site does not constitute part of this prospectus supplement or the accompanying prospectus.

      This prospectus supplement and accompanying prospectus constitute part of a registration statement on Form S-3 that we filed with the Commission under the Securities Act of 1933. As permitted by the rules and regulations of the Commission, this prospectus supplement and the accompanying prospectus omit some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus supplement and the prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the Commission, at the Public Reference Room maintained by the Commission in Washington, D.C., as well as through the Commission’s Internet site.

      Statements contained in this prospectus supplement, in the accompanying prospectus, or in any document incorporated by reference herein or therein as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to, or incorporated by reference into, the registration statement, each statement being qualified in all respects by such reference.

INCORPORATION OF DOCUMENTS BY REFERENCE

      We have elected to “incorporate by reference” certain information into this prospectus supplement and accompanying prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the Commission. The information incorporated by reference is deemed to be part of this prospectus supplement and accompanying prospectus, except that later information filed with the Commission and incorporated by reference or deemed to be incorporated by reference into this prospectus supplement and accompanying prospectus will update and supersede this information. This prospectus supplement incorporates by reference:

•	the Current Report on Form 8-K filed July 17, 2003 solely with respect to the information disclosed under Item 5 of such report;

•	the Current Report on Form 8-K filed July 24, 2003;

•	the Current Report on Form 8-K filed July 30, 2003;

•	the Current Report on Form 8-K filed September 19, 2003;

•	the Current Report on Form 8-K filed October 16, 2003 solely with respect to the information disclosed under item 5 of such report;

•	the Quarterly Report on Form 10-Q for the quarter ended June 30, 2003;

and the documents listed in the accompanying prospectus under the heading “Where You Can Find More Information” that we have previously filed with the Commission.

      We are also incorporating by reference additional documents we may file with the Commission (other than Current Reports on Form 8-K insofar as they contain Regulation FD disclosure furnished under Item 9 of Form 8-K or other disclosures furnished under Item 12 of Form 8-K, unless otherwise indicated therein), under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus supplement and before the termination of the offering. This additional information is a part of this prospectus supplement from the date of filing of those documents.

      We will make documents incorporated by reference available to you without charge upon your oral or written request. Requests for those documents should be directed to Nextel Communications, Inc., 2001 Edmund Halley Drive, Reston, Virginia 20191, Attention: Investor Relations, Telephone: (703) 433-4300. The information relating to us contained in this prospectus supplement and the accompanying prospectus does not purport to be complete and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus.

      Any statements made in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

PROSPECTUS

NEXTEL COMMUNICATIONS, INC.

DEBT SECURITIES

PREFERRED STOCK
CLASS A COMMON STOCK
DEPOSITARY SHARES
WARRANTS
PURCHASE CONTRACTS
UNITS

NEXTEL CAPITAL TRUST I

NEXTEL CAPITAL TRUST II
NEXTEL CAPITAL TRUST III

TRUST PREFERRED SECURITIES

     We or, as applicable, the Nextel Capital Trusts may offer from time to time the following types of securities:

•	our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other evidences of indebtedness;

•	shares of our preferred stock, which may be issued in the form of depositary receipts representing a fraction of a share of preferred stock;

•	shares of our class A common stock;

•	warrants to purchase any of the other securities that may be sold under this prospectus;

•	trust preferred securities issued by one of the Nextel Capital Trusts;

•	purchase contracts to acquire any of the other securities that may be sold under this prospectus; or

•	any combination of these securities, individually or as units.

     The securities will have an aggregate initial offering price of up to $4,500,000,000 or an equivalent amount in U.S. dollars if any securities are denominated in a currency other than U.S. dollars. The securities may be offered separately or together in any combination and as separate series.

     We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

     Our class A common stock is traded on The Nasdaq National Market under the symbol “NXTL.” On July 10, 2003, the last sale price of our class A common stock on the Nasdaq National Market was $18.98 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      Investing in our securities involves risks. See “Risk Factors” beginning on page 3.

     We may sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts.

     This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement.

The date of this prospectus is July 11, 2003.

      We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated by reference in this prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation. Neither the delivery of this prospectus nor any sale under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, that the information contained in this prospectus is correct as of any time subsequent to its date, or that any information incorporated by reference in this prospectus is correct as of any time subsequent to its date.

i

OUR COMPANY

      This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. You may obtain documents that we filed or in the future will file with the Securities and Exchange Commission that are incorporated by reference into this prospectus from the Securities and Exchange Commission or by written or oral request to us. Requests for those documents should be directed to Nextel Communications, Inc., 2001 Edmund Halley Drive, Reston, Virginia 20191, Attention: Investor Relations, telephone (703) 433-4300. See “Where You Can Find More Information.”

      “Nextel®,” “Nextel Direct Connect®” and “Nextel Online®” are trademarks or service marks of Nextel. “Motorola®” and “iDEN®” are trademarks or service marks of Motorola, Inc.

      We are a leading provider of wireless communications services in the United States. Our service offerings include:

•	digital wireless service;

•	Nextel Direct Connect, our long-range digital walkie-talkie service; and

•	wireless data, including email, text messaging and Nextel Online services, which provide wireless access to the Internet, an organization’s internal databases and other applications.

      Our all-digital packet data network is based on Motorola, Inc.’s integrated Digital Enhanced Network, or iDEN, wireless technology.

      We, together with Nextel Partners, Inc., currently serve 198 of the top 200 U.S. markets where 240 million people live or work. As of March 31, 2003, we had about 15,300 employees and 11.1 million handsets in service.

      We owned about 31% of the common stock of Nextel Partners as of March 31, 2003. Nextel Partners provides digital wireless communications services under the Nextel brand name in mid-sized and tertiary U.S. markets. Nextel Partners has the right to operate in 57 of the top 200 metropolitan statistical areas in the United States ranked by population.

      In addition to our domestic operations, as of March 31, 2003, we owned about 35% of the outstanding common stock of NII Holdings, Inc., formerly known as Nextel International, Inc. NII Holdings provides wireless communications services primarily in selected Latin American markets. On May 24, 2002, NII Holdings filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. On November 12, 2002, NII Holdings emerged from bankruptcy. Before its reorganization, NII Holdings was our substantially wholly owned subsidiary.

      From 1987, when we began operations, through 2001, we were unable to generate sufficient cash flow from operations to fund our business and its expansion. Due to our history of losses and negative cash flow through 2001, we have incurred substantial indebtedness to date to finance our operations. As of March 31, 2003, we had about $12,972 million of outstanding indebtedness, including $7,286 million of senior notes and $4,520 million of indebtedness under our bank credit facility, as well as $202 million of capital lease and finance obligations and $947 million in mandatorily redeemable preferred stock obligations. For the quarterly period ended March 31, 2003, we had operating revenues of $2,371 million and income available to common stockholders of $208 million. While we had positive income available to common stockholders for the quarterly period ended March 31, 2003, there can be no assurance that we will continue to operate profitably, and if we cannot operate profitably we may not be able to meet our debt service, working capital, capital expenditure or other cash needs. Our accumulated deficit was $7,553 million at March 31, 2003.

      Our principal executive and administrative facility is located at 2001 Edmund Halley Drive, Reston, Virginia 20191, and our telephone number is (703) 433-4000. In addition, we have sales and engineering offices throughout the country.

THE NEXTEL CAPITAL TRUSTS

      Each of Nextel Capital Trust I, Nextel Capital Trust II and Nextel Capital Trust III is a statutory trust newly formed under Delaware law by us, as depositor of each of the trusts, and The Bank of New

York (Delaware), as trustee in the State of Delaware pursuant to the Delaware Statutory Trust Act. The trusts have been formed solely:

•	for the possible sale of one or more series of trust preferred securities under this prospectus and the sale of trust common securities to us or one of our subsidiaries at the time of any sale of trust preferred securities;

•	to purchase our junior subordinated debt securities with the proceeds of any sale of their securities; and

•	to engage in related activities.

      The principal office of each of the trusts is c/o Nextel Communications, Inc., 2001 Edmund Halley Drive, Reston, Virginia 20191, and its telephone number is (703) 433-4000.

RISK FACTORS

1.	We have a history of net losses and negative cash flow and may not be able to generate sufficient net income.

      From 1987, when we began operations, through 2001, we were unable to generate sufficient cash flow from operations to fund our business and its expansion. We may not be able to generate sufficient cash flow to meet our debt service, working capital, capital expenditure or other cash needs. We may be unable to continue to generate sufficient cash flows from our internal business operations to support our growth and continued operations. While we had income available to common stockholders of $208 million for the quarterly period ended March 31, 2003, our accumulated deficit was $7,553 million at March 31, 2003.

2.	We have substantial indebtedness and if we cannot obtain additional funds if needed, we may not be able to implement our long-term business plan.

      Our long-term cash needs may be much greater than our cash on hand and availability under our existing financing agreements. As of March 31, 2003, we had about $12,972 million of outstanding indebtedness, including $7,286 million of senior notes and $4,520 million of indebtedness under our bank credit facility, as well as $202 million of capital lease and finance obligations and $947 million in mandatorily redeemable preferred stock obligations. The level of our outstanding indebtedness greatly exceeds our cash on hand and our annual cash flows from operating activities. At March 31, 2003, we had $2,277 million of cash, cash equivalents and short-term investments on hand. We had $813 million of cash provided by operating activities for the quarterly period ended March 31, 2003. Our principal repayment obligations on our outstanding indebtedness under our senior notes, credit facility and capital lease and finance obligations, and our redemption obligations under our mandatorily redeemable preferred stock, as of March 31, 2003, total $176 million for 2003, $366 million for 2004, $476 million for 2005, $514 million for 2006, $2,456 million for 2007 and $9,080 million after 2007.

      If we are unable to raise any necessary additional financing, we may not be able to:

•	expand and enhance our network, including implementation of any enhanced iDEN services to expand wireless voice capacity or enhanced data services or any deployment of “third generation,” or 3G, or other “next generation” mobile wireless services;

•	maintain our anticipated levels of growth;

•	meet our debt service requirements; or

•	pursue strategic acquisitions or other opportunities to increase our spectrum holdings, including those that may be necessary to support or provide next generation mobile wireless services.

      Our failure to timely achieve any one of these goals could result in the delay or abandonment of some or all of our development, expansion and acquisition plans and expenditures, which could have an adverse effect on us.

      Our bank credit facility as in effect on March 31, 2003 provided for total secured financing capacity of up to about $5.8 billion, which availability declines over time, provided we satisfy financial and other conditions. As of March 31, 2003, we had borrowed $4,520 million of this secured financing. The continued availability of funds under our term loans and our ability to access the remaining availability under our revolving loan commitment is limited by various financial covenants and ratios, including the ratio of our total debt to operating cash flow, as defined under the bank credit facility. Our ability to access the remaining availability is also subject to the satisfaction of covenants under indentures relating to our public notes and other conditions. Our access to additional funds also may be limited by:

•	the terms of our existing financing agreements, including restrictive covenants;

•	existing debt service requirements;

•	market conditions affecting the telecommunications industry in general;

•	the terms of options and other convertible securities issued to others that may make equity financings more difficult;

•	the potential commercial opportunities and risks associated with implementation of our business plan;

•	the market’s perception of our performance and assets; and

•	the actual amount of cash we need to pursue our business strategy.

3.	We have significant intangible assets, which may not be adequate to satisfy our obligations in the event of a liquidation.

      If we default on debt or if we were liquidated, the value of our assets may not be sufficient to satisfy our obligations. We have a significant amount of intangible assets, such as licenses granted by the Federal Communications Commission. The value of these licenses will depend significantly upon the success of our business and the growth of the specialized mobile radio and wireless communications industries in general. We had a net tangible book value deficit of $3,995 million as of March 31, 2003.

4.	Our existing financing agreements contain covenants and financial tests that limit how we conduct business.

      As a result of restrictions contained in our financing agreements, we may be unable to raise additional financing, compete effectively, particularly in respect of next generation technologies, or take advantage of new business opportunities. This may affect our ability to generate revenues and profits. Among other matters, we are restricted in our ability to:

•	incur or guarantee additional indebtedness, including additional borrowings under existing financing arrangements;

•	pay dividends and make other distributions;

•	pre-pay any subordinated indebtedness;

•	make investments and other restricted payments; and

•	sell assets.

      Under our bank credit facility, we also are required to maintain specified financial ratios and satisfy financial tests. Our inability to meet these ratios and other tests could result in a default under our bank credit facility, which could have a material adverse effect on us as we could then be required to repay all amounts then outstanding, unless we were able to negotiate an amendment or waiver. Although in the first quarter of 2001 we were able to amend the covenants under our bank credit facility to avert a likely covenant violation, there is no assurance that we would be able to do so in the future. Borrowings under the bank credit facility are secured by liens on assets of substantially all of our subsidiaries.

5.	We may not be able to obtain additional or contiguous spectrum, which may adversely affect our ability to implement our long-term business plan.

      We may seek to acquire additional or contiguous spectrum through negotiated purchases, in government-sponsored auctions of spectrum or otherwise. We cannot be sure in which auctions we may participate or whether we will be a successful bidder. Contiguous spectrum may be necessary in implementing 3G or other next generation technologies that may allow us to provide additional products or services to our customers or provide other benefits. Further, to the extent we cannot obtain contiguous spectrum, we may not be able to implement future technologies at a lower cost. We may not be able to accomplish any spectrum acquisition or the necessary additional capital for that spectrum may not be available to us. If sufficient additional capital is not available, to the extent we are able to complete any spectrum acquisition, the amount of funding available to us for our existing business would be reduced. Even if we are able to acquire spectrum, we still may require additional capital to finance the pursuit of any new business opportunities associated with our acquisitions of additional spectrum, including those necessary to support or provide next generation wireless services. This additional capital may not be available.

6.	If we are not able to compete effectively in the highly competitive wireless communications industry, our future growth and operating results will suffer.

      There are currently six national wireless communications services providers, including us. Our ability to compete effectively with these providers and other prospective wireless communications service providers depends on the factors below, among others.

a.	If our wireless communications technology does not perform in a manner that meets customer expectations, we will be unable to attract and retain customers.

      Customer acceptance of the services we offer is and will continue to be affected by technology-based differences and by the operational performance and reliability of our network. We may have difficulty attracting and retaining customers if we are unable to resolve quality issues related to our network as they arise or if those issues:

•	limit our ability to expand our network coverage or capacity as currently planned; or

•	were to place us at a competitive disadvantage to other wireless service providers in our markets.

b.	We may be limited in our ability to grow unless we expand system capacity and improve the efficiency of our business systems and processes.

      Our subscriber base continues to grow rapidly. Our operating performance and ability to retain these new customers may be adversely affected unless we are able to timely and efficiently meet the demands for our services and address increased demands on our customer service, billing and other back-office functions. To successfully increase our number of subscribers, we must:

•	expand the capacity of our network;

•	potentially obtain additional spectrum in some or all of our markets;

•	secure sufficient transmitter and receiver sites at appropriate locations to meet planned system coverage and capacity targets;

•	obtain adequate quantities of base radios and other system infrastructure equipment; and

•	obtain an adequate volume and mix of handsets and related accessories to meet subscriber demand.

      Additionally, customer reliance on our customer care functions will increase as we add customers through channels not involving direct face-to-face contact with a sales representative, such as web sales or telesales. We recently outsourced many aspects of our customer care function and cannot be sure that this outsourcing will not heighten these risks.

c.	Some of our competitors are financially stronger than we are, which may limit our ability to compete based on price.

      Because of their resources and, in some cases, ownership by larger companies, some of our competitors may be able to offer services to customers at prices that are below the prices that we can offer for comparable services. If we cannot compete effectively based on the price of our service offerings, our revenues and growth may be adversely affected.

d.	We may face continuing pressure to reduce prices, which could adversely affect operating results.

      Over the past several years, as the intensity of competition among wireless communications providers has increased, we and our competitors have decreased prices or increased service and product offerings, resulting in declining average monthly revenue per subscriber which may continue. Competition in pricing and service and product offerings may also adversely impact customer retention. To the extent we continue to offer more competitive pricing packages, our average monthly revenue per subscriber may continue to decrease, which would adversely affect our results of operations. If this trend continues, it may be increasingly difficult for us to remain competitive. We may encounter further market pressures to:

•	continue to migrate existing customers to lower priced service offering packages;

•	restructure our service offering packages to offer more value;

•	reduce our service offering prices; or

•	respond to particular short-term, market specific situations, such as special introductory pricing or particular new product or service offerings, in a particular market.

e.	Our digital handsets are more expensive than those of some competitors, which may affect our growth and profitability.

      With the exception of the Blackberry 6510™, which is available only from Research in Motion Ltd., we currently market multi-function digital handsets only available from one supplier. The higher cost of these handsets, as compared to analog handsets and digital handsets that do not incorporate a similar multi-function capability and are available from multiple suppliers, may make it more difficult or less profitable for us to attract customers. In addition, the higher cost of our handsets requires us to absorb part of the cost of offering handsets to new and existing customers. These increased costs and handset subsidy expenses may reduce our growth and profitability.

f.	If we do not keep pace with rapid technological changes, we may not be able to attract and retain customers.

      Our network uses scattered, non-contiguous spectrum frequencies. Because of their fragmented character, these frequencies traditionally were only usable for two-way radio calls, such as those used to dispatch taxis and delivery vehicles. We became able to use these frequencies to provide a wireless telephone service competitive with cellular carriers only when Motorola developed its proprietary iDEN technology. We are currently the only national U.S. wireless service provider utilizing iDEN technology, and iDEN handsets are not currently designed to roam onto other domestic wireless networks. The wireless telecommunications industry is experiencing significant technological change, including the deployment of unlicensed spectrum devices. Future technological advancements may enable other wireless technologies to equal or exceed our current levels of service and render iDEN technology obsolete. If we are unable to meet future advances in competing technologies on a timely basis, or at an acceptable cost, we may not be able to compete effectively and could lose customers to our competitors. In addition, competition among the differing wireless communications technologies could:

•	further segment the user markets, which could reduce the demand for, and competitiveness of, our technology; and

•	reduce the resources devoted by third party suppliers, including Motorola, which supplies all of our current iDEN technology, to developing or improving the technology for our systems.

g.	Our coverage is not as extensive as that of other wireless service providers, which may limit our ability to attract and retain customers.

      Our network does not provide the extensive roaming coverage that is available through some of our competitors. The coverage areas of these other providers include areas where our network, or that of our affiliate Nextel Partners, has not been built or will not be built. In addition, some of our competitors provide their customers with handsets with both digital and analog capability, which expands their coverage, while we have only digital capability. We may not, either alone or together with Nextel Partners, be able to achieve comparable system coverage with some of our competitors. If a sufficient number of customers or potential customers are not willing to accept system coverage limitations as a trade-off for our multi-function wireless communications package, our operating results will be adversely affected.

h.	If our wireless data and Internet services do not perform satisfactorily, our operations and growth could be adversely affected.

      We offer our subscribers access to wireless data and Internet services, marketed under the brand name Nextel Online. Unless these services perform satisfactorily, are utilized by a sufficient number of our subscribers and produce sufficient levels of customer satisfaction, our future results may be adversely affected. Because we have less spectrum than some of our competitors, and because we have elected to defer the deployment of any next generation technology, any wireless data and Internet services that we offer could be significantly limited compared to those services offered by other wireless communications providers.

      Our wireless data and Internet capabilities may not allow us to perform fulfillment and other customer support services more economically or to realize a source of future incremental revenue. Further, our wireless data and Internet capabilities may not counter the effect of increasing competition in our markets and the related pricing pressure on basic wireless voice services or incrementally differentiate us from our competitors. We also may not successfully realize our goals if:

•	we or third party developers fail to develop new applications for our customers;

•	we are unable to offer these new services profitably;

•	these new service offerings adversely affect the performance or reliability of our network; or

•	we otherwise do not achieve a satisfactory level of customer acceptance and utilization of these services.

      Any resulting customer dissatisfaction, or failure to realize cost reductions or incremental revenue, could have an adverse effect on our results of operations, growth prospects and perceived value.

i.	Costs and other aspects of a future deployment of advanced digital technology could adversely affect our operations and growth.

      Based on our current outlook, we anticipate eventually deploying advanced digital technology that will allow high capacity wireless voice and higher speed data transmission, and potentially other advanced digital services. The technology that we would deploy to provide these types of broadband wireless services is sometimes referred to as next generation. Significant capital requirements would be involved in implementing any next generation technologies. However, we may not have sufficient capital to deploy this technology. There also can be no guarantee that this technology will provide the advantages that we expect. The actual amount of the funds required to finance and implement this technology could significantly exceed management’s estimate. Further, any future implementation could require additional unforeseen capital expenditures in the event of unforeseen delays, cost overruns, unanticipated expenses, regulatory changes, engineering design changes, network or systems compatibility, equipment unavailability and technological or other complications such as our inability to successfully coordinate this change with our customer care, billing, order fulfillment and other back-office operations. Finally, as there are several types of next generation technologies that may not be fully compatible with each other or with other currently deployed digital technologies, if the type of technology that we choose to deploy does not gain widespread acceptance or perform as expected, our business may be adversely affected. In addition to the costs associated with a change in technology, we could also incur specified obligations with respect to Nextel Partners if we elect to deploy new technologies.

j.	If competitors provide comparable two-way walkie-talkie services, we could lose a competitive advantage.

      We differentiate ourselves by providing two-way walkie-talkie services, marketed as Nextel Direct Connect. These services are currently not available through traditional cellular or personal communication services providers, although there have been many recent announcements of competitive push-to-talk products by our U.S. national wireless competitors and small start-up companies, some of whom have the support of large infrastructure vendors. If either personal communication services or cellular operators provide a comparable two-way walkie-talkie service in the future, our competitive advantage could be impaired. Further, some of our competitors have attempted to compete with our Nextel Direct Connect service by offering unlimited mobile-to-mobile calling plan features and reduced rate calling plan features for designated small groups. If these offerings are perceived as viable substitutes for our Direct Connect service, our business may be adversely affected.

k.	If our roaming partners experience financial or operational difficulties, our customers’ ability to roam onto their networks may be impaired, which could adversely affect our ability to attract and retain customers who roam on those networks.

      Nextel Partners operates a network compatible with ours in numerous mid-sized and tertiary markets. NII Holdings also provides services to our customers through roaming agreements and a cross border spectrum sharing arrangement. If Nextel Partners or NII Holdings experiences financial or operational difficulties, the ability of our customers to roam on their networks may be impaired. In that event, our ability to attract and retain customers who want to access subscribers on Nextel Partners’ portion of the network or NII Holdings’ network may be adversely affected. In addition, in the event of termination of the cross border spectrum sharing arrangement, we may incur additional costs to replace the anticipated benefits from that arrangement.

7.	Government regulations determine how we operate, which could increase our costs and limit our growth and strategy plans.

      The Federal Communications Commission regulates the licensing, operation, acquisition and sale of our business. Future changes in regulation or legislation and Congress’ and the Federal Communications Commission’s continued allocation of additional spectrum for commercial mobile radio services, which include specialized mobile radio, cellular and personal communication services, could impose significant additional costs on us either in the form of direct out of pocket costs or additional compliance obligations.

For example, compliance with regulations requiring us to provide public safety organizations with caller location information will materially increase our cost of doing business to the extent that we are unable to recover some or all of these costs from our customers. Further, if we fail to comply with applicable regulations, we may be subject to sanctions, which may have a material adverse effect on our business. For example, while the Communications Act of 1996 requires that we make products and services accessible to persons with disabilities, Motorola has advised us that these requirements may not be technologically feasible. These regulations also can have the effect of introducing additional competitive entrants to the already crowded wireless communications marketplace.

      It is possible that we may face additional regulatory prohibitions or limitations on our services. For example, the California Public Utilities Commission has proposed extensive consumer protection and privacy regulations for all telecommunications carriers. If adopted, the rules will significantly alter our business practices in California with respect to nearly every aspect of the carrier-customer relationship, including solicitations, marketing, activations, billing and customer care. If these regulations are adopted in California as currently proposed, they would impose significant additional costs on us as well as other wireless carriers. If any new regulations prohibit us from providing planned services, it could be more difficult for us to compete. Finally, we cannot be certain that we or the wireless industry in general may not be subject to litigation should a situation arise in which damage or harm occurs as a result of interference between a commercial licensee like us and a public safety licensee, such as a 911 emergency operator.

      Further, some state and local jurisdictions have adopted legislation that could affect our costs and operations in those areas. For example, some jurisdictions such as the State of New York have laws restricting or prohibiting the use of portable communications devices while driving motor vehicles, and federal legislation has been proposed that would affect funding available to states that do not adopt similar legislation. If similar laws are enacted in other jurisdictions, we may experience reduced subscriber usage and demand for our services, which could have a material adverse effect on our results of operations.

8.	We are susceptible to influence by Motorola, whose interests may conflict with ours.

      Motorola holds a significant block of our outstanding stock and has the ability to exert significant influence over our affairs, as long as it retains specified ownership levels. Motorola and its affiliates engage in wireless communications businesses, and may in the future engage in additional businesses, which compete with some or all of the services we offer. Motorola’s right to nominate two people for election to our board of directors could give them additional leverage if any conflict of interest were to arise.

9.	If Motorola fails to provide us with equipment and handsets, as well as anticipated handset and infrastructure improvements, our operations will be adversely affected.

      Motorola is currently our sole source for most of the network equipment and all of the handsets we use except the Blackberry 6510. If Motorola fails to deliver system infrastructure and handsets or enhancements on a timely, cost-effective basis, we may not be able to adequately service our existing subscribers or add new subscribers. Furthermore, in the event Motorola determined not to continue manufacturing, supporting or enhancing our iDEN based infrastructure and handsets, we may be materially adversely affected. We expect to continue to rely principally on Motorola or its licensees for the manufacture of a substantial portion of the equipment necessary to construct, enhance and maintain our iDEN network and handset equipment for the next several years.

      We are also relying on Motorola to provide us with technology improvements designed to expand our wireless voice capacity and improve our services. These contemplated enhancements include the development of the 6:1 voice coder software upgrade designed to increase voice capacity and deliver packet data service at higher speeds beginning in 2003, and the expansion of our Direct Connect™ service to offer our nationwide Direct Connect service. We believe these improvements may be necessary to maintain the competitiveness of our digital network. Any failure of Motorola to deliver these expected improvements would impose significant additional costs on us. However, Motorola may not deliver these improvements within our anticipated timeframe, if at all, or they may not provide the advantages that we expect. We are also relying on Motorola to provide the handset-based location technology solution necessary for us to comply with the Federal Communications Commission’s Enhanced 911 requirements. We are responsible for timely meeting these requirements, whether or not Motorola is able to produce the necessary handsets and infrastructure.

10.	Agreements with Motorola reduce our operational flexibility and may adversely affect our growth or operating results.

      We have entered into agreements with Motorola that reduce our operational flexibility by limiting our ability to use other technologies that would displace our existing iDEN network. These agreements may delay or prevent us from employing new or different technologies that perform better or are available at a lower cost because of the additional economic costs and other impediments to change arising under the Motorola agreements. For example, our equipment purchase agreement with Motorola requires us to provide Motorola with notice of our determination that Motorola’s technology is no longer suited to our needs at least six months before publicly announcing or entering into a contract to purchase equipment utilizing an alternate technology. In addition, if Motorola manufactures, or elects to manufacture, the equipment utilizing the alternate technology that we elect to deploy, we must give Motorola the opportunity to supply 50% of our infrastructure requirements for the alternate technology for three years. This may limit our ability to negotiate with an alternate equipment supplier.

11.	Concerns about health risks associated with wireless equipment may reduce the demand for our services.

      Portable communications devices have been alleged to pose health risks, including cancer, due to radio frequency emissions from these devices. Purported class actions and other lawsuits have been filed against numerous wireless carriers, including us, seeking not only damages but also remedies that could increase our cost of doing business. While the current lawsuits against us have been dismissed by the federal court, the plaintiffs have appealed, and we cannot be sure additional lawsuits will not be filed. We cannot be sure that our business and financial condition will not be adversely affected by litigation of this nature or public perception about health risks. The actual or perceived risk of mobile communications devices could adversely affect us through a reduction in subscribers, reduced network usage per subscriber or reduced financing available to the mobile communications industry. Further research and studies are ongoing, and we cannot be sure that these studies will not demonstrate a link between radio frequency emissions and health concerns.

12.	Our investments in other companies may affect our growth and operating results because we are not in sole control of the enterprise.

      We have entered into arrangements regarding our ownership interests in Nextel Partners and have entered into certain agreements regarding our investment in NII Holdings. We may enter into similar arrangements in the future. These arrangements are subject to uncertainties, including risks that:

•	we do not have the ability to control the enterprises;

•	the other participants at any time may have economic, business or legal interests or goals that are inconsistent with our goals or those of the enterprise;

•	a participant may be unable to meet its economic or other obligations to the enterprise, and we may be required to fulfill some or all of those obligations or restrict the business of the affected enterprise; and

•	in the case of Nextel Partners, we also may be or become obligated to acquire all or a portion of the ownership interest of some or all of the other participants in the enterprise.

13.	Our issuance of additional shares of common stock and general conditions in the wireless communications industry may affect the price of our common stock.

      We currently have arrangements in various forms, including options and convertible securities, under which we will issue a substantial number of new shares of our class A common stock. At March 31, 2003, we had commitments to issue 35.7 million shares upon conversion of class B nonvoting common stock, 50.5 million shares upon conversion of convertible senior notes and zero coupon convertible preferred stock and 97.0 million shares upon exercise of options or in connection with other awards under our incentive equity plan. All of these in the aggregate represent 183.2 million shares, or 16% of our class A common stock outstanding on March 31, 2003 assuming these shares issuable had been outstanding on that date. In addition, we may elect in some circumstances to issue equity to satisfy obligations otherwise payable in cash or to make acquisitions, and we have and may continue to issue common stock to purchase some of our outstanding securities. An increase in the number of shares of our common stock that are or will become available for sale in the public market may adversely affect the market price of our common stock and, as a result, could impair our ability to raise additional capital through the sale of our common stock or convertible securities and adversely affect our stock price. Some of the shares subject to issuance are or may be registered with the Securities and Exchange Commission and thus are or may become freely tradable, without regard to the volume limitations of Rule 144 under the Securities Act of 1933.

FORWARD-LOOKING INFORMATION

      The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. We, together with our representatives, may from time to time make written or oral statements that are “forward-looking,” including statements contained in this prospectus, as well as any prospectus supplement, and other filings with the Securities and Exchange Commission and in reports to our stockholders. These statements, which are not historical or current facts but deal with potential future circumstances and developments, can be identified by the use of forward-looking words such as “believes,” “expects,” “plans,” “may,” “will,” “would,” “could,” “should” or “anticipates” or other comparable words, or by discussions of strategy that involve risks and uncertainties. We caution you that these forward-looking statements are only predictions, which are subject to risks and uncertainties including technological uncertainties, financial variations, changes in the regulatory environment, industry growth and trend predictions. We do not undertake any obligation to update publicly or revise any forward-looking statements. The operation and results of our wireless communications business may be subject to the effect of other risks and uncertainties in addition to those outlined in the “Risk Factors” section included in this prospectus and in any prospectus supplement. These additional risks and uncertainties include, but are not limited to:

•	general economic conditions in the geographic areas and occupational market segments that we are targeting for our digital mobile network service;

•	the availability of adequate quantities of system infrastructure and handset equipment and components to meet service deployment and marketing plans and customer demand;

•	the availability and cost of acquiring additional spectrum;

•	the timely development and availability of new handsets with expanded applications and features;

•	the success of efforts to improve, and satisfactorily address any issues relating to, our digital mobile network performance;

•	the successful implementation and performance of the technology being deployed or to be deployed in our various market areas, including the expected 6:1 voice coder software upgrade being developed by Motorola and technologies to be implemented in connection with our contemplated launch of our nationwide Direct Connect service;

•	market acceptance of our new line of Java™ embedded handsets and service offerings, including our Nextel Online services;

•	the timely delivery and successful implementation of new technologies deployed in connection with any future enhanced iDEN or next generation or other advanced services we may offer;

•	the ability to achieve market penetration and average subscriber revenue levels sufficient to provide financial viability to our digital mobile network business;

•	the impact on our cost structure or service levels of the general downturn in the telecommunications sector, including the adverse effect of any bankruptcy of any of our tower providers or telecommunications suppliers;

•	our ability to successfully scale, in some circumstances in conjunction with third parties under our outsourcing arrangements, our billing, collection, customer care and similar back-office operations to keep pace with customer growth, increased system usage rates and growth in levels of accounts receivables being generated by our customers;

•	access to sufficient debt or equity capital to meet operating and financing needs;

•	the quality and price of similar or comparable wireless communications services offered or to be offered by our competitors, including providers of cellular and personal communication services including, for example, two-way radio services;

•	the impact of legislation or regulatory actions relating to specialized mobile radio services, wireless communications services or telecommunications generally, including, for example, the impact of number portability on our business;

•	the costs of compliance with regulatory mandates, particularly the requirement to deploy location-based 911 capabilities; and

•	other risks and uncertainties described from time to time in our reports, including our annual report on Form 10-K for the year ended December 31, 2002 and our subsequent quarterly reports on Form 10-Q.

USE OF PROCEEDS

      Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus to fund network expansion, strategic investments, working capital needs, debt service requirements and/or for other general corporate purposes. We also may use the net proceeds from the sale of the securities offered by this prospectus to fund repurchases, which we may make from time to time in the open market or otherwise, of our outstanding public debt and/or equity securities.

      Proceeds may also be used for other purposes specified in the applicable prospectus supplement. Net proceeds may be temporarily invested prior to use. The precise amounts and timing of the application of proceeds will depend upon, among other things, our funding requirements and the funding requirements of our subsidiaries at the time of issuance and the availability of other funds.

      The Nextel Capital Trusts will use all of the proceeds from the sale of trust preferred securities and trust common securities to purchase our junior subordinated debt securities.

RATIO OF EARNINGS TO FIXED CHARGES

AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

								Three Months Ended
	Year Ended December 31,							March 31,

	1998	1999	2000		2001	2002		2003

Ratio of earnings to fixed charges	*	*	0.44	x	*	1.44	x	1.97	x
Ratio of earnings to combined fixed charges and preferred stock dividends	**	**	0.39	x	**	1.24	x	1.79	x

*	The deficiency of earnings to cover fixed charges for the year ended December 31, 1998 was $1,904 million, for the year ended December 31, 1999 was $1,358 million, for the year ended December 31, 2000 was $794 million and for the year ended December 31, 2001 was $2,793 million.

**	The deficiency of earnings to cover combined fixed charges and preferred stock dividends for the year ended December 31, 1998 was $2,038 million, for the year ended December 31, 1999 was $1,550 million, for the year ended December 31, 2000 was $1,003 million and for the year ended December 31, 2001 was $3,026 million.

      For purposes of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes plus fixed charges less capitalized interest, equity in losses of unconsolidated affiliates and minority interest in losses of subsidiaries. Fixed charges consist of interest on all indebtedness, amortization of debt financing costs and amortization of original issue discount and the portion of rental expense we believe is representative of interest. For purposes of computing the ratio of earnings to combined fixed charges and preferred stock dividends, earnings consist of income (loss) before income taxes plus fixed charges less capitalized interest, equity in losses of unconsolidated affiliates and minority interest in losses of subsidiaries. Fixed charges consist of interest on all indebtedness, amortization of debt financing costs and amortization of original issue discount, the portion of rental expense we believe is representative of interest and preferred stock dividends.

GENERAL DESCRIPTION OF SECURITIES

THAT WE OR THE TRUSTS MAY SELL

      We or, as applicable, the Nextel Capital Trusts, directly or through agents, dealers or underwriters that we designate, may offer and sell, from time to time, up to $4,500,000,000 (or the equivalent in one or more foreign currencies or currency units) aggregate initial offering price of:

•	our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other evidences of indebtedness (see “Description of Debt Securities”);

•	shares of our preferred stock, which may be issued in the form of depositary receipts representing a fraction of a share of preferred stock (see “Description of Capital Stock — Preferred Stock” and “— Depositary Shares”);

•	shares of our common stock (see “Description of Capital Stock — Common Stock”);

•	warrants to purchase any of the other securities that may be sold under this prospectus (see “Description of Warrants”);

•	trust preferred securities issued by one of the Nextel Capital Trusts (see “Description of Trust Preferred Securities and Related Guarantees”);

•	purchase contracts to acquire any of the other securities that may be sold under this prospectus (see “Description of Purchase Contracts”); or

•	any combination of these securities, individually or as units.

      We may offer and sell these securities either individually or as units consisting of one or more of these securities, each on terms to be determined at the time of sale. We may issue debt securities, preferred stock and/or trust preferred securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF DEBT SECURITIES

      We may issue debt securities either separately or together with, or upon the conversion of or in exchange for, other securities. The debt securities may be our unsubordinated obligations, which we refer to as “senior debt securities,” or our subordinated obligations, which we refer to as “subordinated debt securities.” The subordinated debt securities of any series may be our senior subordinated obligations, subordinated obligations, junior subordinated obligations or may have such other ranking as will be described in the relevant prospectus supplement. We may issue any of these types of debt securities in one or more series.

      Our senior debt securities may be issued from time to time under a senior debt securities indenture. Our subordinated debt securities may be issued from time to time under a subordinated debt securities indenture. Each of the senior debt securities indenture and the subordinated debt securities indenture is referred to individually as an “indenture” and they are referred to collectively as the “indentures.” Each trustee is referred to individually as a “trustee” and the trustees are collectively referred to as the “trustees.”

      The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When we offer to sell a series of debt securities, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. The description of the terms of our debt securities included in this prospectus and in the applicable prospectus supplement, taken together, will summarize all material terms of the debt securities. However, because such description will only be a summary, it will not contain all information that you may find useful. For further information about the indentures and the debt securities, you should read the indentures.

      The forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part. To obtain a copy of the applicable indenture, see “Where You Can Find More Information” in this prospectus. All of the provisions of the applicable indenture, including defined terms, are incorporated by reference in this prospectus. When we refer to “Nextel,” “we,” “us” or “our” in this section or when we otherwise refer to ourselves in this section, we mean Nextel Communications, Inc., excluding, unless otherwise expressly stated or the context requires, our subsidiaries.

General

      We can issue an unlimited amount of debt securities under the indentures. However, certain of our existing or future debt agreements may limit the amount of debt securities we may issue. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of debt securities. The debt securities of each series will be our direct obligations.

      The applicable prospectus supplement relating to the series of debt securities will describe the specific terms of the debt securities being offered, including, where applicable, the following:

•	the title and series designation of the debt securities (which will distinguish the debt securities of the series from the debt securities of any other series);

•	any limit on the aggregate principal amount of the debt securities of the series;

•	the price or prices at which the debt securities of the series will be issued;

•	whether the debt securities of the series will be senior debt securities or subordinated debt securities;

•	the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name the debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal amount of the debt securities of the series and premium, if any, will be due and payable;

•	the rate or rates (which may be fixed or variable) and/or any method for determining the rate or rates at which the debt securities of the series will bear interest, if any;

•	the date or dates from which any interest will accrue, the interest payment date on which any such interest will be payable and the regular record date for any interest payable on any interest payment date;

•	the place or places where the principal of and any premium and interest on the debt securities of the series will be payable;

•	our right, if any, to redeem any debt securities of the series, and the period or periods within which, the price or prices at which and the terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part;

•	our obligation, if any, to redeem or purchase the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities;

•	if we have an obligation to redeem or repurchase the debt securities of the series, the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series will be redeemed or purchased, in whole or part;

•	if the debt securities of the series will be secured, any provisions relating to the security provided;

•	whether the debt securities of the series are convertible or exchangeable and, if so, the security or securities into which the debt securities of the series are convertible or exchangeable and the terms, conditions and provisions of conversion or exchange of the debt securities of the series into or for any other security or securities;

•	the denominations in which any debt securities of the series are to be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency or currencies or currency units in which payment of the principal of, and any premium and interest on, the debt securities of the series will be made, if other than in U.S. dollars, and the manner of determining the equivalent of the currency, currencies or currency units in U.S. dollars for purposes of determining the outstanding amount of such series of debt securities under the applicable indenture;

•	any terms applicable to debt securities of any series issued at an issue price below their stated principal amount, including the issue price thereof and the rate or rates at which the original issue discount will accrue;

•	if the amount of payments of principal of, or any premium and interest on, the debt securities of the series is to be determined by reference to one or more indices or a formula, the manner in which these amounts are to be determined;

•	if we or a holder may elect that payments of the principal of, or any premium or interest on, the debt securities of the series be made in a currency, currencies or currency units, other than that or those in which the debt securities of the series are stated to be payable, the currency, currencies or currency units in which such payments are to be made, the periods within which and the terms and conditions upon which such election is to be made and, if applicable, the manner in which such amount will be determined;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default;

•	if the principal amount payable at the stated maturity of the debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for purposes of such debt securities or the applicable indenture, including the principal amount of such debt securities which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity or maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•	any right we have to defease the debt securities of the series or to defease the covenants relating to the debt securities of the series under the applicable indenture;

•	whether the debt securities of the series are to be issuable in whole or in part in the form of one or more global securities and, if so, the form of any legend or legends which will be borne by any such global security or global securities in addition to or in lieu of the legend contained in the applicable indenture;

•	the depositary or depositaries for any global security or global securities and any circumstances other than those set forth in the applicable indenture in which any such global security may be transferred to (and registered and exchanged for debt securities registered in the name of) a person other than the depositary for such global security or nominee thereof and in which any such transfer may be registered;

•	any addition to or change in the events of default set forth in the applicable indenture which will apply to the debt securities of the series;

•	any addition to or change in the events of default set forth in the applicable indenture which will permit the declaration of the acceleration of maturity of the debt securities of the series;

•	whether the debt securities of the series will be issued in whole or in part in registered form, bearer form or both, and any other terms required for the establishment of debt securities of the series in bearer form, including, but not limited to, tax compliance procedures;

•	any special United States federal income tax considerations applicable to the debt securities of the series;

•	any additions to or changes in the covenants set forth in the applicable indenture with respect to the debt securities of the series, and any other covenant or warranty included for the benefit of the debt securities of the series in addition to (and not inconsistent with) those included in the applicable indenture for the benefit of the debt securities of all series, or any other covenant or warranty included for the benefit of the debt securities of the series in lieu of any covenant or warranty included in the applicable indenture for the benefit of debt securities of all series, or any provision that any covenant or warranty included in the applicable indenture for the benefit of the debt securities of all series shall not be for the benefit of the debt securities of such series, or any combination of such covenants, warranties or provisions; and

•	any other term of the debt securities of the series not inconsistent with the provisions of the applicable indenture, except as permitted by the applicable indenture.

      The prospectus supplement relating to any series of subordinated debt securities being offered also will describe the subordination provisions applicable to that series, if different from the subordination provisions described in this prospectus. In addition, the prospectus supplement relating to a series of subordinated debt securities will describe our rights, if any, to defer payments of interest on the subordinated debt securities by extending the interest payment period.

      Debt securities may be issued as original issue discount securities to be sold at a discount below their principal amount or at a premium above their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement.

      The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities, and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the applicable indenture. Any applicable prospectus supplement also will describe any special provisions for the payment of additional amounts with respect to the debt securities.

      For a description of additional provisions that may be applicable to junior subordinated debt securities that we may issue in connection with an offering of trust preferred securities under this prospectus, you should read “Description of Trust Preferred Securities and Related Guarantees.”

Subordination Provisions Relating to Subordinated Debt

      Except as otherwise described in the applicable prospectus supplement relating to a series of subordinated debt securities, the subordinated debt securities will be issued under the subordinated debt securities indenture and will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt securities indenture, to all of our indebtedness which is designated as “senior indebtedness.” If we issue subordinated debt securities, the applicable prospectus supplement relating to the subordinated debt securities will set forth the definition of senior indebtedness that applies to the subordinated debt securities. The applicable prospectus supplement will also describe the subordination provisions that apply to the subordinated debt securities. These subordination provisions may prohibit us from making payments on the subordinated debt securities in certain circumstances before all holders of our senior indebtedness are paid in full or during certain periods when a payment or other default exists with respect to certain senior indebtedness.

      If the trustee under the subordinated debt securities indenture or any holder of any series of subordinated debt securities receives any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders of subordinated debt securities of that series will have to repay that money to the holders of our senior indebtedness.

      Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make payments when due. This means the trustee under the subordinated debt securities indenture and the holders of that series can take action against us, but they are not entitled to receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

      The subordinated debt securities indenture does not limit the amount of senior indebtedness that we may issue.

      We may issue senior subordinated debt securities under the subordinated debt securities indenture. In addition, in connection with any offering of trust preferred securities under this prospectus, we may issue junior subordinated debt securities. The subordination provisions applicable to any of these debt securities will be described in the applicable prospectus supplement.

Form, Exchange, Registration and Transfer

      The debt securities of a series may be issued as registered securities and, if we so provide in the applicable prospectus supplement, as bearer securities (with or without coupons attached) or as both registered securities and bearer securities. Debt securities of a series may be issuable in whole or in part in the form of one or more global debt securities, as described below under “— Global Debt Securities.” Unless otherwise indicated in an applicable prospectus supplement, registered securities will be issuable in denominations of $1,000 and integral multiples thereof.

      Registered securities of any series will be exchangeable for other registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Debt securities may be presented for exchange as provided above, and unless otherwise indicated in an applicable prospectus supplement, registered securities may be presented for registration of transfer, at the office or agency designated by us as registrar or co-registrar with respect to any series of debt securities, without service charge and upon payment of any taxes, assessments or other governmental charges as described in the applicable indenture. The transfer or exchange will be effected on the books of the registrar or any other transfer agent appointed by us upon the registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We intend to initially appoint the trustee as registrar, and the name of any different or additional registrar designated by us with respect to the debt securities of any series will be included in the applicable prospectus supplement. If a prospectus supplement refers to any transfer agents (in addition to the registrar) designated by us with respect to any series of debt securities, we may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, except that, if debt securities of a series are issuable only as registered securities, we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

      In the event of any redemption of any debt securities of any series, we will not be required to (a) issue, register the transfer of or exchange the debt securities of that series during a period beginning at the opening of business 15 days before the date of mailing of the notice of redemption of debt securities of that series and ending at the close of business on the date of such mailing or (b) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Certain Definitions

      The term “restricted subsidiary” means, unless otherwise indicated in an applicable prospectus supplement, any subsidiary other than (a) any direct or indirect subsidiary that at the time of determination will be an unrestricted subsidiary, as designated by our board of directors, as provided below, and (b) any subsidiary of any unrestricted subsidiary. Our board of directors may designate any subsidiary (including any newly acquired or newly formed subsidiary) to be an unrestricted subsidiary so long as (i) neither we nor any restricted subsidiary is directly or indirectly liable for any indebtedness of such subsidiary, (ii) no default with respect to any indebtedness of such subsidiary would permit, upon notice, lapse of time or otherwise, any holder of any other indebtedness of ours or any restricted subsidiary, except any nonrecourse guarantee given solely to support the pledge by us or a restricted subsidiary of the capital stock of an unrestricted subsidiary, to declare a default on such other indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (iii) any such designation by our board of directors will be evidenced to the trustee by filing a board resolution with the trustee giving effect to such designation. Our board of directors may designate any subsidiary as a restricted subsidiary if, immediately after giving effect to such designation, there would be no default or event of default under the indenture.

      The term “significant subsidiary” means, as of any date of determination, a subsidiary of ours (i) that conducts digital mobile business operations or holds assets relating to digital mobile business operations, in each case primarily in the United States, and (ii) either (A) in which the investments in, and advances to, such subsidiary by us are at least equal to 10% of the total book value of our assets and that of our consolidated subsidiaries or (B) has assets with a book value that is at least equal to 10% of the total book value of our assets and that of our consolidated subsidiaries (excluding, in each case, any subsidiary that would not be classified as a “significant subsidiary” because it does not meet the requirements of clause (i) or (iii) of this definition) and (iii) that is classified as a “restricted subsidiary” for purposes of any indenture to which we are a party or by which we are bound.

Covenants

      Provision of Financial Information. We will deliver to the trustee a copy of our reports on Forms 10-K, 10-Q and 8-K and any other reports that we are required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

      Any additional covenants with respect to any series of debt securities will be set forth in the applicable prospectus supplement.

      Unless otherwise indicated in an applicable prospectus supplement, the indentures do not include covenants limiting the amount of indebtedness that may be incurred or otherwise restricting our ability to enter into a highly leveraged transaction, including a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities, if the transaction is a permissible consolidation, merger or similar transaction. In addition, unless otherwise specified in an applicable prospectus supplement, the indentures do not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly leveraged transaction. See “— Mergers and Sales of Assets.”

      For a description of covenants that may be applicable to junior subordinated debt securities issued in connection with an offering of trust preferred securities under this prospectus, you should read

“Description of Trust Preferred Securities and Related Guarantees — Description of Certain Terms of Junior Subordinated Debt Securities to be Issued to the Trusts.”

Mergers and Sales of Assets

      Each indenture provides that we (i) may not, in any transaction or series of related transactions, consolidate with or merge into any other person or sell, assign, convey, transfer, lease or otherwise dispose of our properties and assets, substantially as an entirety, to any other person, and (ii) may not permit any of our restricted subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of our and our restricted subsidiaries’ properties and assets, taken as a whole, substantially as an entirety to any other person, unless, in each case (i) and (ii),

(a) either:

(x) we are the surviving entity of such merger or consolidation, or

(y)	the person (if other than us) formed by such consolidation or merger or to which such sale, assignment, conveyance, lease or disposition will have been made is a corporation, partnership or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia and that person expressly assumes all of our obligations under the applicable indenture or the debt securities; and

(b)	immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default or event of default will have occurred and be continuing.

Each indenture provides that the foregoing requirements will not apply to any transaction or series of transactions involving the sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets by any restricted subsidiary to any other restricted subsidiary, or the merger or consolidation of any restricted subsidiary with or into any other restricted subsidiary.

      Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of our or our and our restricted subsidiaries’ properties and assets in accordance with the immediately preceding paragraph, the successor person formed by such consolidation or into which we are merged or to which such sale, assignment, conveyance, transfer, lease or disposition is made, will succeed to and be substituted for us, and may exercise every right and power of ours under the indenture with the same effect as if such successor had been named as us therein. When the successor assumes all of our obligations under the indenture or the debt securities, we will be discharged from those obligations.

Payment and Paying Agents

      Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, premium, if any, and interest, if any, on registered securities will be made at the office of the paying agent or paying agents designated by us from time to time, except that, at our option, payment of principal and premium, if any, or interest also may be made by check mailed to the address appearing in the security register. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the registered security is registered at the close of business on the regular record date for the interest payment.

      Unless otherwise indicated in an applicable prospectus supplement, the trustee will be designated as our sole paying agent for payments with respect to debt securities which are issuable solely as registered securities. Any paying agents outside the United States and any other paying agents in the United States initially designated by us for any series of debt securities will be named in an applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that, so long as any debt securities of any series remain outstanding, we will be required to maintain a paying agent in each place of payment for that series.

      All monies paid by us to a paying agent for the payment of principal of and premium, if any, or interest, if any, on any debt security which remains unclaimed at the end of two years after that principal or interest will have become due and payable will be repaid to us, and the holder of the debt security or any coupon will thereafter look only to us for payment of those amounts.

Global Debt Securities

      The debt securities of a series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be identified in an applicable prospectus supplement. A global debt security may be issued in either registered form or, if we so provide in the applicable prospectus supplement, in bearer form. A debt security in global form may be issued in either temporary or definitive form. A debt security in global form may not be transferred except as a whole to the depositary for the debt security or to a nominee or successor of the depositary. If any debt securities of a series are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in a global debt security may exchange their interests for definitive debt securities of that series of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of, premium, if any, and interest, if any, on the global debt securities and the specific terms of the depositary arrangement with respect to any global debt security.

Events of Default

      Under each indenture, unless otherwise specified with respect to a series of debt securities, any one or more of the following events will constitute an event of default with respect to a series of debt securities:

•	default in payment of the principal of (or any premium, if any, on) any debt security of the series at its maturity, upon acceleration, optimal redemption, mandatory redemption, required repurchase, or otherwise;

•	default in payment of any interest on any debt security of the series when due and payable, which default continues for 30 days;

•	our failure to deposit when due any sinking fund payment in respect of the debt securities of the series, which failure continues for 30 days;

•	failure by us to comply with our other covenants or agreements in the debt securities of the series or the applicable indenture, which failure continues for a period of 60 days after we receive written notice of such failure given by the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;

•	certain events of bankruptcy, insolvency or reorganization with respect to us or, to the extent applicable with respect to the debt securities of a series, any of our significant subsidiaries; and

•	any other event of default applicable to the series of debt securities and set forth in the applicable prospectus supplement.

      No event of default with respect to a particular series of debt securities issued under either of the indentures necessarily constitutes an event of default with respect to any other series of debt securities issued under that indenture.

      Each indenture provides that if an event of default other than an event of bankruptcy or insolvency occurs and is continuing with respect to a series of debt securities, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any of the debt securities of that series are original issue discount securities, that portion of the principal amount of the debt securities as may be specified by the terms thereof) of the debt securities of that series to be immediately due and payable.

      Each indenture provides that if an event of default due to bankruptcy or insolvency occurs and is continuing, then the debt securities of that series will ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of debt securities.

      Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities of the series may rescind a declaration of default. No such rescission will affect any subsequent default or impair any right consequent thereto.

      The trustee is required to give the holders of any series of debt securities notice of a default known to it, provided that, except in the case of a default in payment of principal of or any premium or interest on any debt securities of any series, the trustee may withhold the notice to the holders of the debt securities of any series, if it determines, in good faith, that withholding the notice is in the interests of the holders of the debt securities of any series. Each indenture provides for us to deliver to the trustee annual statements as to our performance under the indenture.

      With respect to each series of debt securities, no holder will have any right to pursue any remedy with respect to the applicable indenture or the debt securities, unless

•	the holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to pursue the remedy;

•	the holder or holders have offered to the trustee reasonable security or indemnity satisfactory to the trustee;

•	the trustee has failed to comply with the request within 60 days after its receipt of such notice, request and offer of indemnity; and

•	the holders of a majority in aggregate principal amount of the outstanding debt securities of the series have not given the trustee a direction inconsistent with the request within 60 days after receipt of the request.

      Such limitations do not apply, however, to a suit instituted by a holder of any debt security for the enforcement of the payment of the principal of, premium, if any, and interest in respect of a debt security on the date specified for payment in the debt security. The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may waive an existing default with respect to that series and its consequences, other than (i) any default in any payment of the principal of, and premium, if any, or interest on, any debt security of the series or (ii) any default in respect of the covenants or provisions in the applicable indenture which may not be modified without the consent of the holder of each outstanding debt security of the series affected.

      Each indenture provides for us to deliver to the trustee after the end of each of our fiscal years an officers’ certificate stating whether or not the signers know of any default that occurred during the last fiscal year.

Modification and Waiver

      The indentures permit us and the applicable trustee to execute a supplemental indenture without the consent of the holders of any of the debt securities:

•	to evidence the succession of another person to us and the assumption by such person of our covenants under the applicable indenture and the debt securities; or

•	to add to our covenants for the benefit of the holders of all or any series of the debt securities (and if such covenants are to be for the benefit of less than all series of the debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon us under the applicable indenture or the debt securities of all or any series (and if such surrender relates to less than all series of the debt securities, stating that such surrender is expressly limited to the applicable series); or

•	to add any additional events of default under the applicable indenture for the benefit of the holders of all or any series of the debt securities (and if such events of default are to be for the benefit of less than all series of the debt securities, stating that such additional events of default are expressly being included solely for the benefit of such series); or

•	to add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of the debt securities in bearer form, whether registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of the debt securities in uncertificated form; or

•	to add to, change or eliminate any of the provisions of the applicable indenture in respect of one or more series of the debt securities, provided that any such addition, change or elimination (i) neither (A) applies to any debt security of any series created prior to the execution of such supplemental indenture and that is entitled to the benefit of such provision nor (B) modifies the rights of the holder of any such debt security with respect to such provision or (ii) becomes effective only when there is no such debt security outstanding; or

•	to comply with the requirements of the Securities and Exchange Commission in order to effect and maintain the qualification of the applicable indenture under the Trust Indenture Act of 1939, as amended; or

•	to establish the form or terms of the debt securities of any series as permitted by the applicable indenture; or

•	to evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee, pursuant to the requirements of the applicable indenture; or

•	to make any provisions with respect to the conversion rights of holders of debt securities, including providing for the conversion of the debt securities into any other security or securities of ours; or

•	to cure any ambiguity, to correct or supplement any provision in the applicable indenture or the debt securities of any series which may be inconsistent with any other provision in such indenture or such debt securities, or to make any other provisions with respect to matters or questions arising under such indenture or such debt securities, provided that such action does not adversely affect the interests of the holders of such debt securities in any material respect.

      Each indenture also permits us and the applicable trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the series affected by the supplemental indenture (or, if any of the debt securities of that series are original issue discount securities, that portion of the principal amount of the debt securities as may be specified by the terms thereof), to execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to that series of debt securities or modify in any manner the rights of the holders of the debt securities of that series under the applicable indenture. However, without the consent of each affected holder, no supplemental indenture may:

•	change the dates fixed in any debt security for the payment of the principal of (or any installment of principal of or interest on) any such debt security, or any premium payable upon redemption thereof;

•	reduce the principal amount of or the rate of interest thereon (including any change in the index, indices or formula pursuant to which such rate is determined that would reduce such rate for any period) or any premium payable upon redemption of such debt securities;

•	reduce the amount of principal of an original issue discount debt security payable upon acceleration;

•	change the place or currency of payment of principal of (or premium, if any) or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on any debt security on or after such payment is due and payable (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of debt securities of any series required to consent to an amendment of the applicable indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	in the case of the subordinated debt securities indenture, modify the subordination provisions of the indenture in a manner adverse to the holders of the relevant subordinated debt securities in any material respect;

•	modify the provisions relating to waiver of certain defaults or any of the provisions relating to the amendment of the applicable indenture, except (i) to increase the percentage required for consent to modification or (ii) to provide that certain other provisions of the applicable indenture may not be modified or waived without the consent of each affected holder; or

•	amend or modify such other matters as may be specified in an applicable prospectus supplement for any series of debt securities.

      The holders of a majority in principal amount of debt securities of any series then outstanding may waive our compliance with certain restrictive provisions of the indenture with respect to that series. The holders of a majority in principal amount of debt securities of any series then outstanding may waive any past default under the indenture with respect to that series, except a default in the payment of the principal of or interest (or premium, if any) on any debt security of that series or a default under a covenant which cannot be modified or amended without the consent of all affected holders of debt securities.

Discharge and Defeasance

      Unless otherwise indicated in an applicable prospectus supplement, each indenture provides that we may satisfy and discharge obligations thereunder with respect to the debt securities of any series by delivering to the trustee for cancellation all outstanding debt securities of the series or depositing with the trustee, after the outstanding debt securities have become due and payable, or will become due and payable within one year or will be called for redemption within one year, cash sufficient to pay at stated maturity or redemption all of the outstanding debt securities of the series and all other sums payable under the indenture with respect to the series.

      In addition, unless otherwise indicated in an applicable prospectus supplement, each indenture provides that we may:

•	be discharged from all of our obligations (subject to certain limited exceptions) in respect of the debt securities of a series (“discharge and defeasance”), or

•	cease to comply with specified restrictive covenants in respect of the debt securities of a series (“covenant defeasance”);

and the omission will not be an event of default with respect to the debt securities of that series, in each case at any time prior to the stated maturity or redemption thereof, if we irrevocably deposit with the trustee, in trust:

(i)	sufficient funds in the currency or currency unit in which the debt securities are denominated to pay the principal of, premium, if any, and interest to stated maturity or redemption on (and any mandatory sinking fund payments or amortization payments applicable to), the debt securities of that series, or

(ii)	that amount of direct obligations of, or obligations the principal of, premium, if any, and interest on which are fully guaranteed by, the government which issued the currency in which the debt securities are denominated, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of, premium, if any, and interest to stated maturity or redemption on (and any mandatory sinking fund payments or amortization payments applicable to), the debt securities of that series.

      The discharge and defeasance and covenant defeasance described above are effective only if, among other things, we deliver an opinion of counsel to the effect that (i) we have met all of the conditions precedent to the defeasance and the holders of the debt securities of the series will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance, and will be subject to tax in the same manner as if no defeasance had occurred and (ii) in the case of discharge and defeasance, the opinion as to tax consequences is based upon an Internal Revenue Service ruling or a change in applicable federal income tax law.

      Upon the discharge and defeasance, the holders of the debt securities of the series will no longer be entitled to the benefits of the applicable indenture, except for the purposes of registration of transfer and exchange of the debt securities of the series and replacement of lost, stolen or mutilated debt securities, and may look only to the deposited funds or obligations for payment.

The Trustees under the Indentures

      The trustees under the indentures, and/or one or more of their respective affiliates, may be lenders under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates. Each trustee will be permitted to engage in other transactions with us and/or our subsidiaries and affiliates. However, if any trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

      The trustees will perform only those duties that are specifically set forth in the indentures, unless an event of default occurs and is continuing. In case an event of default occurs and is continuing, a trustee will exercise the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs.

Applicable Law

      The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

      Under our certificate of incorporation, we have the authority to issue 2,180,000,000 shares of capital stock, which are currently divided into nine classes or series as follows:

•	2,060,000,000 shares of class A voting common stock, par value $0.001 per share, referred to as the common stock;

•	100,000,000 shares of class B nonvoting common stock, par value $0.001 per share, referred to as the nonvoting common stock;

•	1,600,000 shares of 13% series D exchangeable preferred stock, par value $0.01 per share, referred to as series D preferred stock;

•	2,200,000 shares of 11.125% series E exchangeable preferred stock, par value $0.01 per share, referred to as series E preferred stock;

•	800,000 shares of zero coupon convertible preferred stock, par value $0.01 per share, referred to as zero coupon convertible preferred stock; and

•	15,400,000 shares of undesignated preferred stock, par value $0.01 per share.

Preferred Stock

      As described below (see “Terms of Our Existing Preferred Stock”), we have existing shares of series D preferred stock, series E preferred stock, and zero coupon convertible preferred stock. Our board of directors is authorized to issue up to 15,400,000 shares of undesignated preferred stock in one or more additional series or classes of preferred stock. The dividend, voting, conversion, exchange, repurchase and redemption rights, if applicable, the liquidation preference, and other specific terms of each series of the preferred stock will be set forth in the applicable prospectus supplement. The description of the terms of our preferred stock included in this prospectus and in the applicable prospectus supplement, taken together, will summarize all material terms of the preferred stock. However, because such description will only be a summary, it will not contain all information that you may find useful. For further information about the preferred stock, you should read the provisions of our certificate of incorporation, by-laws and the certificate of designation relating to a specific series of the preferred stock, which will be in the form filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part. Also see “Relevant Provisions of Our Certificate of Incorporation, Our By-laws and Delaware Law” below.

      If our board of directors authorizes the issuance of one or more additional series or classes of preferred stock, our board of directors will fix for each series voting powers and those preferences and relative, participating, optional or other special rights and those qualifications, limitations or restrictions as are permitted by the Delaware General Corporation Law.

      Our board of directors is authorized to determine the terms for each series of preferred stock, and the prospectus supplement will describe the terms of any series of preferred stock being offered, including:

•	the distinctive designation of, and the number of shares comprising, the series, which number may be increased (except where otherwise provided by our board of directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by our board of directors;

•	the dividend rate or amount for the series, if any, the conditions and dates upon which the dividends will be payable, the relation which the dividends will bear to the dividends payable on any other class or classes or any other series of any class or classes of stock, and whether the dividends will be cumulative and, if so, from which date or dates for the series;

•	whether or not shares of the series will be subject to redemption by us and, if so, the times, prices, and other terms and conditions of the redemption;

•	whether or not shares of the series will be subject to the operation of a sinking fund or purchase fund to be applied to the redemption or purchase of shares of the series and, if a fund is to be established, the amount of the fund and the terms and provisions relative to the application of the fund;

•	whether or not shares of the series will be convertible into or exchangeable for shares of any other class or classes, or of any other series of any class or classes, of our stock and, if provision is to be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of conversion or exchange;

•	whether or not shares of the series will have voting rights, in addition to the voting rights provided by law and, if they are to have additional voting rights, the extent of the voting rights;

•	the rights of shares of the series in the event of any liquidation, dissolution or winding up or upon any distribution of our assets; and

•	any other powers, preferences, and relative, participating, optional, or other special rights of the series.

      The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights, except as set forth in the applicable prospectus supplement, our certificate of incorporation or the applicable certificate of designation or as otherwise required by law.

Depositary Shares

General

      We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a new series. In the event that we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as described below.

      The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

      The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

      The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. The forms of deposit agreement and depositary receipt will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or the documents incorporated or deemed to be incorporated by reference in this prospectus.

      The description of the terms of our depositary shares included in this prospectus and in the applicable prospectus supplement, taken together, will summarize all material terms of the depositary shares. However, because such description will only be a summary, it will not contain all information that you may find useful. For further information about the depositary shares, you should read the form of deposit agreement and form of depositary receipts relating to each series of the preferred stock, which will be in the form filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part.

      Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will be issued evidencing only whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

      Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

      The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

      In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

      The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

      If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

      After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

      Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

      Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby is entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder, upon his or her order, a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement

      The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days’ prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

      We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

      The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal is to take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

      The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

      The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and, if shares of a series of preferred stock are redeemable, the depositary also will act as redemption agent for the corresponding depositary receipts.

Terms of Our Existing Preferred Stock

General

      We have issued and outstanding shares of the series D preferred stock, the series E preferred stock and the zero coupon convertible preferred stock.

      The description of the terms of our existing classes and series of preferred stock included in this prospectus summarizes all material terms of our existing classes and series of preferred stock. However, because such description is only a summary, it will not contain all information that you may find useful. For further information about our existing classes and series of preferred stock, you should read the provisions of our certificate of incorporation, by-laws and the certificate of designation relating to a specific series of the preferred stock, which will be in the form filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part. Also see “Relevant Provisions of Our Certificate of Incorporation, Our By-Laws and Delaware Law” below.

Series D Preferred Stock

      The series D preferred stock ranks equally with the series E preferred stock and the zero coupon convertible preferred stock in all respects. Shares of our series D preferred stock have a liquidation preference of $1,000 per share. Dividends on the series D preferred stock accrue at an annual rate of 13% of the liquidation preference, are cumulative from the date of issuance and are payable quarterly in cash. The series D preferred stock is mandatorily redeemable on July 15, 2009 at the liquidation preference plus accrued and unpaid dividends. We may choose to redeem some or all of the preferred stock at specified redemption prices. We also may choose to exchange the series D preferred stock, in whole but not in part, into subordinated debentures.

Series E Preferred Stock

      The series E preferred stock ranks equally with the series D preferred stock and the zero coupon convertible preferred stock in all respects. Shares of our series E exchangeable preferred stock have a liquidation preference of $1,000 per share. Dividends on the series E preferred stock accrue at an annual rate of 11.125% of the liquidation preference, are cumulative from the date of issuance and are payable quarterly in cash. The series E preferred stock is mandatorily redeemable on February 15, 2010 at the liquidation preference plus accrued and unpaid dividends. We may choose to redeem some or all of the preferred stock at specified redemption prices. We also may choose to exchange the series E preferred stock, in whole but not in part, into subordinated debentures.

Zero Coupon Convertible Preferred Stock Due 2013

      The zero coupon convertible preferred stock ranks equally with the series D preferred stock and the series E preferred stock in all respects. Shares of our zero coupon convertible preferred stock have a liquidation preference of $1,000 per share at maturity. The zero coupon convertible preferred stock had an initial liquidation preference of $253.675 per share. No dividends will be payable with respect to the zero coupon convertible preferred stock; however, the liquidation preference will accrete from the issuance date at an annual rate of 9.25% compounded quarterly. The zero coupon convertible preferred stock is convertible at the option of the holders prior to redemption or maturity into our class A common stock at a conversion rate of 19.4882 shares of our class A common stock for each share of zero coupon convertible preferred stock, subject to adjustment upon the occurrence of specified events. We may choose to redeem some or all of the preferred stock starting December 23, 2005, and the preferred stock may be tendered by the holders for acquisition by us on December 23, 2005 and 2008. The zero coupon convertible preferred stock is mandatorily redeemable on December 23, 2013 at the fully accreted liquidation preference of $1,000 per share. We may elect, subject to the satisfaction of specified requirements, to pay any redemption or tender price with our common stock.

Common Stock

      Our certificate of incorporation authorizes the issuance of 2,160,000,000 shares of common stock, par value $0.001 per share, of which 2,060,000,000 shares have been designated as class A common stock, referred to as the common stock, and 100,000,000 shares have been designated as class B nonvoting common stock, referred to as the nonvoting common stock.

      We may issue, from time to time, shares of our common stock and nonvoting common stock, the general terms and provisions of which are summarized below. The description of the terms of our common stock and nonvoting common stock included in this prospectus and in the applicable prospectus supplement, taken together, will summarize all material terms of the common stock. However, because such description will only be a summary, it will not contain all information that you may find useful. For further information about the common stock and nonvoting common stock, you should read the provisions of our certificate of incorporation and by-laws relating to the common stock, which will be in the form filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part. Also see “Relevant Provisions of Our Certificate of Incorporation, Our By-laws and Delaware Law” below.

Voting

      Except with respect to matters as to which shares of a class or series of preferred stock vote separately as a class, the holders of the common stock are entitled to one vote per share on all matters to be voted on by our stockholders. The holders of the nonvoting common stock have no right to vote on any matters to be voted on by the stockholders, except as follows and as otherwise required by law. The holders of the nonvoting common stock do have the right to vote as a separate class, with each share having one vote, on:

•	any merger, consolidation, reorganization or reclassification of our company or our shares of capital stock;

•	any amendment to our certificate of incorporation; or

•	any liquidation, dissolution or winding up of our company;

(each of these events being a “Class B Fundamental Change”) in which shares of the nonvoting common stock would be treated differently than shares of the common stock, other than a Class B Fundamental Change in which the only difference in the treatment is that the holders of the common stock would be entitled to receive equity securities with full voting rights and the holders of the nonvoting common stock would be entitled to receive equity securities which have voting rights substantially identical to the voting rights of the nonvoting common stock and are convertible in connection with any Voting Conversion Event, as defined below, on a share for share basis, into the voting securities to which the holders of the common stock are entitled. Our certificate of incorporation does not provide for cumulative voting in the election of directors.

Dividends

      Subject to the declaration and payment of dividends on our preferred stock at the time outstanding, to the extent of any preference to which that preferred stock is entitled, and after the provision for any sinking or purchase fund or funds for any series of the preferred stock has been complied with, our board of directors may declare and pay dividends on the common stock and the nonvoting common stock, payable in cash or other consideration, out of funds legally available. If dividends are declared on the common stock that are payable in shares of common stock, then dividends payable at the same rate in shares of nonvoting common stock must be declared on any outstanding shares of nonvoting common stock.

      We have not paid any cash dividends on our common stock and do not plan to pay any cash dividends on our common stock for the foreseeable future.

Liquidation, Subdivision or Combination

      In the event of any liquidation, dissolution or winding up of our company or upon the distribution of our assets, all assets and funds remaining after payment in full of our debts and liabilities, and after the payment to the holders of the then outstanding preferred stock of the full preferential amounts to which they are entitled, would be divided and distributed among the holders of the common stock and nonvoting common stock ratably. In no event will either common stock or nonvoting common stock be split, divided or combined unless the other is proportionately split, divided or combined.

Convertibility of Nonvoting Common Stock into Common Stock

      Upon the actual or expected occurrence of any Voting Conversion Event, as defined below, each share of nonvoting common stock which is being or has been distributed, disposed of or sold, or is expected to be distributed, disposed of or sold, in connection with that Voting Conversion Event will be convertible at the option of the holder into one fully paid and nonassessable share of common stock. If any shares of nonvoting common stock are converted into shares of common stock in connection with a Voting Conversion Event, however, and any of those shares of common stock are not actually distributed, disposed of or sold according to the Voting Conversion Event, those shares of common stock that are not distributed, disposed of or sold will be promptly converted back into the same number of shares of nonvoting common stock.

      A “Voting Conversion Event” means:

•	any public offering or public sale of our securities, including a public offering registered under the Securities Act of 1933 and a public sale under Rule 144 of the Securities and Exchange Commission or any similar rule then in force;

•	any sale of securities to a person or group of persons, within the meaning of the Securities Exchange Act of 1934, if, after that sale, that person or group of persons would in the aggregate own or control securities that possess in the aggregate the ordinary voting power to elect a majority of our board of directors, provided that the sale has been approved by our board of directors or any authorized committee;

•	any sale of securities to a person or group of persons, within the meaning of the Securities Exchange Act of 1934, if, after that sale, that person or group of persons in the aggregate would own or control securities, excluding any nonvoting common stock being converted and disposed of in connection with the Voting Conversion Event, that possess in the aggregate the ordinary voting power to elect a majority of our board of directors;

•	any sale of securities to a person or group of persons, within the meaning of the Securities Exchange Act of 1934, if, after that sale, that person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent of the outstanding securities of any class of our voting securities; and

•	any distribution, disposition or sale of any of our securities to a person or group of persons, within the meaning of the Securities Exchange Act of 1934, in connection with a merger, consolidation or similar transaction if, after that transaction, that person or group of persons will own or control securities that constitute in the aggregate the ordinary voting power to elect a majority of the surviving corporation’s directors, provided that the transaction has been approved by our board of directors or any authorized committee.

Transfer Agent and Registrar

      EquiServe Trust Company, N.A. acts as transfer agent and registrar for the common stock.

Relevant Provisions of Our Certificate of Incorporation, Our By-Laws and Delaware Law

      Our certificate of incorporation and our by-laws contain provisions that could make more difficult the acquisition of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage specific types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with us. Although these provisions may have the effect of delaying, deferring or preventing a change in control of our company, we believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms. The description below is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation and our by-laws.

Board of Directors

      Our certificate of incorporation provides that our board of directors is divided into three classes of directors, with each class having a number of directors as nearly equal as possible and with the term of each class expiring in a different year. Our by-laws provide that our board of directors will consist of one or more members, and that the number of directors will be determined by resolution of our board of directors or by the stockholders at their annual meeting or a special meeting. We are a party to an agreement with one of our stockholders that entitles the stockholder to name specified nominees to be elected to our board of directors. As of May 30, 2003, our board of directors consists of ten directors. Subject to any rights of holders of preferred stock, a majority of our board of directors then in office has the sole authority to fill any vacancies on our board of directors. Under Delaware law, stockholders may remove members of a classified board only for cause.

Stockholder Actions and Special Meetings

      Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and prohibits stockholder action by written consent instead of a meeting. Our by-laws provide that, subject to the rights of holders of any series of preferred stock, special meetings of stockholders may be called only by our president, at the request of a majority of our board of directors or at the request of stockholders owning a majority of our entire capital stock issued and outstanding and entitled to vote.

Anti-Takeover Statute

      Section 203 of the Delaware General Corporation Law is applicable to corporate takeovers. Subject to specified exceptions listed in this statute, Section 203 of the Delaware General Corporation Law provides that a corporation may not engage in any business combination with any “interested stockholder” for a three-year period following the date that the stockholder becomes an interested stockholder unless:

•	before that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding specified shares; or

•	on or after that date, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

      Except as specified in Section 203 of the Delaware General Corporation Law, an interested stockholder is defined to include any person that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation;

•	an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately before the relevant date; and

•	the affiliate and associate of the above.

      Under specific circumstances, Section 203 of the Delaware General Corporation Law makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or by-laws, elect not to be governed by this section, effective twelve months after adoption. Our certificate of incorporation and by-laws do not exclude us from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors, since the stockholder approval requirement would be avoided if a majority of our directors then in office approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Additional Authorized Shares of Capital Stock

      The additional shares of authorized common stock and preferred stock available for issuance under our certificate of incorporation could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

DESCRIPTION OF WARRANTS

      We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus.

      The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as “warrant agreements,” including the forms of certificates representing the warrants, which we refer to collectively as “warrant certificates,” and reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, will be filed as exhibits to the registration statement of which this prospectus forms a part or as exhibits to documents which will be incorporated by reference in this prospectus.

      The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superceded by that prospectus supplement.

      The description of the terms of our warrants, warrant agreements and warrant certificates included in this prospectus and in the applicable prospectus supplement, taken together, will summarize all material terms of the warrants, warrant agreements and warrant certificates. However, because such description will only be a summary, it will not contain all information that you may find useful. For further information, you should read the warrant agreements and the warrant certificates, which will be in the form filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part.

General

      The prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered as well as the related warrant agreement and warrant certificates, including the following, where applicable:

•	the principal amount of, or the number of securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

•	the designation and terms of the securities, if other than common stock, purchasable upon exercise thereof and of any securities, if other than common stock, with which the warrants are issued;

•	the procedures and conditions relating to the exercise of the warrants;

•	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

•	the offering price, if any, of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	a discussion of any special United States federal income tax considerations applicable to the exercise of the warrants;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	call provisions, if any, of the warrants;

•	antidilution provisions, if any, of the warrants; and

•	any other material terms of the warrants.

Exercise of Warrants

      Each warrant will entitle the holder to purchase for cash that principal amount of or number of securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

      Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

•	in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

•	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Exchange of Warrant Certificates

      Warrant certificates will be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

DESCRIPTION OF TRUST PREFERRED SECURITIES AND RELATED GUARANTEES

      We may offer one or more series of trust preferred securities either separately or together with, or upon the conversion of or in exchange for, other securities. The trust preferred securities will be issued by one of the Nextel Capital Trusts under the terms of an amended and restated trust agreement, referred to as the amended trust agreement. Each amended trust agreement will be qualified as an indenture under the Trust Indenture Act. The property trustee of each trust will act as trustee for the trust preferred securities under each amended trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. Each trust may issue only one series of trust preferred securities and one series of trust common securities. All of the trust common securities of each trust will be owned directly or indirectly by us. We will enter into a guarantee with respect to each series of trust preferred securities under which we will irrevocably and unconditionally agree to make certain payments to the holders of that series of trust preferred securities, subject to applicable subordination provisions, except that the guarantee will only apply when the trust has sufficient funds legally and immediately available to make those payments but has not made them.

      The proceeds from the sale of a series of trust preferred securities and any trust common securities will be used by the trust to purchase a specific series of our junior subordinated debt securities. The payment terms of the junior subordinated debt securities will mirror the terms of that series of trust preferred securities. Each series of junior subordinated debt securities will be issued under our subordinated debt securities indenture. If we issue junior subordinated debt securities, the features of the junior subordinated debt securities will be described in the applicable prospectus supplement. Except as described in an applicable prospectus supplement, the features of the junior subordinated debt securities will include the terms summarized below under “— Description of Certain Terms of Junior Subordinated Debt Securities to be Issued to the Trusts.”

      The series of junior subordinated debt securities purchased with the proceeds from the sale of a series of trust preferred securities and trust common securities by a trust, along with its rights under the amended trust agreement and other agreements described in this section, will be the sole assets of the trust, and our payments under the series of junior subordinated debt securities and the agreement as to expenses and liabilities between us and the trust will be the sole revenue of the trust. If we fail to make a payment on the series of junior subordinated debt securities issued to the property trustee, the trust will not have sufficient funds to make related payments, including distributions, on the series of trust preferred securities.

      Our guarantee, when taken together with our obligations under the junior subordinated debt securities, the related indenture and the amended trust agreement, will provide a full and unconditional guarantee on a subordinated basis by us of payments due on the trust preferred securities.

      This section summarizes selected provisions of the amended trust agreement, the trust preferred securities and the related guarantees that we may offer. The applicable prospectus supplement relating to any particular trust preferred securities will describe the specific terms of that series, which may be in addition to or different from the general terms summarized in this section. If any particular terms of the trust preferred securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. The description of the terms of our amended trust agreement, trust preferred securities and related guarantees included in this prospectus and in the applicable prospectus supplement, taken together, will summarize all material terms of the amended trust agreement, trust preferred securities and related guarantees. However, because such description will only be a summary, it will not contain all information that you may find useful. For further information, you should read the amended trust agreement, guarantee agreement, subordinated debt securities indenture, agreement as to expenses and liabilities and certificate evidencing the trust preferred securities, which will be in the form filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part. To obtain a copy of these documents, see “Where You Can Find More Information” in this prospectus. When we refer to “Nextel,” “we,” “us” or “our” in this section or when we otherwise refer to ourselves in this section, we mean Nextel Communications, Inc., excluding, unless otherwise expressly stated or the context requires, our subsidiaries. References to “trust securities” below include trust preferred securities and trust common securities (all of which trust common securities, with respect to any trust, will be directly or indirectly owned by us), collectively.

General

      The applicable prospectus supplement relating to any series of trust preferred securities will describe the terms of the trust preferred securities, including, where applicable, the following:

•	the title of the trust preferred securities;

•	the liquidation amount and number of trust preferred securities issued;

•	any limit on the aggregate liquidation amount of the trust preferred securities;

•	whether the trust preferred securities may be represented initially by a trust preferred security in temporary or permanent global form and, if so, the initial depositary with respect to the temporary or permanent global debt security and whether (and the circumstances under which) beneficial owners of interests in any temporary or permanent global debt security may exchange those interests for trust preferred securities of like tenor and of any authorized form and denomination;

•	the price or prices at which the trust preferred securities will be issued;

•	the annual distribution rate or rates on the trust preferred securities or the method or methods, if any, used to calculate those rates, the payment date or dates and the record dates used to determine the holders who are to receive distributions;

•	the date or dates from which distributions on the trust preferred securities will be cumulative or the method or methods, if any, used to determine those dates;

•	the person to whom any distributions will be payable on any trust preferred securities, if other than the person in whose name the security is registered at the close of business on the regular record dates for such distributions;

•	the place or places where and the manner in which the distributions of and payments in redemption of the trust preferred securities will be payable, where the trust preferred securities of the series may be presented for transfer and, if applicable, conversion or exchange, and where notices and demands in respect of the trust preferred securities may be served on us;

•	the period or periods within which, the price or prices at which, and the terms and conditions upon which, the trust preferred securities may be redeemed, in whole or in part, at our option;

•	whether the trust preferred securities are convertible or exchangeable into our common stock or other securities and, if so, the terms and conditions upon which the conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

•	the terms and conditions, if any, upon which the junior subordinated debt securities issued to the trust and the related guarantee may be distributed to holders of those trust preferred securities and trust common securities;

•	any securities exchange on which the trust preferred securities will be listed; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

      The interest rate and interest and other payment dates of each series of junior subordinated debt securities issued to a trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the trust preferred securities of that trust. Holders of trust preferred securities will have no preemptive or similar rights.

Distributions

      Distributions on the trust preferred securities will be made on the dates payable to the extent that the trust has funds available for the payment of distributions in the trust’s property account. The trust’s funds available for distribution to the holders of the trust securities will be limited to payments received from us on the junior subordinated debt securities issued to the trust in connection with the issuance of the trust preferred securities. We will guarantee the payment of distributions out of monies held by the trust to the extent described below under “— Description of the Guarantees.”

      Distributions on the trust preferred securities will be payable to the holders named on the securities register of the trust at the close of business on the relevant record dates, which, as long as the trust preferred securities remain in book-entry only form, will be one business day prior to the relevant payment dates. Distributions will be paid through the property trustee who will hold amounts received in respect of the junior subordinated debt securities issued to the trust in the property account for the benefit of the holders of the trust securities. In the event that the trust preferred securities do not continue to remain in book-entry form only, the administrative trustees will have the right to select relevant record dates, which will be at least 15 days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the trust preferred securities is not a business day, then payment of the distributions payable on that date will be made on the next succeeding day which is a business day and without any interest or other payment in respect of that delay, except that, if that business day is in the next succeeding calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the payment date.

Deferral of Distributions

      To the extent provided in the applicable prospectus supplement relating to any junior subordinated debt securities issued to a trust, we will have the right under the terms of the junior subordinated debt securities to defer payments of interest on the junior subordinated debt securities by extending the interest payment period from time to time on the junior subordinated debt securities. As a consequence of our extension of the interest payment period on the junior subordinated debt securities held by a trust, distributions on the trust preferred securities would be deferred during any such extended interest payment period. The trust will give the holders of the trust preferred securities notice of an extension period upon their receipt of notice from us. If distributions are deferred, the deferred distributions and accrued interest will be paid to holders of record of the trust preferred securities as they appear on the books and records of the trust on the record date next following the termination of the deferral period. During the period in which distributions on trust preferred securities are deferred, additional distributions will accumulate on those trust preferred securities at a rate stated in the applicable prospectus supplement. Also, the terms of any junior subordinated debt securities issued to a trust, including the right to defer payments of interest, will be described in the applicable prospectus supplement.

Redemption

      The trust preferred securities will be redeemed upon the maturity of the junior subordinated debt securities issued to the trust or to the extent the junior subordinated debt securities are redeemed prior to maturity. The junior subordinated debt securities will mature on the date specified in the applicable prospectus supplement. The junior subordinated debt securities may be redeemed at our option, to the extent specified in the applicable prospectus supplement, and also may be redeemed at any time, in whole although not in part, upon the occurrence of a tax event or an investment company event as described below under “— Special Event Redemption.”

      Upon maturity of the junior subordinated debt securities issued to the trust, the proceeds of their repayment simultaneously will be applied to redeem all outstanding trust preferred securities at the redemption price. Upon the redemption of the junior subordinated debt securities, the trust will use the cash it receives upon redemption to redeem trust securities having an aggregate principal amount equal to the aggregate principal amount of the junior subordinated debt securities so redeemed at the redemption price. Before such redemption, holders of trust securities will be given not less than 30 nor more than 60 days’ notice. In the event that fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately.

Special Event Redemption

      Upon the occurrence of a tax event or an investment company act event, we will have the option to redeem the junior subordinated debt securities in whole but not in part (and thus cause the redemption of the trust preferred securities).

      A tax event means that the trust has received an opinion of tax counsel to the effect that, as a result of any amendment to, change or announced prospective change in, the laws or regulations of the United States or any of its political subdivisions or taxing authorities, or any official administrative written decision or pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the issue date, there is more than an insubstantial risk that:

•	the trust is or will, within 90 days of the date of such opinion, be subject to United States federal income tax with respect to income accrued or received on the junior subordinated debt securities issued to a trust;

•	interest payable to the trust on the junior subordinated debt securities is not or will not, within 90 days of the date of such opinion, be deductible, in whole or in part, by us for United States federal income tax purposes; or

•	the trust is or will, within 90 days of the date of such opinion, be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

      An investment company event means that the trust has received an opinion of counsel to the effect that, as a result of an amendment to or change in the applicable laws or regulations, or written change in interpretation or application of these laws or regulations by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an investment company required to be registered under the Investment Company Act of 1940.

Redemption Procedures

      A trust may not redeem fewer than all of the outstanding trust securities unless all accumulated and unpaid distributions have been paid on all trust securities for all distribution periods terminating on or prior to the date of redemption. If fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately.

      If (a) a trust gives a notice of redemption of trust securities and (b) we have paid to the property trustee a sufficient amount of cash in connection with the related redemption or maturity of the junior subordinated debt securities issued to the trust, then on or before the redemption date, the property trustee will deposit with the paying agent funds sufficient to pay the applicable redemption price. Upon surrender of the trust securities to the paying agent, the holders of the trust securities will be paid the applicable redemption price plus accumulated distributions to the redemption date.

      Once notice of redemption is given, distributions will cease to accumulate and all rights of holders of trust preferred securities called for redemption will cease, except the right of the holders to receive the redemption price plus any accumulated and unpaid distributions. If any redemption date is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay. However, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day.

      We or our subsidiaries may, at any time, and from time to time, purchase outstanding trust securities by tender, in the open market or by private agreement.

Dissolution

      Each amended trust agreement will state that the trust will be dissolved upon the first to occur of any of the following events:

•	the automatic dissolution of the trust at the expiration of its term;

•	our bankruptcy or the filing of a certificate of dissolution or its equivalent with respect to us;

•	the delivery to the property trustee by us at any time of our written election to dissolve the trust and direction to the property trustee to distribute the junior subordinated debt securities to securityholders;

•	payment at maturity or redemption of all of the junior subordinated debt securities and the consequent payment of the trust securities;

•	entry of a court order for the dissolution of the trust; or

•	if prior to the issuance of the trust securities, when we and the administrative trustees have elected in writing to dissolve the trust.

      In the event of a dissolution, after the trust pays all amounts owed to creditors as provided by applicable law, the holders of the trust securities will be entitled to receive, depending on the circumstances of the dissolution, either:

•	junior subordinated debt securities issued to the trust in connection with the issuance of the trust preferred securities in a total principal amount equal to the total liquidation amount of the trust securities; or

•	cash equal to the total liquidation amount of each trust security specified in the applicable prospectus supplement, plus accumulated and unpaid distributions to the date of payment.

      If the trust cannot pay the full amount due on its trust securities because insufficient assets are available for payment, then the amounts payable by the trust on its trust securities will be paid proportionately. However, if an event of default under the related subordinated debt securities indenture occurs, the total amounts due on the trust preferred securities will be paid before any distribution on the trust common securities.

      We will have the right at any time to dissolve a trust and, after satisfaction of the liabilities of creditors of the trust, if any, cause the distribution of subordinated debt securities issued to the trust to the holders of the trust securities in a total stated principal amount equal to the total stated liquidation amount of the trust securities then outstanding. This right is optional and wholly within our discretion.

Trust Events of Default

      Unless otherwise specified with respect to a series of trust preferred securities, under each amended trust agreement, the following events will constitute a trust event of default with respect to any series of trust preferred securities:

•	the occurrence of an event of default under the subordinated debt securities indenture (see “Description of Debt Securities — Events of Default”);

•	default by the trust in the payment when due of any distribution with respect to that series of trust preferred securities, and continuation of the default for a period of 30 days; or

•	default by the trust when due in the payment of the redemption price of that series of trust preferred securities.

      Upon the occurrence of a trust event of default, the property trustee will have the right under the subordinated debt securities indenture to declare the principal of, interest on and premium, if any, on the junior subordinated debt securities issued to the trust to be immediately due and payable.

      If a property trustee fails to enforce its rights under the amended trust agreement or the subordinated debt securities indenture to the fullest extent permitted by law and, subject to the terms of the amended trust agreement and the subordinated debt securities indenture, any holder of trust securities may sue us, or seek other remedies, to enforce the property trustee’s rights under the amended trust agreement or the subordinated debt securities indenture without first instituting a legal proceeding against the property trustee or any other person. If a trust event of default occurs and is continuing as a result of our failure to pay the principal of, interest on or premium, if any, on the junior subordinated debt securities issued to the trust when payable, then a holder of the trust preferred securities may directly sue us or seek other remedies to collect its proportionate share of payments owed.

Merger, Consolidation and Sale of Assets

      A trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity (each, a merger event), except as described above under “— Dissolution,” or as described in the applicable prospectus supplement. A trust may, at our request and with the consent of a majority of its administrative trustees (but without the consent of the holders of its trust securities, the Delaware trustee or the property trustee), consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties or assets substantially as an entirety to, another trust, provided that:

•	the successor entity either (a) assumes all of the obligations of the trust relating to its trust securities or (b) substitutes other securities for the trust preferred securities that are substantially similar to the trust preferred securities, so long as the successor securities rank the same as the trust preferred securities for distributions and payments;

•	we appoint a trustee of the successor entity who has the same powers and duties as the property trustee of the trust, as the holder of the junior subordinated debt securities issued to the trust;

•	the trust preferred securities are listed, or any successor securities will be listed upon notice of issuance, on the same securities exchange or other organization that the trust preferred securities are then listed;

•	the merger event does not cause the trust preferred securities or successor securities to be downgraded by any nationally recognized rating agency;

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities or successor securities in any material way, other than with respect to any dilution of the holders’ interest in the new entity;

•	the successor entity has a purpose substantially identical to that of the trust;

•	prior to the merger event, we have received an opinion of counsel stating that (a) the merger event does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities or any successor securities in any material way, other than with respect to any dilution of the holders’ interest in the new entity and (b) following the merger event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

•	we guarantee the obligations of the successor entity under the successor securities in the same manner as in the guarantee.

      In addition, unless all of the holders of the trust preferred securities and trust common securities approve otherwise, the trust will not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties or assets substantially as an entirety to, any other entity or permit any other entity to consolidate, merge with or into, or replace it, if, in the opinion of counsel, the transaction would cause the trust or the successor entity to be classified other than as a grantor trust for United States federal income tax purposes.

Amendment of Amended Trust Agreement

      The amended trust agreement may be amended from time to time by us and the trustees with the consent of the holders of not less than a majority of the aggregate liquidation amount of the affected trust preferred securities then outstanding and upon receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect the trust’s status as a grantor trust for United States federal income tax purposes or the trust’s exemption under the Investment Company Act.

      The amended trust agreement may be amended from time to time by us and the trustees, without the consent of the holders of the trust preferred securities, to:

•	cure any ambiguity, defect or inconsistency or add to our covenants, restrictions or other obligations;

•	ensure the applicable trust’s classification as a grantor trust for United States federal income tax purposes and conform to any change in the Investment Company Act, the Trust Indenture Act or the rules and regulations under either law, so long as the amendment does not adversely affect in any material respect the interests of any holder of trust preferred securities; and

•	modify, eliminate or add to any provisions of an amended trust agreement to the extent necessary to ensure that the applicable trust will not be required to register as an investment company under the Investment Company Act, so long as the amendment does not adversely affect in any material respect the interests of any holder of trust preferred securities.

      Notwithstanding the foregoing, without the consent of each affected holder of trust securities, the amended trust agreement may not be amended to:

•	change the amount or timing of any distribution of the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities on a specified date;

•	restrict the right of a holder of trust securities to institute suit for the enforcement of payment of the distribution on or after the specified date; or

•	change the consent required to amend the amended trust agreement.

Voting Rights

      The holders of trust securities have no voting rights except as discussed under “— Merger, Consolidation and Sale of Assets” above and “— Description of the Guarantees” below and as otherwise required by law and the amended trust agreement.

      The holders of a majority of the total liquidation amount of the trust preferred securities have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

•	direct the exercise of any trust or power conferred upon the property trustee under the amended trust agreement, including the right to direct the property trustee, as the holder of the junior subordinated debt securities issued to the trust, to

—	exercise the remedies available under the subordinated debt securities indenture with respect to the junior subordinated debt securities;

—	consent to any amendment or modification of the subordinated debt securities indenture if consent is required with respect to the junior subordinated debt securities; or

—	waive any past event of default under the subordinated debt securities indenture that is waivable.

Before taking any of the foregoing actions, the property trustee must obtain an opinion of counsel stating that, as a result of that action, the trust will continue to be classified as a grantor trust for United States federal income tax purposes.

      If a vote by the holders of trust preferred securities is taken or a consent is obtained, any trust preferred securities owned by us or our affiliates will, for purposes of the vote or consent, be treated as if they were not outstanding, which will have the following consequences:

•	we and our affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of trust preferred securities; and

•	any trust preferred securities owned by us or our affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained.

Information Concerning the Property Trustee

      The property trustee and/or one or more of its affiliates may be a lender under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates. The property trustee will be permitted to engage in other transactions with us and/or our subsidiaries and affiliates; however, if the property trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

      The property trustee, other than during the occurrence and continuance of a trust event of default, undertakes to perform only the duties that are specifically described in the amended trust agreement and, upon a trust event of default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of its own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers given it by the applicable amended trust agreement at the request of any holder of trust preferred securities unless it is offered security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that it might incur.

Applicable Law

      The amended trust agreements and the trust preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

Miscellaneous

      At or prior to the time that any of the trusts issues trust preferred securities, three administrative trustees will be appointed for such trust. The administrative trustees may be officers or employees of ours or entities affiliated with us. The administrative trustees will be authorized and directed to conduct the affairs of and, among other things, to operate the trust in a way that, (a) will not cause it to be deemed to be an investment company required to be registered under the Investment Company Act; or (b) will cause it to be classified as a grantor trust for United States federal income tax purposes; and will cause the junior subordinated debt securities it holds to be treated as our indebtedness for United States federal income tax purposes.

      The administrative trustees will be authorized to take any action, so long as it is consistent with applicable law, the certificate of trust and the amended trust agreement, that they determine to be necessary or desirable for those purposes.

Description of the Guarantees

      We will execute a guarantee for the benefit of the holders of each series of trust preferred securities. Each guarantee will be qualified as an indenture under the Trust Indenture Act. The applicable prospectus supplement with respect to the trust preferred securities will identify the guarantee trustee. The terms of the guarantee will be those set forth in the guarantee and those made part of the guarantee by the Trust Indenture Act. The guarantee trustee will hold each guarantee for the benefit of the holders of the trust preferred securities to which it relates.

General

      We will irrevocably and unconditionally agree under each guarantee to pay the guarantee payments that are set forth below, to the extent specified in that guarantee, to the holders of the trust preferred securities to which the guarantee relates, to the extent that the guarantee payments are not paid by or on behalf of the related trust. We are required to pay the guarantee payments to the extent specified in the relevant guarantee regardless of any defense, right of set-off or counterclaim that we may have or may assert against any person.

      The following payments and distributions on the trust preferred securities of a trust are guarantee payments:

•	any accrued and unpaid distributions required to be paid on the trust preferred securities of the trust, but only to the extent that the trust has funds legally and immediately available for those distributions;

•	the redemption price for any trust preferred securities that the trust calls for redemption, including all accrued and unpaid distributions to the redemption date, but only to the extent that the trust has funds legally and immediately available for the payment; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of junior subordinated debt securities to the holders of trust securities of the trust or the redemption of all the trust preferred securities of the trust, the lesser of:

—	the sum of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities of the trust to the payment date, to the extent that the trust has funds legally and immediately available for the payment; and

—	the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities of the trust in liquidation of the trust.

      We may satisfy our obligation to make a guarantee payment by making that payment directly to the holders of the related trust preferred securities or by causing the trust to make the payment to those holders.

      Each guarantee will be a full and unconditional guarantee, subject to certain subordination provisions of the guarantee payments, with respect to the related trust preferred securities from the time of issuance of those trust preferred securities, except that the guarantee will only apply to the payment of distributions and other payments on the trust preferred securities when the trust has sufficient funds legally and immediately available to make those distributions or other payments.

      If we do not make the required payments on the junior subordinated debt securities that the property trustee holds under a trust, that trust will not make the related payments on its trust preferred securities.

Subordination

      Our obligations under each guarantee will be unsecured obligations of ours. Those obligations will rank subordinate and junior in right of payment to all of our other liabilities and senior to our common stock. The applicable prospectus supplement will describe the ranking of our obligations under each guarantee in relation to all series of preferred stock then outstanding and in relation to any class or series of preferred stock that may be issued in the future.

      Each guarantee will be a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us, as guarantor, to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity.

      The terms of the trust preferred securities will provide that each holder of the trust preferred securities, by accepting those trust preferred securities, agrees to the subordination provisions and other terms of the related guarantee.

Amendments and Assignment

      We may amend the guarantee without the consent of any holder of the trust preferred securities to which the guarantee relates if the amendment does not materially adversely affect the rights of those holders. We may otherwise amend the guarantee with the approval of the holders of at least a majority in liquidation amount of the trust preferred securities to which the guarantee relates. No amendment of a guarantee that affects the rights, duties or immunities of the guarantee trustee will be binding on it without its prior written consent to the amendment. Except as otherwise set forth in an applicable prospectus supplement, we may assign our obligations under the guarantee only in connection with a merger, consolidation or sale of assets permitted under the subordinated debt securities indenture. All guarantees and agreements contained in each guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the guarantee trustee, any successor trustee and the holders of the related trust preferred securities then outstanding.

Termination

      The guarantee will terminate and be of no further effect when:

•	the redemption price of the trust preferred securities to which it relates is fully paid;

•	we distribute the related junior subordinated debt securities to the holders of those trust preferred securities; or

•	the amounts payable upon liquidation of the related trust are fully paid.

      Each guarantee will remain in effect or will be reinstated if at any time any holder of the related trust preferred securities must restore payment of any sums paid to that holder with respect to those trust preferred securities or under that guarantee.

Events of Default

      An event of default will occur under any guarantee if we fail to perform any of our payment obligations under the guarantee. The holders of a majority in liquidation amount of the trust preferred securities of any series may waive any past event of default and its consequences on behalf of all of the holders of the trust preferred securities of that series. The guarantee trustee is entitled to enforce the guarantee for the benefit of the holders of the trust preferred securities of a series if an event of default occurs under the related guarantee.

      The holders of a majority in liquidation amount of the trust preferred securities to which a guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee with respect to that guarantee or to direct the exercise of any trust or power that the guarantee trustee holds under that guarantee. Any holder of the related trust preferred securities may institute a legal proceeding directly against us to enforce that holder’s rights under the guarantee without first instituting a legal proceeding against the guarantee trustee or any other person or entity.

Information Concerning the Guarantee Trustee

      The guarantee trustee and/or one or more of its affiliates may be a lender under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates. The guarantee trustee will be permitted to engage in other transactions with us and/or our subsidiaries and affiliates; however, if the guarantee trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

      The guarantee trustee will perform only those duties that are specifically set forth in each guarantee unless an event of default under the guarantee known to the guarantee trustee occurs and is continuing. In case an event of default known to the guarantee trustee occurs and is continuing, the guarantee trustee will exercise the same degree of care as a prudent person would exercise in the conduct of its own affairs. Subject to those provisions, the guarantee trustee is under no obligation to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Applicable Law

      The guarantees will be governed by and construed in accordance with the laws of the State of New York.

Agreement as to Expenses and Liabilities

      We will enter into an agreement as to expenses and liabilities in connection with each amended trust agreement which will provide that we will, with certain exceptions, irrevocably and unconditionally guarantee the full payment of any indebtedness, expenses or liabilities of the related trust to each person or entity to whom that trust becomes indebted or liable. The exceptions are the obligations of the trust to pay to the holders of the related trust preferred securities or other similar interests in the trust the amounts due to the holders under the terms of those trust preferred securities or those similar interests.

Description of Certain Terms of Junior Subordinated Debt Securities to be Issued to the Trusts

General

      The junior subordinated debt securities, which each trust that issues trust preferred securities will hold as trust assets, will be issued under the subordinated debt securities indenture relating to that series of junior subordinated debt securities. If we issue junior subordinated debt securities, the features of the junior subordinated debt securities will be described in the applicable prospectus supplement. Except as described in the applicable prospectus supplement, the features of the junior subordinated debt securities will include the terms summarized below.

      Junior subordinated debt securities will be issued in a principal amount equal to the aggregate stated liquidation amount of trust preferred securities plus our investment in trust common securities. The entire principal amount of the junior subordinated debt securities held by each trust will mature and become due and payable, together with any accrued and unpaid interest thereon, on the date set forth in the applicable prospectus supplement.

      If distributed to the holders of trust preferred securities upon dissolution of a trust, junior subordinated debt securities represented by a paper certificate may be presented for exchange or transfer at the office of the relevant registrar. Holders will not have to pay any service charge for any registration of transfer or exchange of their certificates, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Subordination

      The junior subordinated debt securities will rank subordinated and junior in right of payment, to the extent described in the applicable prospectus supplement and as set forth in the subordinated debt securities indenture, to all of our senior indebtedness. The definition of senior indebtedness that applies to the junior subordinated debt securities will be set forth in the applicable prospectus supplement and, except as described in the applicable prospectus supplement, will include all principal, premium, if any, and interest in respect of subordinated debt securities issued under the subordinated debt securities indenture, except for any series of subordinated debt securities that by its terms is subordinated to, or ranks on an equal basis with, the junior subordinated debt securities.

      The subordinated debt securities indenture does not limit the amount of senior indebtedness that we may issue.

Optional Redemption

      Unless otherwise indicated in the applicable prospectus supplement, we will have the right to redeem the junior subordinated debt securities, in whole or in part, from time to time, on or after the applicable redemption date at the applicable redemption price, together with interest, upon not less than 30 days’ nor more than 60 days’ notice.

Deferral of Interest Payments on Junior Subordinated Debt Securities

      We can defer interest payments by extending the interest payment period for the number of consecutive extension periods specified in the applicable prospectus supplement. Other details regarding the extension period will also be specified in the applicable prospectus supplement. No extension period may extend beyond the maturity of the junior subordinated debt securities. Special considerations, including United States federal income tax consequences, applicable to the extension of interest payment dates will be described in the applicable prospectus supplement.

Certain Covenants

      The subordinated debt securities indenture, as it applies to any junior subordinated debt securities, will require us to:

•	maintain 100% direct or indirect ownership of the trust common securities of any trust to which the junior subordinated debt securities have been issued while the junior subordinated debt securities remain outstanding; and

•	pay to any trust to which the junior subordinated debt securities have been issued any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority on that trust, so that the net amounts received and retained by that trust (after paying any taxes, duties, assessments or other governmental charges) will be not less than the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

      If there has occurred any event of default, then we may not:

•	declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; or

•	make any payment of interest, principal or premium on, or repay, repurchase or redeem any, debt securities (including guarantees other than the trust guarantee) issued by us which rank pari passu with or junior to the junior subordinated debt securities.

      The preceding sentence, however, shall not restrict:

•	dividends or distributions paid in shares of common stock or additional shares of preferred stock;

•	dividend or other mandatory payments, including mandatory repurchases, on or in respect of any class or series of our preferred stock that is outstanding at the time of the occurrence of such event of default;

•	payments to a trust holding securities of the same series under a guarantee;

•	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or advisors;

•	the purchase of fractional interests in shares of capital stock pursuant to the conversion or exchange provision of the capital stock or the security being converted or exchanged; or

•	such other dividends, distributions or payments as may be specified in an applicable prospectus supplement.

      The subordinated debt securities indenture will provide that, with respect to any junior subordinated debt securities, we will not consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to another person unless, among other things:

•	either (a) we are the continuing corporation or (b) the successor corporation, if other than us, expressly assumes the obligations evidenced by the junior subordinated debt securities issued pursuant to the subordinated debt securities indenture and our obligations under the trust guarantees; and

•	the transaction is permitted under the relevant amended trust agreement and guarantee and does not give rise to any breach or violation of such trust agreement or guarantee.

Modification of the Subordinated Indenture

      If we and the trustee propose a modification of the subordinated debt securities indenture or the rights of the holders of a series of junior subordinated debt securities that requires the consent of the holders of the series and the modification relates to a series of junior subordinated debt securities held by or on behalf of a Nextel Capital Trust, then:

•	if the consent of a majority in aggregate principal amount of junior subordinated debt securities is required, the modification will not be effective until the holders of a majority in liquidation amount of trust securities issued by the affected trust have consented to the modification; and

•	if the consent of each outstanding junior subordinated debt security is required, the modification will not be effective until each holder of the trust securities of the affected trust has consented to the modification.

However, the holders of the trust common securities can vote to provide the foregoing consent only after all events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated and after the property trustee has obtained an opinion from tax counsel that the corresponding trust will not fail to be classified as a grantor trust for United States federal income tax purposes, as provided in the amended trust agreement.

Additional Events of Default

      In addition to the events of default described under “Description of Debt Securities — Events of Default,” the voluntary or involuntary dissolution, winding up or termination of a Nextel Capital Trust will be an additional event of default regarding any series of junior subordinated debt securities held as trust assets, unless the dissolution, winding up or termination is in connection with:

•	the distribution of junior subordinated debt securities to holders of trust securities in liquidation of a trust;

•	the redemption of all outstanding trust securities of such trust; or

•	certain mergers or consolidations permitted by the amended trust agreement.

      Holders of a majority in principal amount of junior subordinated debt securities of any series or the majority in liquidation amount of the trust preferred securities of a trust or of the trust common securities of a trust may waive any past default with respect to such securities, except a default in payment of principal, premium or interest or a default in a covenant or provision which may not be modified or amended without the consent of each holder of a junior subordinated debt security of the affected series or the affected trust preferred securities or trust common securities. The holders of trust preferred securities in certain circumstances have the right to direct the property trustee to exercise its rights as holder of junior subordinated debt securities.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

      To the extent any action under the subordinated debt securities indenture as it relates to a series of junior subordinated debt securities is entitled to be taken by the holders of at least a specified percentage of junior subordinated debt securities, holders of the corresponding trust preferred securities may take any action if it is not taken by the property trustee of the related Nextel Capital Trust. Notwithstanding the foregoing, if an event of default has occurred and is continuing and is attributable either to:

•	our failure to pay the principal of, premium, if any, on or interest on the junior subordinated debt securities on the due date; or

•	our failure to deliver the required securities or other rights upon an appropriate conversion or exchange right election;

a holder of the related trust preferred securities may institute a legal proceeding directly against us for enforcement of payment to that holder of the principal of or premium, if any, on or interest on the junior subordinated debt securities having a principal amount equal to the liquidation amount of the trust preferred securities held by that holder or for enforcement of such conversion or exchange rights, as the case may be, which is referred to as a direct action. We may not amend the subordinated debt securities indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities outstanding. Notwithstanding any payments made to a holder of trust preferred securities by us in connection with a direct action, we shall remain obligated to pay the principal of and premium, if any, on and interest on the related junior subordinated debt securities, and we shall be subrogated to the rights of the holder of the trust preferred securities with respect to payments on the trust preferred securities to the extent of any payments made by us to that holder in any direct action.

      The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related junior subordinated debt securities unless an event of default has occurred and is continuing under the applicable declaration of trust. See “—Trust Events of Default.”

Relationship Among the Trust Preferred Securities, the Guarantees and the Junior Subordinated Debt Securities Held by the Trust

      We will guarantee payments of distributions and redemption and liquidation payments due on the trust preferred securities to the extent the trust has funds available for the payments and to the extent described under “— Description of the Guarantees.” No single document executed by us in connection with the issuance of the trust preferred securities will provide for our full, irrevocable and unconditional guarantee of the trust preferred securities. It is only the combined operation of our obligations under the guarantee, the amended trust agreement and the subordinated debt securities indenture (as it relates to the junior subordinated debt securities) that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the trust preferred securities.

      As long as we make payments of interest and other payments when due on the junior subordinated debt securities held by the trust, those payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the trust preferred securities issued by the trust, primarily because:

•	the total principal amount of the junior subordinated debt securities will be equal to the sum of the total liquidation amount of the trust securities;

•	the interest rate and interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust securities;

•	we will pay for any and all costs, expenses and liabilities of the trust except its obligations under its trust preferred securities; and

•	each amended trust agreement will provide that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

      If and to the extent that we do not make payments of the junior subordinated debt securities, the trust will not have funds available to make payments of distributions or other amounts due on its trust preferred securities. In those circumstances, holders will not be able to rely upon the guarantee for payment of these amounts. Instead, holders may directly sue us or seek other remedies to collect their proportionate share of payments owed. If holders sue us to collect payment, then we will assume rights as a holder of trust preferred securities under the amended trust agreement to the extent we make a payment to holders in any such legal action.

DESCRIPTION OF PURCHASE CONTRACTS

      We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock or preferred stock or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

      The prospectus supplement will describe, among other things, the material terms of any purchase contracts and of the securities being sold pursuant to such purchase contracts, any special United States federal income tax considerations applicable to the purchase contracts, and any material provisions governing the purchase contracts that differ from those described above. The description of the terms of our purchase contracts included in the applicable prospectus supplement will summarize all material terms of the purchase contracts. However, because such description will only be a summary, it will not contain all information that you may find useful. For further information, you should read the purchase contracts and, if applicable, collateral arrangements and depositary arrangements relating to the purchase contracts, which will be in the form filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part.

DESCRIPTION OF UNITS

      We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

      Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	any special United States federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

      We and, in the case of trust preferred securities, a Nextel Capital Trust may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors through agents or dealers. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We and, in the case of trust preferred securities, a Nextel Capital Trust also reserve the right to sell securities directly to investors on our own or its behalf in those jurisdictions where we are, or it is, authorized to do so.

      The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We and, in the case of trust preferred securities, a Nextel Capital Trust also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us or a Nextel Capital Trust in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.

      If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we or, in the case of trust preferred securities, a Nextel Capital Trust may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

      Any underwriting compensation paid by us or by a Nextel Capital Trust to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters, dealers and agents may be entitled under agreements with us and, in the case of trust preferred securities, a Nextel Capital Trust to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, and to reimbursement by us and, in the case of trust preferred securities, a Nextel Capital Trust for certain expenses.

      Securities offered may be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such securities.

      If so indicated in an applicable prospectus supplement, we and/or a Nextel Capital Trust may authorize dealers acting as our or its agents to solicit offers by institutions to purchase the securities from us or it at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount or offering price of the securities sold pursuant to delayed delivery contracts will not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be entered into include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to approval by us and/or a Nextel Capital Trust.

      The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us and/or a Nextel Capital Trust. Any remarketing firm will be identified and the terms of its agreement, if any, with us and/or a Nextel Capital Trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with us and/or a Nextel Capital Trust to indemnification by us and/or a Nextel Capital Trust against certain liabilities, including liabilities under the Securities Act of 1933.

      If any underwriters are utilized in the sale of securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering their names and a summary of the terms of our agreement with them. In order to facilitate an offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. For example, in connection with an underwritten offering of our common stock, the underwriters may make short sales of shares of our common stock and may purchase our shares on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ overallotment option to purchase additional shares in the offering. The underwriters may close out any covered short position by either exercising their overallotment option (as provided for in the underwriting agreement) or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. Naked short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

      The underwriters may also place stabilizing bids, which means the placing of any bid for the purpose of pegging, fixing or maintaining the price of a security. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of the activities described in this paragraph or in the preceding paragraph could have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities could be higher than the price that might otherwise exist in the open market. The underwriters will not be required to engage in any of the activities described above, and may discontinue any of these activities at any time.

      One or more of the underwriters, dealers or agents, and/or one or more of their respective affiliates, may be a lender under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Our filings are also available on the Securities and Exchange Commission’s website on the Internet at http://www.sec.gov.

      This prospectus constitutes part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission under the Securities Act of 1933. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the Securities and Exchange Commission, at the Public Reference Room maintained by the Securities and Exchange Commission in Washington, D.C.

      Statements contained in this prospectus, in any prospectus supplement or in any document incorporated by reference herein or therein as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to, or incorporated by reference in, the registration statement, each statement being qualified in all respects by such reference.

      We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus, any applicable prospectus supplement or any document we subsequently file with the Securities and Exchange Commission that is incorporated or deemed to be incorporated by reference in this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any applicable prospectus supplement or any document that we subsequently file with the Securities and Exchange Commission that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission:

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003;

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

•	Current Reports on Form 8-K filed on January 8, 2003 and on March 6, 2003;

•	Proxy statement, dated April 24, 2003 and filed with the Securities and Exchange Commission in definitive form on April 25, 2003, with respect to the information required by Items 401 (management), 402 (executive compensation), 403 (securities ownership) and 404 (certain relationships and related transactions) of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934; and

•	The description of the common stock contained in the registration statement on Form 8-A dated January 16, 1992, including the information incorporated by reference into that registration statement from the registration statement on Form S-1, as amended, dated as of January 27, 1992.

      We are also incorporating by reference additional documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering. This additional information is a part of this prospectus from the date of filing of those documents.

      We will make documents incorporated by reference available to you without charge upon your oral or written request. Requests for those documents should be directed to Nextel Communications, Inc., 2001 Edmund Halley Drive, Reston, Virginia 20191, Attention: Investor Relations, Telephone: (703) 433-4300. The information relating to us contained in this prospectus does not purport to be complete and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus and the information included in the applicable prospectus supplement.

LEGAL MATTERS

      Unless otherwise indicated in the applicable prospectus supplement, legal matters with respect to the validity of the securities being offered hereby will be passed upon for us by Dewey Ballantine LLP, New York, New York. Unless otherwise indicated in the applicable prospectus supplement, Morris, James, Hitchens & Williams LLP, Wilmington, Delaware, as special Delaware counsel, will pass on certain matters of Delaware law for us with respect to the trust preferred securities.

EXPERTS

      The consolidated financial statements and financial statement schedules I and II of Nextel Communications, Inc. incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report dated February 20, 2003, March 5, 2003 as to Notes 11, 13 and 15 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards (SFAS) No. 142 “Goodwill and Other Intangible Assets”, SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” as amended by SFAS No. 138 “Accounting for Certain Derivative Instruments and Certain Hedging Activities”, and Staff Accounting Bulletin No. 101 “Revenue Recognition in Financial Statements”), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      With respect to the unaudited interim financial information for the periods ended March 31, 2003 and 2002 which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche

LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

      The consolidated financial statements and financial statement Schedule II of NII Holdings, Inc. and subsidiaries incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report dated March 7, 2003 (which expresses an unqualified opinion and includes explanatory paragraphs referring to NII Holdings, Inc.’s reorganization under Chapter 11 of the United States Bankruptcy Code in 2002, the adoption of AICPA Statement of Position 90-7, “Financial Reporting for Entities in Reorganization Under the Bankruptcy Code,” in 2002, the adoption of Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements,” in 2000, the adoption of Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets,” on January 1, 2002 and the adoption of Emerging Issues Task Force Issue 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables,” on November 1, 2002), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      No dealer, salesperson or other person is authorized to give any information or represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement does not offer to sell or buy any securities in any jurisdiction where it is unlawful. The information in this prospectus supplement is current as of its date.

TABLE OF CONTENTS

Prospectus Supplement

$500,000,000

Nextel Communications, Inc.

6.875% Senior Serial

Redeemable Notes due 2013

PROSPECTUS SUPPLEMENT

Goldman, Sachs & Co.

JPMorgan
Bear, Stearns & Co. Inc.
Banc of America Securities LLC
Credit Suisse First Boston
Lehman Brothers
Morgan Stanley
UBS Investment Bank
Wachovia Securities
Blaylock & Partners, L.P.
Citigroup
Guzman & Company
Legg Mason Wood Walker
Incorporated
Raymond James
Scotia Capital
SG Cowen
The Williams Capital Group, L.P.